Exhibit 4.1

LAMINGTON ROAD DAC,

as Issuer,

and

U.S. Bank National Association,
as Trustee

INDENTURE

Dated as of April 7, 2021

Series A Notes due 2121

Series B Notes due 2121

Profit Participating Notes due 2121

TABLE OF CONTENTS

-i-

-ii-

-iii-

Appendix A	–	Provisions Relating to Initial Notes and Additional Notes

EXHIBIT INDEX

Exhibit A	–	Form of Series A Note
Exhibit B	–	Form of Series B Note
Exhibit C	–	Form of Profit Participating Note
Exhibit D	–	Form of Irish Tax Representation Letter

-iv-

CROSS-REFERENCE TABLE

TIA Section		Indenture Section
310	(a)(1)	7.10
	(a)(2)	7.10
	(a)(3)	7.10
	(a)(4)	7.10
	(b)	7.08; 7.10
311	(a)	7.11
	(b)	7.11
312	(a)	2.08
	(b)	10.03
	(c)	10.03
315	(a)	7.01
	(b)	7.05
	(c)	7.01
	(d)	7.01
316	(a) (last sentence)	10.06
	(b)	6.07
317	(a)(1)	6.08
	(a)(2)	6.09
	(b)	2.05

Note: This Cross-Reference Table shall not, for any purposes, be deemed to be part of this Indenture.

-v-

INDENTURE, dated as of April 7, 2021, between LAMINGTON ROAD DAC, an Irish designated activity company (together with its successors and assigns, the “Issuer”), and U.S. Bank National Association, a national banking association, as Trustee (as defined below).

WITNESSETH:

WHEREAS, Emergent Capital, Inc. (“Emergent”) has caused the Issuer to recapitalize pursuant to Emergent’s plan of reorganization in connection with its voluntary petition for relief under the Chapter 11 Plan (as defined herein) such that all of the Issuer’s currently issued Profit Participating Notes and Promissory Notes are hereby exchanged and are converted into (a) the Series A Notes (as defined below), (b) the Series B Notes (as defined below) and (c) the PPNs (as defined below), which securities will ultimately be exchanged by Emergent for Emergent’s outstanding common stock and certain common stock equivalents, 8.5% Senior Secured Notes due 2021 and 5.0% Senior Unsecured Convertible Notes due 2023 (the “Convertible Notes);

NOW, THEREFORE, in consideration of the mutual agreements and covenants herein contained, each party hereto agrees as follows for the benefit of the other party hereto and for the equal and ratable benefit of the Holders (as defined below) of: (i) the Issuer’s Series A Notes due 2121 issued on the date hereof (the “Initial Series A Notes”); (ii) the Issuer’s Series B Notes due 2121 issued on the date hereof (the “Initial Series B Notes”); (iii) the Issuer’s Profit Participating Notes due 2121 issued on the date hereof (the “Initial PPNs”); and (iv) the Issuer’s Additional Notes (as defined below) issued pursuant to this Indenture from time to time and agrees for the benefit of each party as follows:

ARTICLE I

DEFINITIONS AND INCORPORATION BY REFERENCE

Section 1.01            Definitions.

“Accounting Period” means (i) the annual accounting period of the Issuer, being each period from December 1 to November 30 (inclusive) or as amended by the Issuer from time to time in accordance with applicable law and (ii) any other accounting period in respect of which the Issuer prepares audited financial statements (including, without limitation, its first accounting period).

“Additional Notes” means the Notes of any Series issued under the terms of this Indenture subsequent to the Issue Date.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. A member of the Board of Directors, solely by virtue of such membership, shall not be deemed an Affiliate of the Issuer.

“Annual Profit” means, in relation to any Accounting Period, the taxable profits of the Issuer for that Accounting Period (disregarding for this purpose interest on the PPNs for that Accounting Period (as computed in accordance with Section 2.14(a) and excluding all amounts in respect of the Nominal Profit Amount payable during that Accounting Period and after taking account of any losses from a previous Accounting Period) as computed under Irish taxation principles applicable to the Issuer.

“Available Funds” means, for so long as the Minimum Cash Balance is maintained, any funds held by the Issuer in excess of the Minimum Cash Balance and remaining after any Open Market Repurchases and after payment of any Irish tax liability reasonably determined by the Board to be due and owing by the Issuer.

“Board” means the Board of Directors of the Issuer.

“Board of Directors” means, as to any Person, the board of directors or managers, as applicable, of such Person or any direct or indirect Person controlling such Person (or, if such Person is a partnership, the board of directors or other governing body of the general partner of such Person) or any duly authorized committee thereof.

“Business Day” means a day other than a Saturday, Sunday or other day on which banking institutions are authorized or required by law to close in Dublin, Ireland, New York City, New York, United States of America or the place of payment.

“Calculation Date” means each June 30 and December 31 of each year commencing on June 30, 2023, and if such date otherwise falls on a day that is not a Business Day it will be postponed to the next following Business Day.

“Calculation Period” means each period from and including a Calculation Date to but excluding the next following Calculation Date, the first Calculation Period commencing on and including January 1, 2023.

“Capital Stock” means:

(1)       in the case of a corporation, corporate stock or shares;

(2)       in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3)       in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4)       any other warrant, option, interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Cash Interest” means, with respect to the Series A Notes, the definition of “Cash Interest” set forth in Exhibit A, and with respect to the Series B Notes, the definition of “Cash Interest” set forth in Exhibit B.

“Chapter 11 Plan” means the Debtor Emergent Capital, Inc.’s First Amended Chapter 11 Plan of Reorganization, dated as of November 13, 2020 (as amended, modified or supplemented from time to time), filed by Emergent Capital, Inc. in connection with its voluntary petition for relief under chapter 11 of title 11 of the United States Code, and confirmed by the United States Bankruptcy Court for the District of Delaware in Case Number 20-12602.

“Class D Partnership Units” shall have the meaning ascribed to it in that certain Amended and Restated Agreement of Limited Partnership, dated as of August 16, 2019, by and among White Eagle Asset Portfolio, LP, White Eagle General Partner, LLC, Palomino JV GP Limited, and the limited partners party thereto.

“Code” means the Internal Revenue Code of 1986, as amended.

“Conflicted Transaction” means, with respect to a director of the Board:

(i)                 any transaction contemplated by the Board that presents a conflict of interest between the interests of the Holders of one or more other Series of Notes and the interests of the Holders of the Series of Notes that carry the right to designate such director to the Board; provided, however, that a contemplated transaction shall not be deemed a Conflicted Transaction solely because approval of the transaction will result in the incurrence of Indebtedness that will be senior, structurally senior, or pari passu to the Series of Notes that carry the right to designate the director to the Board so long as no other conflict of interest pursuant to clause (ii) or (iii) below or other restriction on voting shall occur or exist;

(ii)               any transaction contemplated by the Board pursuant to which the Holders of the Series of Notes carrying the right to designate such director to the Board will receive payment in full for the principal of and accrued but unpaid interest on such Series of Notes; provided, however, that such transaction shall not be deemed a Conflicted Transaction if the transaction will result in both the Holders of the Series A Notes and the Holders of the Series B Notes receiving payment in full for the principal of and accrued but unpaid interest on each of the Series A Notes and the Series B Notes, respectively; or

(iii)             any transaction contemplated by the Board that will result in the material modification of the terms of the Series of Notes carrying the right to designate such director to the Issuer’s Board; provided, however, that such transaction shall not be deemed a Conflicted Transaction if both the Holders of the Series A Notes and the Holders of the Series B Notes would be adversely affected by such material modification.

“Conversion Agent” means the party named as such in this Indenture authorized by the Issuer to convert any Notes on behalf of the Issuer (which initially shall be U.S. Bank National Association) until a successor replaces it in accordance with the provisions of this Indenture and becomes the Conversion Agent pursuant to the applicable provisions of this Indenture, and thereafter “Conversion Agent” shall mean or include each person who is then a Conversion Agent hereunder.

“Corporate Services Provider” means Intertrust Management Ireland Limited or any successor or replacement thereof.

“Corporate Trust Office” means the designated office of the Trustee in the United States of America at which at any time its corporate trust business shall be administered, which office at the date hereof is located at 100 Wall Street, Floor 6, New York, New York 10005, or such other address as the Trustee may designate from time to time by notice to the Holders and the Issuer, or the principal corporate trust office of any successor Trustee (or such other address as such successor Trustee may designate from time to time by notice to the Holders and the Issuer).

“Deemed Liquidation” means, in substance but not necessarily in form: (a) a sale, transfer, lease or other disposition, in a single transaction or series of related transactions, of all or substantially all of the assets of (i) the Issuer or (ii) White Eagle Asset Portfolio, LP; or (b) the consummation of any transaction (including any merger or consolidation or whether by operation of law or otherwise), the result of which is that any third party purchaser or group of affiliated third party purchasers becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of more than 50% of the then outstanding Trust Certificates, or the surviving entity of any such merger or consolidation.

“Default” means any event which is, or after notice or passage of time or both would be, an Event of Default.

“Defined Majority Approval” means the affirmative approval of the members of the Board as follows: (i) if five directors are voting, the affirmative approval of four such directors is required to approve; (ii) if four directors are voting, the affirmative approval of three such directors is required to approve; and (iii) if two or three directors are voting, the affirmative approval of two such directors is required to approve.

“DTC” means The Depository Trust Company, its nominees, successors and assigns.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC from time to time promulgated thereunder.

“Fundamental Transaction” means the occurrence of any of the following events after the Issue Date:

(i)                 a sale, transfer, lease of other disposition, in a single transaction or series of related transactions, of (x) the Issuer or any Material Subsidiary of the Issuer or (y) all or substantially all of the assets of the Issuer or any Material Subsidiary of the Issuer, whether by sale, merger, consolidation or otherwise;

(ii)               a Deemed Liquidation of the Issuer;

(iii)             other than in the ordinary course of business consistent with past practices, any acquisition, divesture or investment by the Issuer of any stock or other equity interest in any other entity or of any assets of any other Person;

(iv)              a change in the character of the Issuer’s business;

(v)                the winding up or dissolution of all or a material part of the Issuer’s business or any Material Subsidiary of the Issuer;

(vi)              decisions relating to senior management, including hiring and selection of managers and officers (or their equivalents) of the Issuer or any Material Subsidiary of the Issuer and any decisions related to the hiring, firing, promotion or compensation of such persons, but excluding appointments and removals of directors in accordance with the provisions of this Indenture;

(vii)            transactions with or affecting the Issuer’s relationship with Jade Mountain Partners, LLC;

(viii)          incurrence or material modification of (a) the Notes or of any other indebtedness or obligations or instruments that would be senior, structurally senior or pari passu to the Series A or the Series B Notes, (b) Guarantees, or (c) liens, in any case other than ordinary course trade debt;

(ix)              any transaction between the Issuer or a Material Subsidiary of the Issuer, on the one hand, and the Issuer, a Material Subsidiary of the Issuer, an Affiliate of the Issuer, a member of the Board, or an Affiliate of a member of the Board, in each case, on the other hand; or

(x)                changes related to the rights or obligations of any members of the Board or other changes to corporate governance matters of the Issuer or any Material Subsidiary of the Issuer.

“GAAP” means (1) generally accepted accounting principles in the United States of America which are in effect from time to time, it being understood that, for purposes of this Indenture, all references to codified accounting standards specifically named in this Indenture shall be deemed to include any successor, replacement, amendment or updated accounting standard under GAAP or (2) if elected by the Issuer by written notice to the Trustee in connection with the delivery of financial statements and information, the accounting standards and interpretations (“IFRS”) adopted by the International Accounting Standards Board, as in effect on the first date of the period for which the Issuer is making such election; provided, that (a) any such election once made shall be irrevocable, (b) all financial statements and reports required to be provided after such election pursuant to this Indenture shall be prepared on the basis of IFRS, (c) from and after such election, all ratios, computations and other determinations based on GAAP contained in this Indenture shall be computed in conformity with IFRS, (d) in connection with the delivery of financial statements (x) for any of its first three financial quarters of any financial year, it shall restate its consolidated interim financial statements for such interim financial period and the comparable period in the prior year to the extent previously prepared in accordance with GAAP and (y) for delivery of audited annual financial information, it shall provide consolidated historical financial statements prepared in accordance with IFRS for the prior most recent fiscal year to the extent previously prepared in accordance with GAAP as in effect on the first date of the period in which the Issuer is making such election. For the avoidance of doubt, solely making an election (without any other action) referred to in this definition will not be treated as an incurrence of Indebtedness.

“Grantor Trust Agreement” means that certain grantor trust agreement, dated as of March 1, 2021, by and between Emergent, as grantor, and Maples Trustee Services (Cayman) Limited, as grantor trust trustee.

“Grantor Trust Fee Agreement” means that certain expenses agreement, dated as of March 1, 2021, between the Issuer and Maples Trustee Services (Cayman) Limited, as grantor trust trustee.

“Guarantee” means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, by way of a pledge of assets or through letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness or other Obligations. The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the Indebtedness in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such person in good faith.

“Holder” means the Person in whose name a Note is registered on the Registrar’s books.

“Indebtedness” means (i) liabilities representing borrowed money or purchase money obligations as shown on the liability side of a balance sheet, other than liabilities evidenced by obligations under operating leases, (ii) indebtedness secured by any lien existing on property owned subject to that lien, whether or not the same indebtedness has been assumed and (iii) contingent obligations in respect of, or to purchase or otherwise acquire, any indebtedness of others described in the foregoing clauses (i) or (ii) above, including Guarantees and endorsements of any indebtedness, other than for purposes of collection in the ordinary course of business.

“Indenture” means this Indenture, as amended, amended and restated, supplemented or otherwise modified from time to time.

“Insolvency Event” in relation to an entity means that the entity:

(a)            is dissolved (other than pursuant to a consolidation, amalgamation or merger);

(b)           becomes insolvent or is unable to pay its debts or fails or admits in writing its inability generally to pay its debts as they become due;

(c)            makes a general assignment, arrangement or composition with or for the benefit of its creditors;

(d)           institutes or has instituted against it, by a regulator, supervisor or any similar official with primary insolvency, rehabilitative or regulatory jurisdiction over it in the jurisdiction of its incorporation or organisation or the jurisdiction of its head or home office, a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation by it or such regulator, supervisor or similar official;

(e)            has instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or a petition is presented for its winding-up or liquidation and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition is instituted or presented by a person or entity not described in paragraph (d) above and:

(i)                 results in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; or

(ii)               is not dismissed, discharged, stayed or restrained in each case within 30 days of the institution or presentation thereof;

(f)            has a resolution passed for its dissolution, winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation, or merger);

(g)           an examiner (or an interim examiner) is appointed or a petition is presented to appoint an examiner (or an interim examiner) to it or the protection of the courts is sought by it;

(h)            seeks or becomes subject to the appointment of an administrator, provisional liquidator, conservator, receiver, manager, trustee, custodian or other similar official for it or for all or substantially all of its assets (other than, for so long as it is required by law or regulation not to be publicly disclosed, any such appointment which is to be made, or is made, by a person or entity described in paragraph (d) above);

(i)             has a secured party take possession of all or substantially all of its assets or has a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all of its assets and such secured party maintains possession, or any such process is not dismissed, discharged, stayed or restrained, in each case within 30 days thereafter;

(j)             causes or is subject to any event with respect to it which, under the applicable laws of any jurisdiction, has an analogous effect to any of the events specified in paragraphs (a) through (i) above; or

(k)            takes any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts.

“Interest Payment Date” has the meaning set forth in Exhibit A, Exhibit B and Exhibit C hereto for the Series A Notes, the Series B Notes and the PPNs, respectively.

“Irish Tax Representation Letter” means the form of letter set out in Exhibit D which may be amended and updated by the Issuer from time to time.

“Irish Treaty” means the Convention Between the Government of the United States of America and the Government of Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Income and Capital Gains, signed on July 28, 1997, as amended by Protocols signed by the contracting parties on September 24, 1999 and July 13, 2000.

“Issue Date” means April 7, 2021.

“Markley” means Markley Asset Portfolio, LLC, an indirect wholly-owned subsidiary of Emergent.

“Material Subsidiary” means White Eagle Asset Portfolio, LP, any successor thereof or any Subsidiary of the Issuer that has consolidated assets equal to 5% or more of the consolidated assets of the Issuer and its Subsidiaries.

“Nominal Profit Amount” means $1,000.

“Notes” means, collectively, the Series A Notes, the Series B Notes and the PPNs.

“Notes Obligations” means Obligations in respect of the Notes.

“Obligations” means any principal, premium (if any), interest, penalties, fees, indemnifications, reimbursements (including, without limitation, reimbursement obligations with respect to letters of credit and bankers’ acceptances), damages and other liabilities payable under the documentation governing any Indebtedness; provided that Obligations with respect to the Notes shall not include fees or indemnifications in favor of third parties other than the Trustee and the Holders of the Notes.

“Officer” means, with respect to any Person, the Secretary or any director of such Person.

“Officer’s Certificate” means a certificate signed on behalf of the Issuer by one of its principal executive officer, the principal financial officer, the treasurer or the principal accounting officer or a director, which meets the requirements set forth in this Indenture.

“Opinion of Counsel” means, with respect to any Person, a written opinion (including the Trustee as an addressee) from legal counsel who is reasonably acceptable to the Trustee. The counsel may be an employee of or counsel to such Person.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

“PIK Interest” means Series A PIK Interest or Series B PIK Interest, as applicable.

“PIK Payment” means, with respect to the Series A Notes, the definition set forth in Exhibit A, and with respect to the Series B Notes, the definition set forth in Exhibit B.

“PPNs” means the Initial PPNs and any Additional PPNs.

“Profit Participating Notes” means the profit participating notes issued by the Issuer to Markley with a current aggregate principal amount outstanding of $66,628,559.56.

“Promissory Notes” means the promissory note with aggregate principal amount of $24,465,598.25 dated July 28, 2017 issued by the Issuer to Markley and the promissory note with aggregate principal amount of $96,646,893.10 dated May 16, 2014 issued by the Issuer to Markley.

“Qualified Person” means a “qualified person” as defined under Article 23(2)(a), (b), (d), (e) or (f) of the Irish Treaty (i.e., United States or Irish citizens or resident individuals, certain United States or Irish qualified governmental entities, certain United States or Irish tax-exempt entities, and certain United States or Irish publicly traded companies or subsidiaries thereof described in Article 23(2) of the Irish Treaty).

“Record Date” has the meaning set forth in Exhibit A, Exhibit B and Exhibit C hereto for the Series A Notes, the Series B Notes and the PPNs, respectively.

“SEC” means the U.S. Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC from time to time promulgated thereunder.

“Semi-Annual Interest Amount” means, in relation to an Accounting Period, an interest calculation for a Calculation Period in that Accounting Period on the PPNs computed in accordance with Section 2.14(a).

“Series” means each of the Initial Notes and the Additional Notes of each of the following series issued and outstanding under this Indenture at any given time: (i) the Series A Notes; (ii) the Series B Notes; and (iii) the PPNs.

“Series A Notes” means the Initial Series A Notes and any Additional Series A Notes, including any increase in the principal amount of the foregoing as a result of a PIK Payment.

“Series B Notes” means the Initial Series B Notes and any Additional Series B Notes, including any increase in the principal amount of the foregoing resulting from a PIK Payment.

“Stated Maturity” means, with respect to any Note, the date specified in such Note as the fixed date on which the final payment of principal of such security is due and payable.

“Subsidiary” means, with respect to any Person, (1) any other Person (other than a natural person, partnership, joint venture or limited liability company) of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, and (2) any partnership, joint venture or limited liability company of which (x) more than 50% of the capital accounts, distribution rights, total equity or voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Subsidiary of such Person is a controlling general partner or otherwise controls such Person.

“TCA” means the Taxes Consolidation Act 1997 (as amended).

“TIA” means the Trust Indenture Act of 1939 (15 U.S.C. Sections 77aaa-77bbbb) as in effect on the Issue Date, provided, however, that if the TIA is amended after the Issue Date, “TIA” shall refer to such Act as then in effect.

“Trust Certificates” means certain grantor trust certificates issued by the Lamington Road Grantor Trust (the “Grantor Trust”), formed pursuant to that certain grantor trust agreement, dated as of March 1, 2021, between Emergent, as Grantor, and Maples Trustee Services (Cayman) Limited, as grantor trust trustee, each representing $1.00 in principal amount of PPNs as further set forth in the Grantor Trust Agreement.

“Trust Officer” means, with respect to the Trustee:

(1)            any officer within the corporate trust department of the Trustee, including any vice president, assistant vice president, assistant secretary, assistant treasurer, trust officer or any other officer of the Trustee who customarily performs functions similar to those performed by the Persons who at the time shall be such officers, respectively, or to whom any corporate trust matter is referred because of such person’s knowledge of and familiarity with the particular subject, and

(2)            who shall have direct responsibility for the administration of this Indenture.

“Trustee” means the party named as such in this Indenture means the person named as the “Trustee” in the first paragraph of this instrument (which initially shall be U.S. Bank National Association) until a successor replaces it in accordance with the provisions of this Indenture and the Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean or include each person who is then a Trustee hereunder, means the successor and, if at any time there is more than one such person, “Trustee” as used with respect to the Notes of any Series shall mean the Trustee with respect to Notes of that Series.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items.

“U.S. Government Obligations” means securities that are:

(1)            direct Obligations of the United States of America for the timely payment of which its full faith and credit is pledged, or

(2)            Obligations of a Person controlled or supervised by and acting as an agency or instrumentality of the United States of America, the timely payment of which is unconditionally guaranteed as a full faith and credit Obligation by the United States of America, which, in each case, are not callable or redeemable at the option of the issuer thereof, and shall also include a depository receipt issued by a bank (as defined in Section 3(a)(2) of the Exchange Act) as custodian with respect to any such U.S. Government Obligations or a specific payment of principal of or interest on any such U.S. Government Obligations held by such custodian for the account of the holder of such depository receipt; provided that (except as required by law) such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of principal of or interest on the U.S. Government Obligations evidenced by such depository receipt.

“White Eagle LPA” means the limited partnership agreement, dated as of August 16, 2019, of White Eagle Asset Portfolio, LP.

Section 1.02           Other Definitions.

Term	Section

$1.03(h)
Additional PPNs	Exhibit C
Additional Series A Notes	Exhibit A
Additional Series B Notes	Exhibit B
Agent Members	Appendix A
Approved Restructuring	4.14
Authentication Order	2.03
CFC	4.11
Constitution	4.06(b)
covenant defeasance option	8.01(c)
Conversion Obligation	5.02(c)
Deferral Period	2.14(b)
Definitive Note	Appendix A
Depository	Appendix A
Emergent	Recitals
Event of Default	6.01
Global Notes	Appendix A
Global Notes Legend	Appendix A
incorporated provision	10.01
Initial Notes	2.01(a)
Initial PPNs	Recitals
Initial Series A Notes	Recitals
Initial Series B Notes	Recitals
Irish Director	4.06(a)(iv)
Issuer	Preamble
legal defeasance option	8.01(b)
Minimum Cash Balance	4.02
Notice of Conversion	5.02(b)
Notes Custodian	Appendix A
Open Market Repurchase	3.03
Paying Agent	2.04(a)
Payment Priority Waterfall	4.03
PPN Interest Amount	2.14(a)
PIK Notice	2.01(b)
PPN Director	4.06(a)(iii)
Process Agent	10.09
protected purchaser	2.09
Registrar	2.04(a)
Series A Conversion Rate	5.01(a)
Series A Director	4.06(a)(i)

Term	Section

Series A PIK Interest	2.01(b)
Series B Conversion Rate	5.01(b)
Series B Director	4.06(a)(ii)
Series B PIK Interest	2.01(b)
U.S. dollars	1.03(h)
Vienna MTF	4.12

Section 1.03           Rules of Construction. Unless the context otherwise requires:

(a)            a term has the meaning assigned to it;

(b)            an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

(c)            “or” is not exclusive;

(d)            “including” means including without limitation;

(e)            words in the singular include the plural and words in the plural include the singular;

(f)            the principal amount of any non-interest bearing or other discount security at any date shall be the principal amount thereof that would be shown on a balance sheet of the Issuer dated such date prepared in accordance with GAAP;

(g)            unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made, and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP; and

(h)            “$” and “U.S. dollars” each refer to United States dollars, or such other money of the United States of America that at the time of payment is legal tender for payment of public and private debts.

ARTICLE II

THE NOTES

Section 2.01            Initial Notes; PIK Interest; Additional Notes.

(a)            The aggregate principal amount of the Initial Series A Notes, the Initial Series B Notes and the Initial PPNs, which may be authenticated and delivered under this Indenture on the Issue Date is $53,411,993, $63,833,090 and $54,828,743, respectively (collectively, the “Initial Notes”).

(b)           The Issuer shall pay interest on the Notes of each Series on each Interest Payment Date in accordance with this Indenture and the relevant Notes. The Series A Notes will initially bear interest payable in cash at a rate of 8.50% per annum compounded and payable semi-annually on each Interest Payment Date and computed on the basis of a 360-day year of twelve 30-day months. The Series B Notes will initially bear interest payable in cash at a rate of 5.00% per annum compounded and payable semi-annually on each Interest Payment Date and computed on the basis of a 360-day year of twelve 30-day months. Subject to the Issuer’s compliance with the Payment Priority Waterfall, the Issuer may elect to pay all or a portion of the interest payable on the Series A Notes and/or the Series B Notes by capitalizing accrued and unpaid PIK Interest on (i) the outstanding principal amount of the Series A Notes on the relevant Interest Payment Date in lieu of paying Cash Interest, which PIK Interest on the Series A Notes (the “Series A PIK Interest”) will initially accrue at a rate of 11.50% per annum compounded and payable semi-annually and computed on the basis of a 360-day year of twelve 30-day months, or (ii) the outstanding principal amount of the Series B Notes on the relevant Interest Payment Date in lieu of paying Cash Interest, which PIK Interest on the Series B Notes (the “Series B PIK Interest”) will initially accrue at a rate of 7.00% per annum compounded and payable semi-annually and computed on the basis of a 360-day year of twelve 30-day months. Following an increase in the principal amount of the outstanding Series A Notes and/or Series B Notes, as applicable, as a result of a payment of PIK Interest in the form of Series A PIK Interest and/or Series B PIK Interest, as applicable, on the relevant Interest Payment Date, the Series A Notes and/or the Series B Notes, as applicable, will bear interest on such increased principal amount from and after such Interest Payment Date, and the principal amount of the Series A Notes and/or the Series B Notes, as applicable, at any time from and after such date will include all interest which has been capitalized thereon. With respect to any Series A Notes that remain outstanding on or after July 15, 2021, the Series A Notes will bear interest payable in cash at a rate of 9.75% per annum compounded and payable semi-annually on each Interest Payment Date and computed on the basis of a 360-day year of twelve 30-day months. Subject to the Issuer’s compliance with the Payment Priority Waterfall, the Issuer may elect to pay all or a portion of such interest on the Series A Notes in the form of Series A PIK Interest at a rate of 14.00% per annum compounded and payable semi-annually and computed on the basis of a 360-day year of twelve 30-day months. With respect to any Series B Notes that remain outstanding on or after February 15, 2023, the Series B Notes will bear interest payable in cash at a rate of 6.00% per annum compounded and payable semi-annually on each Interest Payment Date and computed on the basis of a 360-day year of twelve 30-day months. Subject to the Issuer’s compliance with the Payment Priority Waterfall, the Issuer may elect to pay all or a portion of such interest on the Series B Notes in the form of Series B PIK Interest at a rate of 8.00% per annum compounded and payable semi-annually and computed on the basis of 360-day year of twelve 30-day months. For the avoidance of doubt, the payment of PIK Interest will not constitute a new issuance of debt under this Indenture, but rather represents the increase in the Series A Notes and/or the Series B Notes, as applicable, as a result of capitalizing accrued and unpaid interest.

In the event the Issuer elects to pay interest on any Series A Notes and/or any Series B Notes in the form of Series A PIK Interest and/or Series B PIK Interest for any interest period, no later than thirty (30) days prior to the relevant Interest Payment Date, the Issuer shall deliver to the Trustee and the Paying Agent a notice executed by one of its Officers (i) stating that the Issuer has elected to pay interest on such Series A Notes and/or Series B Notes, as applicable, in the form of Series A PIK Interest and/or Series B PIK Interest, as applicable, on the specified Interest Payment Date, (ii) providing the aggregate principal amount of Series A Notes and/or Series B Notes with respect to which the Issuer elects to pay PIK Interest in lieu of Cash Interest, (iii) setting forth the applicable interest rate(s) used to determine the amount of PIK Interest that shall be paid, (iv) setting forth the total amount of interest due and payable on the Series A Notes and/or the Series B Notes, as applicable, on such Interest Payment Date, (v) setting forth the amount of Series A PIK Interest and/or Series B PIK Interest, as applicable, to be paid on the relevant Interest Payment Date and (vi) directing the Trustee to increase the aggregate principal amount of the outstanding Series A Notes and/or Series B Notes, as applicable, as of the relevant Interest Payment Date in an amount equal to the Series A PIK Interest and/or Series B PIK Interest, as applicable, payable on such date (a “PIK Notice”), upon which PIK Notice the Trustee and the Paying Agents shall be entitled to conclusively rely upon. The Trustee shall promptly deliver a copy of the PIK Notice to the Holders of the Series A Notes and/or the Series B Notes, as applicable. In the event the Trustee does not receive a PIK Notice from the Issuer at least thirty (30) days prior to the relevant Interest Payment Date in accordance with the preceding sentence, interest on the Series A Notes and/or the Series B Notes shall be payable entirely in cash on such Interest Payment Date. In the event the Issuer elects to pay any PIK Interest on any Interest Payment Date, the Issuer shall also comply with Section 2.01(c).

(c)            The Issuer may from time to time after the Issue Date, without the consent of any Holders, issue Additional Notes as part of the same applicable Series and on the same terms and conditions and with the same CUSIP, ISIN and Common Code numbers as the Initial Notes of such Series but any Additional Notes of such Series may have a different issue date, initial interest accrual date or initial Interest Payment Date, so long as such Additional Notes are issued in compliance with Article II of this Indenture. With respect to any Additional Notes issued after the Issue Date (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Section 2.07 or 2.08 or Appendix A), there shall be (i) approved pursuant to a resolution of the Board, and (ii) (x) set forth or determined in the manner provided in an Officer’s Certificate and this Indenture or (y) established in one or more indentures supplemental hereto, prior to the issuance of such Additional Notes:

(1)            the applicable Series of such Additional Notes;

(2)            the aggregate principal amount of such Additional Notes which may be authenticated and delivered under this Indenture;

(3)            the issue price and issue date of such Additional Notes, including the date from which interest on such Additional Notes shall accrue; and

(4)            if applicable, that such Additional Notes shall be issuable in whole or in part in the form of one or more Global Notes and, in such case, the respective Depository for such Global Notes (as defined in Appendix A), the form of any legend or legends which shall be borne by any such Global Notes in addition to or in lieu of those set forth in Exhibit A, Exhibit B and Exhibit C hereto for the Series A Notes, the Series B Notes and the PPNs, respectively, and any circumstances in addition to or in lieu of those set forth in Section 2.2 of Appendix A in which any such Global Note may be exchanged in whole or in part for Definitive Notes registered, or any transfer of such Global Note in whole or in part may be registered, in the name or names of Persons other than the depositary for such Global Note or a nominee thereof.

Notwithstanding anything to the contrary set forth herein, in the event that the Issuer issues Additional Series B Notes (in an aggregate amount not to exceed $4,003,876 principal value) and Additional PPNs (in the aggregate not to exceed $128,124 principal value) after the Issue Date to holders of the Convertible Notes who did not receive the Series B Notes and PPNs that they are entitled to receive pursuant to the Chapter 11 Plan on the Issue Date, the terms of such Additional Series B Notes and Additional PPNs may be set forth or determined in the manner provided in one or more Officer’s Certificate or established in one more indentures supplemental hereto, and without a resolution of the Board, and each such Additional Series B Note and Additional PPN shall accrue interest from the Issue Date.

(d)           If any of the terms of any Additional Notes are approved by action taken pursuant to a resolution of the Board (which resolutions shall not be required for issuances of Additional Notes pursuant to the last sentence of Section 2.01(c)), a copy of an appropriate record of such action shall be certified by an Officer of the Issuer and delivered to the Trustee at or prior to the delivery of the Officer’s Certificate or an indenture supplemental hereto setting forth the terms of the Additional Notes.

(e)            All of the Initial Notes of any one Series and any Additional Notes of such Series shall be treated as a single class of securities for all purposes under this Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Notes are not fungible with the Initial Notes of such Series for U.S. Federal income tax purposes, the Additional Notes will have a separate CUSIP number, if applicable.

(f)            The maximum amount of Notes that may be issued hereunder is:

(i)             with respect to the Series A Notes, $500,000,000;

(ii)            with respect to the Series B Notes, $500,000,000; and

(iii)           with respect to the PPNs, $1,000,000,000.

Section 2.02           Form and Dating. Provisions relating to the Notes are set forth in Appendix A, which is hereby incorporated in and expressly made a part of this Indenture. The Initial Notes and the Trustee’s certificate of authentication and any Additional Notes and the Trustee’s certificate of authentication shall each be substantially in the form of Exhibit A, Exhibit B and Exhibit C hereto, for the Series A Notes, the Series B Notes and the PPNs, respectively, which are each hereby incorporated in and expressly made a part of this Indenture. The Notes may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Issuer is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Issuer). Each Note shall be dated the date of its authentication. The Notes shall be issuable only in registered form without interest coupons and in minimum authorized denominations of an amount equal to €100,000 (or its U.S. dollar equivalent) and any integral multiples of $1.00 in excess thereof; provided, however, that with respect to the issuance of the Initial Notes and any Additional Series B Notes issued pursuant to the final paragraph of Section 2.01(c), the minimum authorized denomination shall be $118,120. No service charge will be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax or other similar governmental charge payable in connection therewith.

Section 2.03           Execution and Authentication. The Trustee shall authenticate and make available for delivery upon a written order of the Issuer executed by one of its Officers (an “Authentication Order”) (i) Initial Series A Notes for original issue on the Issue Date in an aggregate principal amount of $53,411,993, (ii) Initial Series B Notes for original issue on the Issue Date in an aggregate principal amount of $63,833,090, (iii) Initial PPNs for original issue on the Issue Date in an aggregate principal amount of $54,828,743 and (iv) subject to Section 2.01, Additional Notes of any Series in an aggregate principal amount to be determined at the time of issuance and specified therein. Any Authentication Order shall specify the Series of Notes to be authenticated, the aggregate principal amount of Notes of such Series to be authenticated, the date on which the original issue of such Notes is to be authenticated, whether the Notes are to be Initial Notes or Additional Notes, the registered Holder of each of the Notes and delivery instructions.

One Officer shall execute the Notes on behalf of the Issuer by manual or electronic signature.

If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

A Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent as described immediately below) manually or electronically signs the certificate of authentication on the Note. The signature shall be conclusive evidence that the Note has been authenticated under this Indenture.

The Trustee may appoint one or more authenticating agents reasonably acceptable to the Issuer to authenticate the Notes. Any such appointment shall be evidenced by an instrument signed by a Trust Officer, a copy of which shall be furnished to the Issuer. Unless limited by the terms of such appointment, an authenticating agent may authenticate Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as any Registrar, Paying Agent or agent for service of notices and demands.

Section 2.04            Registrar, Paying Agent and Conversion Agent.

(a)           The Issuer shall maintain (i) an office or agency where Notes may be presented for registration of transfer or for exchange (the “Registrar”), (ii) an office or agency where Notes may be presented for payment (the “Paying Agent”) and (iii) a Conversion Agent for purposes of Article V. The Registrar shall keep a register of the Notes and of their transfer and exchange. The Issuer may have one or more co-registrars and one or more additional paying agents. The term “Registrar” includes any co-registrars. The term “Paying Agent” includes the Paying Agent and any additional paying agents. The Issuer initially appoints the Trustee as Registrar and Paying Agent with respect to each Series of Notes. The Trustee shall act as the Notes Custodian with respect to each Series of Notes.

(b)            The Issuer may enter into an appropriate agency agreement with any Registrar, Paying Agent or Conversion Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such agent. The Issuer shall notify the Trustee in writing of the name and address of any such agent. If the Issuer fails to maintain a Registrar or Paying Agent, the Trustee shall act as such and shall be entitled to appropriate compensation therefor pursuant to Section 7.06. The Issuer or any of its Subsidiaries may act as Paying Agent, Registrar or Conversion Agent.

(c)            Unless an Event of Default has occurred and is continuing, the Issuer may remove any Registrar, Paying Agent or Conversion Agent upon written notice to such Registrar, Paying Agent or Conversion Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar, Paying Agent or Conversion Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar, Paying Agent or Conversion Agent, as the case may be, and delivered to the Trustee, (ii) notification to the Trustee that the Trustee shall serve as Registrar, Paying Agent or Conversion Agent until the appointment of a successor in accordance with clause (i) above or clause (iii) below, or (iii) notification to the Trustee in writing that the Issuer shall serve as Registrar, Paying Agent or Conversion Agent until the appointment of a successor in accordance with clause (i) or (ii) above. The Registrar, Paying Agent or Conversion Agent may resign at any time upon written notice to the Issuer and the Trustee; provided, however, that any Registrar or Paying Agent appointed pursuant to a separate agreement referred to in clause (i) above may only resign in accordance with the terms of such agreement; provided, further, that the Trustee may resign as Paying Agent or Registrar only if the Trustee also resigns as Trustee in accordance with Section 7.07.

Section 2.05            Paying Agent to Hold Money in Trust. Prior to 11:00 a.m., New York City time, on each due date of the principal of and Cash Interest on any Note, the Issuer shall deposit with each Paying Agent a sum sufficient to pay such principal and Cash Interest when so becoming due. The Issuer shall require each Paying Agent (other than the Trustee) to agree in writing that a Paying Agent shall hold in trust for the benefit of Holders or the Trustee all money held by a Paying Agent for the payment of principal of and interest on the Notes, and shall notify the Trustee in writing of any default by the Issuer in making any such payment. The Issuer at any time may require a Paying Agent to pay all money held by it to the Trustee and to account for any funds disbursed by such Paying Agent. Upon complying with this Section 2.05, a Paying Agent shall have no further liability for the money delivered to the Trustee.

Section 2.06           Holder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Issuer shall furnish, or cause the Registrar to furnish, to the Trustee, in writing at least five (5) Business Days before each Interest Payment Date and at such other times as the Trustee may request in writing, a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders.

Section 2.07           Transfer and Exchange. The Notes shall be issued in registered form and shall be transferable only upon the surrender of a Note for registration of transfer and in compliance with Appendix A. When a Note is presented to the Registrar with a request to register a transfer, the Registrar shall register the transfer as requested if its requirements (including, among other things, the furnishing of appropriate endorsements and transfer documents) therefor are met. When Notes of a Series are presented to the Registrar with a request to exchange them for an equal principal amount of Notes of such Series of other denominations, the Registrar shall make the exchange as requested if the same requirements are met. To permit registration of transfers and exchanges, at the Registrar’s request, the Issuer shall execute and the Trustee shall authenticate Notes upon receipt of an Authentication Order. The Issuer may require payment of a sum sufficient to pay all taxes, assessments or other governmental charges in connection with any transfer or exchange pursuant to this Section 2.07. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of any Notes selected for redemption (except, in the case of Notes to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of fifteen (15) days before the transmission of a notice of redemption of Notes to be redeemed and ending at the close of business on the day of such transmission.

Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, the Paying Agent and the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest, if any, on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

Any Holder of a beneficial interest in a Global Note shall, by acceptance of such beneficial interest, agree that transfers of beneficial interests in such Global Note may be effected only through a book-entry system maintained by the applicable procedures of (a) the Holder of such Global Note (or its agent) or (b) any Holder of a beneficial interest in such Global Note, and that ownership of a beneficial interest in such Global Note shall be required to be reflected in a book entry.

All Notes of any Series issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same Notes Obligations and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants or beneficial owners of interests in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by the terms of, this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

None of the Trustee, Registrar or Paying Agent shall have any responsibility for any actions taken or not taken by the Depository. None of the Trustee, the Registrar or the Paying Agent shall have any responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. Each of the Trustee, the Registrar or the Paying Agent may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

The transferor shall also provide or cause to be provided to the Trustee all information reasonably necessary to allow the Trustee to comply with any applicable tax reporting obligations, including without limitation, any cost basis reporting obligations under the Code. The Trustee may rely on any such information provided to it and shall have no responsibility to verify or ensure the accuracy of such information.

Section 2.08          Replacement Notes. If a mutilated Note is surrendered to the Registrar or if the Holder claims that the Note has been lost, destroyed or wrongfully taken, the Issuer shall issue and the Trustee shall authenticate a replacement Note if the requirements of Section 8-405 of the Uniform Commercial Code are met, such that the Holder (a) satisfies the Issuer and the Trustee within a reasonable time after such Holder has notice of such loss, destruction or wrongful taking and the Registrar does not register a transfer prior to receiving such notification, (b) makes such request to the Issuer and the Trustee prior to the Note being acquired by a protected purchaser as defined in Section 8-303 of the Uniform Commercial Code (a “protected purchaser”), and (c) satisfies any other reasonable requirements of the Issuer and the Trustee. Such Holder shall furnish an indemnity bond sufficient in the judgment of the Trustee, with respect to the Trustee, and the Issuer, with respect to the Issuer, to protect the Issuer, the Trustee, the Paying Agent and the Registrar, as applicable, from any loss or liability that any of them may suffer if a Note is replaced and subsequently presented or claimed for payment. The Issuer and the Trustee may charge the Holder for their expenses in replacing a Note (including without limitation, attorneys’ fees and disbursements in replacing such Note). In the event any such mutilated, lost, destroyed or wrongfully taken Note has become or is about to become due and payable, the Issuer in its discretion may pay such Note instead of issuing a new Note in replacement thereof.

Every replacement Note shall evidence the same Notes Obligations and shall be entitled to the same benefits under this Indenture as the Note replaced by it.

The provisions of this Section 2.08 are exclusive and shall preclude (to the extent lawful) all other rights and remedies with respect to the replacement or payment of mutilated, lost, destroyed or wrongfully taken Notes.

Section 2.09           Outstanding Notes. Notes outstanding at any time are all Notes authenticated by the Trustee except for those canceled by it, those delivered to it for cancellation, those paid pursuant to Section 2.08 and those described in this Section 2.09 as not outstanding. Subject to Section 10.06, a Note does not cease to be outstanding because the Issuer or an Affiliate of the Issuer holds the Note.

If a Note is replaced pursuant to Section 2.08 (other than a mutilated Note surrendered for replacement), it ceases to be outstanding unless the Trustee and the Issuer receive proof satisfactory to them that the replaced Note is held by a protected purchaser. A mutilated Note ceases to be outstanding upon surrender of such Note and replacement thereof pursuant to Section 2.08.

If a Paying Agent holds in trust, in accordance with this Indenture, on a redemption date or maturity date money sufficient to pay all principal and interest payable on that date with respect to the Notes (or portions thereof) to be redeemed or maturing, as the case may be, and no Paying Agent is prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture, then on and after that date such Notes (or portions thereof) cease to be outstanding and interest on them ceases to accrue.

Section 2.10           Cancellation. The Issuer at any time may deliver Notes to the Trustee for cancellation. The Registrar and each Paying Agent shall forward to the Trustee any Notes surrendered to them for registration of transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for registration of transfer, exchange, payment or cancellation and shall dispose of canceled Notes in accordance with its customary procedures. The Issuer may not issue new Notes to replace Notes they have redeemed, paid or delivered to the Trustee for cancellation. The Trustee shall not authenticate Notes in place of canceled Notes other than pursuant to the terms of this Indenture.

Section 2.11            Defaulted Interest. If the Issuer does not punctually pay or provide for payment of interest on the Notes when due, the Issuer shall pay such defaulted interest then borne by and as set forth in the applicable Notes in any lawful manner. The Issuer may pay the defaulted interest to the Persons who are Holders on a subsequent special record date; provided that no such special record date shall be less than 10 days prior to the payment date for such defaulted interest. The Issuer shall fix or cause to be fixed any such special record date and payment date to the reasonable satisfaction of the Trustee and shall promptly give or cause to be given to each affected Holder a notice that states the special record date, the payment date and the amount of defaulted interest to be paid.

Section 2.12            CUSIP Numbers, ISINs, Etc. The Issuer in issuing the Notes may use CUSIP numbers, ISINs and “Common Code” numbers (if then generally in use), and the Trustee shall use any such CUSIP numbers, ISINs and “Common Code” numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers, either as printed on the Notes or as contained in any notice of a redemption, that reliance may be placed only on the other identification numbers printed on the Notes and that any such redemption shall not be affected by any defect in or omission of such numbers. The Issuer shall advise the Trustee in writing of any change in any such CUSIP numbers, ISINs and “Common Code” numbers.

Section 2.13            Calculation of Principal Amount of Notes. The aggregate principal amount of the Notes of any Series, at any date of determination, shall be the principal amount of the Notes of such Series outstanding at such date of determination. With respect to any matter requiring consent, waiver, approval or other action of the Holders of a specified percentage of the principal amount of all the Notes of a Series, such percentage shall be calculated, on the relevant date of determination, by dividing (a) the principal amount, as of such date of determination, of Notes of such Series, the Holders of which have so consented, by (b) the aggregate principal amount, as of such date of determination, of the Notes of such Series then outstanding, in each case, as determined in accordance with the preceding sentence, Section 2.09 and Section 10.06.

Section 2.14             PPN Interest.

(a)                The amount of interest payable on the PPNs on each Interest Payment Date shall be an amount equal to the profits for accounting purposes (before interest on the PPNs for that Calculation Period and after deduction of (i) the Nominal Profit Amount applicable to that Calculation Period and (ii) all interest on the Series A Notes and the Series B Notes applicable to that Calculation Period) of the Issuer attributable to that Calculation Period computed as of any time of determination under the accounting standards then applicable to the Issuer for corporation tax purposes pursuant to Section 110(6) TCA, subject to the provisions of Section 2.14(b). On each Calculation Date, the Issuer shall calculate the amount of interest payable on the PPNs for the relevant Interest Payment Date (the “PPN Interest Amount”) and notify the Trustee and the Holders of the amount thereof no later than 30 days prior to such Interest Payment Date.

(b)                If the Issuer determines that there will be insufficient Available Funds on an Interest Payment Date to pay in full the PPN Interest Amount accrued for the relevant Calculation Period (or overdue or deferred from a previous Interest Payment Date), then the Issuer shall defer but not cancel the payment of interest due on the PPNs until the next Interest Payment Date on which there are relevant Available Funds sufficient to pay such PPN Interest Amount (such period, a “Deferral Period”). Any PPN Interest Amount not paid as a result of a Deferral Period will be payable (without interest on such previously accrued PPN Interest Amount) on the next succeeding Interest Payment Date on which there are relevant Available Funds sufficient to pay such PPN Interest Amount. The Issuer must give the Holders notice via the applicable clearing system and give the Trustee written notice of any Deferral Period affecting the PPNs no later than three (3) Business Day prior to the date that any PPN Interest Amount on the PPNs would have been payable except for such Deferral Period. In the absence of written notice to the contrary, no Deferral Period is in effect and the PPN Interest Amount due and payable on such Interest Payment Date will be paid in full. The Issuer must also give the Holders notice via the applicable clearing system and give the Trustee written notice of the payment of any deferred PPN Interest Amount that has accrued due to a previous Deferral Period, the original Interest Payment Date therefor and the amount thereof no later than three (3) Business Days prior to the Interest Payment Date on which such deferred PPN Interest Amount shall be paid.

(c)                If, following the end of any Accounting Period, the Issuer determines that the Annual Profit is (i) greater than the aggregate of the Semi-Annual Interest Amounts for that Accounting Period, an amount equal to the difference shall be payable to the Holders as additional interest (“Additional Interest”) for that Accounting Period, in accordance with this Section 2.14(c); or (ii) less than the aggregate of the Semi-Annual Interest Amounts for that Accounting Period, an amount equal to the difference shall be repayable by the Holders by, at the option of the Issuer, a corresponding: (1) reduction of the principal outstanding of the PPNs; or (2) satisfaction of other (including future) interest liabilities on the PPNs (without prejudice to the accrual of such interest). Any Additional Interest on the PPNs arising under this Section 2.14(c) shall be payable (to the extent of Available Funds and taking into account prior ranking amounts under the Payment Priority Waterfall) to the Holders on the next Interest Payment Date following the date on which the amount of such Additional Interest is determined (or, if there are insufficient Available Funds, the payment of such Additional Interest shall, to the extent of such insufficiency, be deferred in accordance with Section 2.14(b)). For avoidance of doubt, irrespective of the date on which any such Additional Interest is paid, it shall be Additional Interest with respect to the Accounting Period to which the applicable Annual Profit relates. If Additional Interest is payable on any PPN, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Issuer will deliver notice to the Holders (with a copy to the Trustee) stating (x) that the Issuer is obligated to pay Additional Interest on such PPN on such date of payment; and (y) the amount of such Additional Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof.

(d)               All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this Section 2.14 by the Issuer will (in the absence of manifest error) be binding on the Holders and the Trustee and (subject as aforesaid) no liability to any such person will attach to any party in connection with the exercise or non-exercise by it of its powers, duties and discretions for such purposes. The Trustee shall have no obligation to make, verify or confirm any calculations or determinations with respect to interest or any other amounts payable on the PPNs.

ARTICLE III

REDEMPTION; OPEN MARKET REPURCHASES; PAYMENT AT MATURITY

Section 3.01            Optional Redemption. At any time before the Stated Maturity, the Series A Notes and/or the Series B Notes may be redeemed, in whole or in part, from time to time, at the Issuer’s option at the following redemption prices; provided that the Issuer complies with the Payment Priority Waterfall:

(a)                Series A Notes may be redeemed at a price equal to the outstanding principal amount of the Series A Notes to be redeemed plus accrued and unpaid interest thereon to but excluding the redemption date; and

(b)                Series B Notes may be redeemed at a price equal to the outstanding principal amount of the Series B Notes to be redeemed plus accrued and unpaid interest thereon to but excluding the redemption date;

provided that, in each case, the Issuer may only effect such redemption to the extent that the Minimum Cash Balance is maintained immediately following any such redemption. The Issuer’s delivery of a notice of redemption to the Holders pursuant to this Article III shall constitute a representation and warranty that such redemption is in conformity with the Payment Priority Waterfall and that the Minimum Cash Balance shall be maintained immediately following any such redemption.

Section 3.02           Mandatory Redemption. Subject to the priorities set forth in Section 4.04, the Issuer shall use the funds received as a result of a Deemed Liquidation to redeem all of the outstanding Notes at a price equal to the outstanding principal amount of the applicable Series of Notes to be redeemed plus accrued and unpaid interest thereon to but excluding the redemption date; provided that any redemption pursuant to this Section 3.02 shall be subject to the provisions set forth in Section 3.05, 3.07, 3.08 and 3.09.

Section 3.03            Open Market Repurchase. On any date up to and including December 31, 2022, the Issuer may, at its option, but subject to approval by the Board (without requiring a Defined Majority Approval), repurchase Series A Notes and/or the Series B Notes in the open market, provided that each such transaction is in minimum denominations of €100,000 (or its U.S. dollar equivalent), and, provided further that the Minimum Cash Balance is maintained immediately following such repurchasing transaction (each such transaction, an “Open Market Repurchase”). Following any such Open Market Repurchase, any Series A Notes or Series B Notes repurchased will be delivered by the Issuer to the Trustee for cancellation in accordance with Section 2.10.

Section 3.04            [Reserved].

Section 3.05            Notices to Trustee. If the Issuer elects to redeem Notes pursuant to Section 3.01, the Issuer shall notify the Trustee in an Officer’s Certificate of (i) the redemption date, (ii) the principal amount of Notes to be redeemed and (iii) the redemption price. The Issuer shall give notice to the Trustee provided for in this paragraph at least 15 days prior to the date notice of redemption is deliverable to the Holders. Any such notice of redemption to the Trustee may be canceled if written notice from the Issuer of such cancellation is actually received by the Trustee on the Business Day immediately prior to the date notice of such redemption is to be given to the Holders in accordance with Section 3.07.

Section 3.06            Selection of Notes to Be Redeemed. In the case of any partial redemption, selection of the Notes for redemption will be made in compliance with the requirements of the principal securities exchange, if any, on which the Notes are listed, or if there are no specific requirements or if the Notes are not so listed, on a pro rata basis to the extent practicable or by lot with respect to the Series of Notes (and, in such manner that complies with the requirements of the Depository, in the case of Global Notes); provided that no Notes of €100,000 (or its U.S. dollar equivalent) (and integral multiples of $1.00 in excess thereof) or less shall be redeemed in part. Notes shall be selected from outstanding Notes not previously called for redemption in accordance with the terms hereof. Portions of the principal of the Notes that have denominations larger than €100,000 (or its U.S. dollar equivalent) shall be selected for redemption. Notes and portions of them selected for redemption shall be in amounts of €100,000 (or its U.S. dollar equivalent) or integral multiples of $1.00 in excess thereof. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption. The Trustee shall notify the Issuer promptly of the Definitive Notes or portions of Definitive Notes selected by it for redemption.

Section 3.07            Notice of Redemption.

(a)                At least 30 but not more than 60 days before a redemption date pursuant to Section 3.01 or 3.02, the Issuer shall give a notice of redemption to each Holder whose Notes are to be redeemed in accordance with Section 10.02 (with a copy to the Trustee), except that redemption notices may be given more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of such Series of Notes or a satisfaction and discharge of this Indenture with respect to such Series of Notes pursuant to Article VIII.

Any such notice shall identify the Notes to be redeemed and shall state:

(i)                the redemption date;

(ii)               the redemption price and the amount of accrued and unpaid interest, if any, to, but excluding, the redemption date;

(iii)              the name and address of the Paying Agent;

(iv)              that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price, plus accrued and unpaid interest, if any;

(v)               if fewer than all the outstanding Notes are to be redeemed, the certificate numbers and principal amounts of the particular Notes to be redeemed, the aggregate principal amount of Notes to be redeemed and the aggregate principal amount of Notes to be outstanding after such partial redemption;

(vi)             that, unless the Issuer defaults in making such redemption payment or the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture, interest on Notes (or portion thereof) called for redemption ceases to accrue on and after the redemption date;

(vii)            the CUSIP number, ISIN and/or “Common Code” number, if any, printed on the Notes being redeemed;

(viii)            that no representation is made as to the correctness or accuracy of the CUSIP number or ISIN and/or “Common Code” number, if any, listed in such notice or printed on the Notes; and

(ix)              if the redemption is conditioned upon any subsequent event, a description of such condition or event.

(b)                At the Issuer’s request, the Trustee shall deliver the notice of redemption in the Issuer’s name and at the Issuer’s expense. In such event, the Issuer shall give the Trustee a notice requesting that the Trustee give notice of redemption and attaching the form of notice required by this Section 3.07 seven (7) Business Days (or such shorter period as is acceptable to the Trustee) prior to the date such notice is to be provided to Holders. Except with respect to a redemption conditioned upon any subsequent event, such notice may not be canceled once delivered to Holders.

Section 3.08            Effect of Notice of Redemption. Once notice of redemption is given or otherwise delivered in accordance with Section 3.07, Notes called for redemption become irrevocably due and payable on the redemption date and at the redemption prices stated in the notice, which redemption prices shall be calculated by the Issuer in accordance with Section 3.01. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price stated in the notice, plus accrued and unpaid interest, if any, to, but excluding, the redemption date; provided, however, that if the redemption date is after a regular Record Date and on or prior to the next Interest Payment Date, the accrued interest shall be payable to the Holder of the redeemed Notes registered on the relevant Record Date. Failure to give notice or any defect in the notice to any Holder shall not affect the validity of the notice to any other Holder.

Section 3.09            Deposit of Redemption Price. With respect to any Notes to be redeemed, prior to 11:00 a.m., New York City time, on the redemption date, the Issuer shall deposit with the Paying Agent money sufficient to pay the aggregate redemption price of and accrued and unpaid interest, if any, on all Notes or portions thereof to be redeemed on that date other than Notes or portions of Notes called for redemption that have been delivered by the Issuer to the Trustee for cancellation. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the redemption price of, plus accrued and unpaid interest, if any, on the Notes to be redeemed or portions thereof to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of this Indenture.

Section 3.10            Notes Redeemed in Part. If any Note is to be redeemed in part only, the notice of redemption relating to such Note shall state the portion of the principal amount thereof to be redeemed. Upon surrender and cancellation of a Note that is redeemed in part, the Issuer shall execute and the Trustee shall authenticate for the Holder (at the Issuer’s expense) a new Note equal in principal amount to the unredeemed portion of the Note surrendered and cancelled.

Section 3.11            Board Review. Every six (6) months, after fulfilling its semi-annual reporting obligations noted in Section 4.05, the Board shall review the Issuer’s existing pro forma cash position and, subject to the Issuer’s right to make Open Market Repurchases, effectuate any optional redemptions of the Series A Notes and/or the Series B Notes in accordance with Section 3.01.

Section 3.12           Stated Maturity. Subject to the same priorities set forth in Section 4.04 for a Deemed Liquidation, upon the Stated Maturity, the Issuer shall be obligated to repay the unpaid principal balance of the Notes, together with, with respect to the Series A Notes and the Series B Notes, all accrued and unpaid interest thereon, including all PIK Interest with respect to such Series, and, with respect to the PPNs, applicable interest payments and the principal repayments on the PPNs.

ARTICLE IV

COVENANTS

Section 4.01            Payment of Notes. The Issuer shall promptly pay the principal of and interest on the Notes on the dates and in the manner provided in the Notes and in this Indenture. An installment of principal or Cash Interest shall be considered paid on the date due if on such date the Trustee or the Paying Agent holds as of 11:00 a.m., New York City time, money sufficient to pay all principal and cash interest then due and the Trustee or the Paying Agent, as the case may be, is not prohibited from paying such money to the Holders on that date pursuant to the terms of this Indenture. PIK Interest shall be considered paid on the date due if the outstanding principal amount of the relevant Series of Notes has been increased in accordance with the applicable PIK Notice and Section 2.01.

Section 4.02            Minimum Cash Balance. The Issuer shall retain a minimum cash balance of at least $5,000,000 (the “Minimum Cash Balance”) until such time that all of the Series A Notes and Series B Notes are retired or repurchased; provided that:

(a)                the Board, pursuant to a resolution adopted by a majority of the directors, may reduce the Minimum Cash Balance so long as any reduction or series of incremental reductions does not exceed $1,000,000 in any six-month period and the Minimum Cash Balance may not be reduced below $3,000,000 prior to January 1, 2023;

(b)                on or after January 1, 2023, the Board, acting by Defined Majority Approval, may reduce the Minimum Cash Balance, but not below $2,000,000; and

(c)                at any time, the Board, pursuant to a resolution unanimously adopted by the directors, may, in connection with the immediate next Interest Payment Date, increase the Minimum Cash Balance, which Minimum Cash Balance shall revert to the previous Minimum Cash Balance amount immediately after such Interest Payment Date, as if this clause (c) had not been exercised.

The Issuer shall, on or before June 30 and December 31 of each year, report the Minimum Cash Balance to all Holders as of the immediately preceding June 15 and December 15, respectively, which report shall be certified by a director or Officer of the Issuer as true and correct. Falling below the Minimum Cash Balance will not constitute an Event of Default hereunder.

Section 4.03            Payment Priority Waterfall. When the Issuer’s cash balance exceeds the Minimum Cash Balance (other than with respect to (a) below), the Issuer shall cause the distribution of all Available Funds in accordance with the following payment priority waterfall (the “Payment Priority Waterfall”):

(a)                First, the Issuer shall cause the payment in full (i) to the Trustee of all amounts payable to it pursuant to and accordance with this Indenture and (ii) of fees on behalf of the Grantor Trust pursuant to the Grantor Trust Fee Agreement.

(b)                Second, the Issuer shall cause the payment in full to the Holders of the Series A Notes on each Interest Payment Date of all accrued and unpaid interest on such Series A Notes in full, including any arrears, and for the avoidance of doubt such interest payment shall not include a catch-up cash interest payment for any PIK Interest that has been previously capitalized as principal but shall include any increase in Cash Interest payable as a result of such PIK Interest capitalization on previous payment dates; provided that if insufficient Available Funds exist to pay interest on the Series A Notes in full, the Issuer shall cause such Available Funds to be used to make Cash Interest payments on a pro rata basis to Holders of the Series A Notes, and any remaining interest owned shall be paid as PIK Interest and capitalized as principal.

(c)                Third, the Issuer shall cause the payment in full to the Holders of the Series B Notes on each Interest Payment Date of all accrued and unpaid interest on such Series B Notes in full, including any arrears, and for the avoidance of doubt such interest payment shall not include a catch-up cash interest, payment for any PIK Interest that has been previously capitalized as principal, but shall include any increase in cash interest payable as a result of such capitalization on the previous payment dates; provided that if insufficient Available Funds exist to pay interest on the Series B Notes in full, the Issuer shall cause such Available Funds to be used to make Cash Interest payments on a pro rata basis to Holders of the Series B Notes, and any remaining interest owed shall be paid as PIK Interest and capitalized as principal.

(d)                Fourth, after December 31, 2022, the retirement of Class D Partnership Units outstanding in White Eagle Asset Portfolio, LP until all such Class D Partnership Units are retired; provided, however, that pursuant to a resolution unanimously adopted by the directors, the Company may at any time (and for the avoidance of doubt, on, before, or after December 31, 2022) retire all or a portion of the Class D Partnership Units before making any Cash Interest payments required by Sections 4.03(b) and 4.03(c) herein.

(e)                Fifth, after December 31, 2022, until all Series A Notes have been redeemed or repaid in full, the Issuer shall redeem any and all Series A Notes in accordance with Article III at a price determined in accordance with Section 3.01 on a semi-annual basis, that is substantially contemporaneous with the Issuer’s semi-annual Board meeting and/or reporting obligations, provided that the Minimum Cash Balance is maintained immediately following such redemption.

(f)                 Sixth, after December 31, 2022, until sufficient Series B Notes, including Series B PIK Interest (as defined in Exhibit B attached hereto), such that the outstanding principal amount of Series B Notes (including Series B PIK Interest) does not exceed $30 million have been redeemed or repaid, the Issuer shall redeem any and all of the Series B Notes in accordance with Article III at a price determined in accordance with Section 3.01 on a semi-annual basis that is substantially contemporaneous with the Issuer’s semi-annual Board meeting and/or reporting obligations, provided that the Minimum Cash Balance is maintained immediately following such redemption.

(g)                Seventh, after December 31, 2022, (i) 50% of the Available Funds shall be used by the Issuer to redeem any and all of the Series B Notes in accordance with Article III at a price determined in accordance with Section 3.01, and (ii) 50% of the Available Funds shall be paid to the Holders of the PPNs, in each case on a semi-annual basis that is substantially contemporaneous with the Issuer’s semi-annual Board meeting and/or reporting obligations, provided that the Minimum Cash Balance is maintained immediately following such redemption, provided that the Minimum Cash Balance is maintained immediately following such redemption.

(h)                Eighth, after December 31, 2022, after all Series B Notes have been redeemed or repaid in full, any remaining Available Funds shall be paid to Holders of PPNs on a semi-annual basis;

(i)                first, in or towards satisfaction of (i) the Nominal Profit Amount and (ii) on a pro rata and pari passu basis according to the respective amounts thereof, any amounts due and payable by the Issuer to third parties (including, without limitation, the Corporate Services Provider of the Issuer) incurred without breach by the Issuer of this Indenture (and for which payment has not been provided elsewhere, in each case to the extent such payments are for services (including servicing, trustee services and custodial services)) and any amounts required to pay or discharge any liability of the Issuer for corporation tax of the Issuer (but only to the extent such tax is not capable of being satisfied out of the Nominal Profit Amount); and

(ii)               second, to the Holders of PPNs, as interest on the PPNs (not a principal payment), on an annual basis.

For the avoidance of doubt, prior to December 31, 2022, only Sections 4.03(a)-(c) will apply (and Sections 4.03 (d)-(h) will not apply).

Cash Interest on the Series A Notes and the Series B Notes shall be paid on each Interest Payment Date only to the extent of Available Funds as set forth in this Section 4.03.

Section 4.04           Payment Priority Upon Deemed Liquidation. Notwithstanding anything to the contrary in this Indenture or any Note, the Notes, other than the Series A Notes, are subordinated in right of payment to the extent and in the manner provided in this Section 4.04.

Notwithstanding Section 4.03, in the event of a Deemed Liquidation, the Issuer shall apply the funds received as a result of such Deemed Liquidation in the following priority:

FIRST: to the Trustee for amounts due hereunder (including the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts in accordance with Section 7.06;

SECOND: to the redemption in full of the Series A Notes in accordance with Section 3.02;

THIRD: upon the redemption in full of the Series A Notes as set forth above, to the full redemption of the Series B Notes in accordance with Section 3.02; and

FOURTH: to the redemption in full of the PPNs in accordance with Section 3.02.

Section 4.05            Reports and Other Information.

(a)                No later than 120 days after the end of each fiscal year and no later than 90 days after the end of the first six (6) months of each fiscal year, the Issuer shall make available (including through electing to make any such report publicly available through the Vienna MTF) detailed interim and annual financial reports to all Holders of the Series A Notes and the Series B Notes, including, without limitation, information regarding any redemptions of the Notes pursuant to the Payment Priority Waterfall.

(b)                Delivery of any reports, information and documents to the Trustee pursuant to this Section 4.05 is for informational purposes only, and the Trustee’s receipt thereof shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Issuer’s compliance with any of its covenants under this Indenture (as to which the Trustee is entitled to rely conclusively on Officer’s Certificates). The Trustee shall have no duty to determine whether any reports have been furnished and/or delivered to the Holders pursuant to this Section 4.05.

(c)                Following the completion of each of the Issuer’s second and fourth quarters, the Board shall hold a meeting at which the Board shall (i) review the Issuer’s prior six (6) months’ operating performance, (ii) to the extent not prohibited by applicable law, effectuate an optional redemption of the Series A Notes and/or the Series B Notes in accordance with Article III, and (iii) review and approve the applicable periodic financial reporting, regulatory and securities filings.

Section 4.06            Board of Directors.

(a)                For so long as the relevant Series of Notes are issued and outstanding, the Issuer shall cause:

(i)                 two directors designated by Holders of a majority of the aggregate principal amount outstanding of the Series A Notes (each, a “Series A Director”) to serve as directors of the Board;

(ii)               one director designated by the Holders of a majority of the aggregate principal amount outstanding of the Series B Notes (the “Series B Director”) to serve as a director of the Board;

(iii)             one director designated by the Holders of a majority of the aggregate principal amount outstanding of the PPNs (the “PPN Director”) to serve as a director of the Board; and

(iv)              one Irish resident approved by the Series A Directors, the Series B Director and the PPN Director (the “Irish Director”) to serve as a director of the Board.

(b)                Subject to Sections 4.06(c)-(f), a director shall serve until he or she resigns, is removed or otherwise vacates his or her seat in accordance with the terms hereof and the Constitution of the Issuer (the “Constitution”).

(c)                The Series A Directors shall serve on the Board until no amount remains outstanding on the Series A Notes. If no Series A Notes are outstanding and no other amounts are due and owing on the Series A Notes, the Series A Directors shall promptly resign.

(d)                Upon such event described in Section 4.06(c), (i) Holders of the outstanding Series B Notes shall have the right to fill one of the two vacancies created by the resignation of the Series A Directors, and (ii) Holders of the outstanding PPNs shall have the right to fill the other vacancy created by the resignation of the Series A Directors in accordance with Section 4.06(f).

(e)                Once no amounts remain outstanding and no other amounts are due and owing on the Series B Notes, the Series B Director(s) shall promptly resign and the size of the Board shall be reduced to three directors.

(f)                 Each director who is appointed by the requisite Holders of a Series of Notes may only be removed in accordance with Regulation 117 of the Constitution and subject to the discharge of all amounts outstanding with respect to such Series of Notes as described in this Indenture. Upon any such director’s removal, replacement, resignation or other vacation of a seat on the Board, such vacancy shall be filled by Holders of the same Series of Notes, voting with a plurality standard based on the principal amount of Notes of that Series then outstanding; provided that, for so long as any Series A Directors or Series B Director(s) remain on the Board, with respect to votes by the class of PPNs to remove a director or fill a vacancy, only those votes cast by Holders of PPNs who do not at such time hold any Series A Notes or Series B Notes will be counted; and provided further that any vacancy of the Irish Director seat shall be filled by a majority vote of the other directors then serving and subject to the requirement that the replacement director must be resident in a member state of the European Economic Area.

(g)                The Issuer shall cause a quorum to be present for purposes of taking action if at least a majority of the then-serving members of its Board are present at a duly called meeting; provided that, for any meetings of the Board involving a vote that will require Defined Majority Approval, all of the then-serving members of the Board entitled to participate in the relevant vote must be present at a duly called meeting; provided further, however, that if the same director is not present at consecutive duly called meetings, the number of directors required to be present to constitute a quorum for Defined Majority Approval shall be reduced by one.

(h)                Fundamental Transactions shall require Defined Majority Approval to the extent applicable under the White Eagle LPA, unless otherwise required by law.

(i)                 No Series A Director will be eligible to vote on a Conflicted Transaction with respect to such director and no Series B Director will be eligible to vote on a Conflicted Transaction with respect to such director.

(j)                 Notwithstanding anything to the contrary in this Section 4.06 or otherwise in this Indenture or in the terms and conditions of the Notes, unless a Holder has provided a true, correct and up to date Irish Tax Representation Letter to the Issuer in form and substance satisfactory to the Issuer,

(i)              such Holder (or the beneficial owner for which such Holder holds the Notes(s)) shall not be eligible to vote or otherwise participate in the selection of a Series A Director, a Series B Director, a PPN Director or an Irish Director;

(ii)             such Holder (or the beneficial owner for which such Holder holds the Note(s)) shall not be eligible to vote or otherwise participate in any other decision to be taken by the Holders of any of the Notes; and

(iii)            the interests of such Holder (or the beneficial owner for which such Holder holds the Note(s)) shall not be represented by, or otherwise taken into consideration by, a Series A Director, a Series B Director, a PPN Director or an Irish Director or any other director on the Board in the performance of his or her duties on the Board or in considering the financial and operating policy decisions of the Issuer.

Section 4.07           Compliance Certificate. The Issuer shall deliver to the Trustee within 120 days after the end of each fiscal year of the Issuer, beginning with the fiscal year ended on December 31, 2020, an Officer’s Certificate stating that in the course of the performance by the signer (which shall be a director of the Issuer) of his or her duties as an Officer of the Issuer, he or she would normally have knowledge of any Default and whether or not, to their best knowledge, there is any Default that occurred during such period. If such Officer does, the certificate shall describe the Default, its status and what action the Issuer is taking or proposes to take with respect thereto. In addition, so long as any Notes are outstanding, if any Default has occurred and is continuing under this Indenture, the Issuer shall within thirty (30) days of the occurrence thereof deliver to the Trustee an Officer’s Certificate specifying such Default and what action the Issuer is taking or proposes to take with respect thereto.

Section 4.08            Further Instruments and Acts. Upon request of the Trustee, the Issuer shall execute and deliver such further instruments and do such further acts as may be reasonably necessary or proper to carry out more effectively the purpose of this Indenture.

Section 4.09            Maintenance of Office or Agency.

(a)                The Issuer shall maintain an office or agency (which may be an office of the Trustee or an affiliate of the Trustee or Registrar) where Notes may be surrendered for registration of transfer or for exchange. The Issuer shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Issuer shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations and surrenders may be made at the Corporate Trust Office of the Trustee as set forth in Section 10.02.

(b)               The Issuer may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Issuer of its obligation to maintain an office or agency for such purposes. The Issuer shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

(c)                The Issuer hereby designates the Corporate Trust Office of the Trustee or its agent as such office or agency of the Issuer in accordance with Section 2.04.

Section 4.10            Existence. The Issuer shall do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the Issuer shall not be required to preserve, renew and keep in full force and effect any such right, license, permit, privilege, franchise or legal existence if the Issuer shall determine in good faith that the preservation, renewal or keeping in full force and effect thereof is no longer desirable in the conduct of the business of the Issuer.

Section 4.11            Controlled Foreign Corporation.

(a)                The Issuer shall not sell or issue any securities of the Issuer (including, without limitation, any Notes, options, warrants or other rights to acquire any of the foregoing) to any U.S. person or entity if such sale or issuance of securities would cause the Issuer to be a “controlled foreign corporation” within the meaning of Section 957 of the Code (a “CFC”). The Issuer shall not redeem any Series A Notes, Series B Notes or PPNs of any Person if such redemption would cause the Issuer to be a CFC. Each Holder of a Series A Note and/or a Series B Note, as applicable, by its acceptance of a Series A Note and/or a Series B Note, shall be deemed to have agreed that, after the date hereof, it shall not take any action (including without limitation (i) the purchase or disposition of Notes, options, warrants or other rights or warrants to acquire any of the foregoing or (ii) the conversion of Series A Notes or Series B Notes into Trust Certificates) that would cause the Issuer to be a CFC. Any sale, transfer, conversion, redemption, exercise or other disposition of securities of the Issuer in contravention of this Section 4.11 shall be given no effect and shall be void ab initio.

Section 4.12            Listing. The Issuer shall maintain the quotation or listing and trading of its securities on the Vienna MTF (a multilateral trading facility operated by Wiener Börse AG) (the “Vienna MTF”) or a similar trading market and will comply in all respects with the Issuer’s reporting, filing and other obligations under the bylaws or rules of the Vienna MTF or such similar trading market.

Section 4.13            Stock Exchange Notifications.

(a)                The Issuer shall inform the Vienna MTF of the occurrence of any of the below events in accordance with the current rules and procedures of the Vienna MTF:

(i)              a change of name of the Issuer;

(ii)             amendment of the legal status of the Issuer;

(iii)            any Event of Default on the Notes or postponement of interest payment/repayment by the Issuer;

(iv)           any changes to the terms of issue with respect to the Notes; and

(v)            any redemption pursuant to Article III.

(b)                In addition, upon the issuance of any Additional Notes of any Series, the Issuer shall apply for admission to trading for such Additional Notes:

(i)              With respect to a public offering of Notes, on the issue date of such Additional Notes; or

(ii)             In all other cases, no later than 90 days after issue of such Additional Notes,

and in any event, in accordance with the then current rules and procedures of the Vienna MTF.

(c)                Upon any upsize comprising the issuance of Additional Notes of any Series, the Issuer shall inform the Vienna MTF in accordance with the current rules and procedures of the Vienna MTF.

Section 4.14            Company Structure. In the event the Issuer determines that it is in the best interests of the Issuer to convert its company structure to a form other than a designated activity company, in which such conversion the Holders of the Notes would receive new securities that provide substantially equivalent rights and benefits to the Holders in all respects (including economic rights, benefits and payment priority) in exchange for cancelation of their Notes then, notwithstanding the provisions of Section 9.02, approval of the Holders of a majority of the aggregate outstanding principal amount of each class of Notes receiving new securities shall be required to approve such new securities (an “Approved Restructuring”). For the avoidance of doubt, such Approved Restructuring will not constitute a Deemed Liquidation or Fundamental Transaction.

Section 4.15            Issuer Tax Status:

(a)              The Issuer shall not engage in any business other than the holding or managing or both the holding and managing, in each case in Ireland, of “qualifying assets” within the meaning of Section 110 of the TCA and acts incidental to or necessary in connection such business and any acts ancillary thereto.

(b)              The Issuer has conducted and will conduct its affairs in accordance with its constitution from within Ireland, that all the directors of the Issuer have exercised and will exercise their control over the business of the Issuer independently and that all meetings of the directors have been and will be held in Ireland and that those directors (acting independently) exercise their authority only from and within Ireland by taking all key decisions relating to the Issuer in Ireland.

(c)              The Issuer shall maintain its central management and control and its place of effective management only in Ireland and shall not be treated under any of the double taxation treaties entered into by Ireland as being resident in any other jurisdiction nor shall the Issuer have a permanent establishment, branch or agency in any jurisdiction other than Ireland under the laws or guidelines of any jurisdiction (other than Ireland).

(d)              The Issuer will not grant to any persons (other than its members or its Directors) any ability to participate in its financial and operating decisions.

(e)               The Issuer is a “qualifying company” for the purposes of Section 110 TCA.

(f)               Other than those transactions to which Section 110(4) TCA applies, the Issuer will not enter into any transaction or arrangement otherwise than by way of a transaction or arrangement at arm’s length.

(g)              The Issuer shall not take any action which could prejudice its status as a qualifying company within the meaning of Section 110 of the TCA.

(h)              The Issuer shall not make any election within the meaning of Section 110(6) of the TCA without the consent of the Trustee.

ARTICLE V

CONVERSION

Section 5.01      Right to Convert. Subject to the provisions of this Article V, each Holder of Series A Notes or Series B Notes may, on any Business Day and at its option, convert such Holder’s Notes in accordance with the terms in this Article V, unless a notice of redemption has been delivered to the Holders pursuant to Article III (the “Conversion Obligation”).

(a)         A Holder of the Series A Notes may, at its option, convert each $100.00 principal amount of such Holder’s Series A Notes (which shall be tendered in a minimum denomination of €100,000 (or its U.S. dollar equivalent) and integral multiples of $1.00 in excess thereof) into a number of Trust Certificates representing $100 in principal amount of PPNs (the “Series A Conversion Rate”).

(b)        A Holder of the Series B Notes may, at its option, convert each $100.00 principal amount of such Holder’s Series B Notes (which shall be tendered in a minimum denomination of €100,000 (or its U.S. dollar equivalent) and integral multiples of $1.00 in excess thereof) into a number of Trust Certificates representing $200 in principal amount of PPNs (the “Series B Conversion Rate”).

Section 5.02        Conversion Procedures; Settlement Upon Conversion.

(a)        Upon conversion of any Note, the Issuer shall deposit PPNs with the Grantor Trust and, pursuant to the terms of the Grantor Trust Agreement, the Grantor Trust shall deliver to the converting Holder, in respect of each $100.00 principal amount of Notes being converted, a number of Trust Certificates equal to the Series A Conversion Rate or the Series B Conversion rate, as applicable, on the second Business Day immediately following such Conversion Date (as defined below).

(b)        Subject to Section 5.02(e), before any Holder shall be entitled to convert a Note as set forth above, such Holder shall (i) in the case of a Global Note, comply with the procedures of the Depository in effect at that time and, if required, pay funds equal to the interest payable on the next Interest Payment Date and (ii) in the case of a Definitive Note (1) complete, manually or electronically sign and deliver an irrevocable notice to the Conversion Agent as set forth in the Form of Notice of Conversion attached to the Form of Notes (or a facsimile thereof) (a “Notice of Conversion”) at the office of the Conversion Agent and state in writing therein the principal amount of Notes to be converted and the name or names (with addresses) in which such Holder wishes the Trust Certificates to be delivered by the Grantor Trust upon settlement of the Conversion Obligation to be registered, (2) surrender such Notes, duly endorsed to the Issuer or in blank (and accompanied by appropriate endorsement and transfer documents), at the office of the Conversion Agent, (3) if required, furnish appropriate endorsements and transfer documents and (4) if required, pay funds equal to interest payable on the next Interest Payment Date. The Conversion Agent shall notify the Issuer and the Trustee (if not the Conversion Agent) of receipt of any Notice of Conversion, receipt of any Notes from Holders and receipt of any payment of interest from a Holder pursuant to this Article V on the Conversion Date for such conversion.

(c)        A Note shall be deemed to have been converted immediately prior to the close of business on the date (the “Conversion Date”) that the Holder has complied with the requirements set forth in Section 5.02(b) above. The Issuer shall issue PPNs and deposit those PPNs with the Grantor Trust pursuant to the Grantor Trust Agreement, the Grantor Trust shall cause to be issued, and deliver to such Holder, or such Holder’s nominee or nominees, certificates (or, if the Note to be converted is a Global Note, a book-entry transfer through the Depository) for the full number of Trust Certificates to which such Holder shall be entitled in satisfaction of the Issuer’s Conversion Obligation.

(d)        In case any Definitive Note shall be surrendered for partial conversion, the Issuer shall execute and the Trustee shall authenticate and deliver to or upon the written order of the Holder of the Note so surrendered a new Note or Notes in authorized denominations in an aggregate principal amount equal to the unconverted portion of the surrendered Note, without payment of any service charge by the converting Holder but, if required by the Issuer or Trustee, with payment of a sum sufficient to cover any documentary, stamp or similar issue or transfer tax or similar governmental charge required by law or that may be imposed in connection therewith as a result of the name of the Holder of the new Notes issued in connection with such conversion being different from the name of the Holder of the old Notes surrendered for such conversion.

(e)        If a Holder converts a Note, the Issuer will pay any documentary, stamp or similar issue or transfer tax or duty due on the issue or delivery of any Trust Certificate or PPN upon such conversion except for any tax or duty that is due because such Holder requested Trust Certificates or PPNs to be registered in a name other than such Holder’s name.

(f)        Upon the conversion of an interest in a Global Note, the Trustee shall make a notation on such Global Note as to the reduction in the principal amount represented thereby. The Issuer shall notify the Trustee in writing of any conversion of Notes effected through any Conversion Agent other than the Trustee.

(g)       Upon conversion, a Holder shall not receive any separate cash payment for accrued and unpaid interest, if any, except as set forth below. The Issuer’s settlement of the full Conversion Obligation shall be deemed to satisfy in full its obligation to pay the principal amount of the Note and accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date. As a result, accrued and unpaid interest, if any, to, but not including, the relevant Conversion Date shall be deemed to be paid in full rather than canceled, extinguished or forfeited. Notwithstanding the foregoing, if Notes are converted after the close of business on a Record Date, Holders of such Notes as of the close of business on such Record Date will receive the full amount of interest payable on such Notes on the corresponding Interest Payment Date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any Record Date to the open of business on the immediately following Interest Payment Date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment shall be required (1) for conversions whose Conversion Date occurs after the Record Date immediately preceding the maturity date; or (2) to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note. Therefore, for the avoidance of doubt, all Holders of record as of the close of business on the Record Date immediately preceding the maturity date, shall receive the full interest payment due on the maturity date or other applicable Interest Payment Date regardless of whether their Notes have been converted following such Record Date.

Section 5.03            Effect of Converting a Note. At the close of business on the Conversion Date, such Note will cease to be outstanding (and for the avoidance of doubt, no Person will be deemed to be a Holder of such Note as of the close of business on such Conversion Date).

Section 5.04       No Liability of Trustee or Conversion Agent. The Trustee and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder to determine the Series A

Conversion Rate or Series B Conversion Rate (or any calculations in respect thereof). The Trustee and any Conversion Agent shall not be accountable with respect to the quantity, validity or value (or the kind or amount) of any Trust Certificates, PPNs or of any securities, property or cash that may at any time be issued or delivered upon the conversion of any Note; and the Trustee and each Conversion Agent make no representations with respect thereto. Neither the Trustee nor any Conversion Agent shall be responsible for any failure of the Issuer or any other Person to issue, transfer or deliver any Trust Certificates or other securities or property or cash upon the surrender of any Note for the purpose of conversion or to comply with any of the duties, responsibilities or covenants of the Issuer contained in this Article V.

ARTICLE VI

DEFAULTS AND REMEDIES

Section 6.01        Events of Default. An “Event of Default” occurs with respect to a Series of Notes if:

(a)        with respect to the Series A Notes or the Series B Notes, there is a default in any payment of interest on any such Note when the same becomes due and payable;

(b)        there is a default in the payment of principal of any Note of such Series when due at its Stated Maturity, upon optional or mandatory redemption, upon declaration or otherwise;

(c)        any corporate action, legal proceedings or other procedure or step is taken in relation to:

(i)       the suspension of payments on the Notes (other than a deferral of interest on the PPNs as described in Section 2.14), a moratorium of any indebtedness, winding-up, liquidation, dissolution, administration, examinership or reorganization (by way of voluntary arrangement, scheme of arrangement or otherwise) of the Issuer;

(ii)       a composition, compromise, assignment or arrangement with any creditor of the Issuer;

(iii)      the appointment of a liquidator, receiver, examiner, compulsory manager or other similar officer in respect of the Issuer or any of the assets of the Issuer; or

(iv)     or any analogous procedure or step is taken in any jurisdiction; provided that this Section 6.01(c) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within thirty days of commencement; or

(d)        the Issuer fails to redeem Notes as required following a distribution of a notice of redemption to the Holders of such Notes pursuant to Article III or shall fail to comply with the provisions of the Payment Priority Waterfall set forth in Section 4.03 or the provisions of Section 4.04.

For the avoidance of doubt, Sections 6.01(a), 6.01(b) and 6.01(d) are only applicable to the Series A Notes and the Series B Notes.

The foregoing shall constitute Events of Default whatever the reason for any such Event of Default and whether it is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body.

Section 6.02       Acceleration. If an Event of Default with respect to the outstanding Series A Notes and/or outstanding Series B Notes (other than an Event of Default specified in Section 6.01(c)) occurs and is continuing, then the Trustee by notice to the Issuer or the Holders of at least 25% in principal amount of outstanding Series A Notes or outstanding Series B Notes, as applicable, for which the Event of Default has occurred, by notice to the Issuer, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on both the Series A Notes and Series B Notes to be immediately due and payable.  A declaration of acceleration pursuant to the preceding sentence shall apply to all of the outstanding Series A Notes and all of the outstanding Series B Notes.  Neither the Trustee nor the Holders of the Series A Notes or the Series B Notes shall be entitled to accelerate Notes only with respect to a particular Series.  If an Event of Default specified in Section 6.01(c) occurs, the principal of, premium, if any, and interest on all the Notes of every Series will become immediately due and payable without any other act on the part of the Trustee or any Holders. The PPNs shall not be deemed accelerated unless an Event of Default specified in Section 6.01(c) occurs. An acceleration may be rescinded as follows:

(a)        If the Series A Notes have been accelerated as a result of an Event of Default on the Series A Notes, Holders of a majority in principal amount of the outstanding Series A Notes, by notice to the Trustee, may rescind and annul the acceleration and its consequences with respect to the Series A Notes, provided that rescission would not conflict with any final, non-appealable judgment of a court of competent jurisdiction and provided further that all existing Events of Default in respect of the Series A Notes, other than an Event of Default resulting from the nonpayment of principal or interest that has become due as a result of the acceleration, have been cured or waived;

(b)        If the Series B Notes have been accelerated as a result of an Event of Default on the Series B Notes, Holders of a majority in principal amount of the outstanding Series B Notes, by notice to the Trustee, may rescind and annul the acceleration and its consequences with respect to the Series B Notes, provided that rescission would not conflict with any final, non-appealable judgment of a court of competent jurisdiction and provided further that all existing Events of Default in respect of the Series B Notes, other than an Event of Default resulting from the nonpayment of principal or interest that has become due as a result of the acceleration, but have been cured or waived;

(c)        If the PPNs have been accelerated as a result of an Event of Default on the PPNs, Holders of a majority in principal amount of the outstanding PPNs, by notice to the Trustee, may rescind and annul the acceleration and its consequences with respect to the PPNs, provided that rescission would not conflict with any final, non-appealable judgment of a court of competent jurisdiction and provided further that all existing Events of Default in respect of the PPNs, have been cured or waived;

(d)        If the Series A Notes have been accelerated as a result of an Event of Default on the Series B Notes, Holders of a majority in principal amount of the outstanding Series A Notes, by notice to the Trustee, may rescind and annul the acceleration and its consequences with respect to the Series A Notes, provide that rescission would not conflict with any final, non-appealable judgement of a court of competent jurisdiction; and

(e)        If the Series B Notes have been accelerated as a result of an Event of Default on the Series A Notes, Holders of a majority in principal amount of the outstanding Series B Notes, by notice to the Trustee, may rescind and annul the acceleration and its consequence with respect to the Series B Notes, provided that rescission would not conflict with any final, non-appealable judgement of a court of competent jurisdiction.

Section 6.03      Other Remedies. If an Event of Default with respect to Notes of any Series at the time outstanding occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes of such Series or to enforce the performance of any provision of the Notes of such Series or this Indenture.

The Trustee may maintain a proceeding even if it does not possess any of the Notes of such Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

Section 6.04       Waiver of Past Defaults. Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in aggregate principal amount of a Series of Notes then outstanding by written notice to the Trustee may waive an existing Default with respect to such Series and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem any Note when required pursuant to the terms of this Indenture, (c) a Default in respect of a provision that under Section 9.02 cannot be amended without the consent of each affected Holder or (d) an Event of Default in respect of a provision that under Section 9.03 or Section 9.04 cannot be amended without the consent of the Holders of 75% in aggregate principal amount of the outstanding Series A Notes or Series B Notes, as applicable. When a Default is waived, it is deemed cured and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under this Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Section 6.05       Control by Majority. The Holders of a majority in aggregate principal amount of outstanding Notes of any Series may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to such Series or of exercising any trust or power conferred on the Trustee with respect to such Series; provided, however, that if (i) the Series A Notes and the Series B Notes have been accelerated by declaration or (ii) all Series of Notes have been automatically accelerated and any Series A Notes are outstanding, the Holders of a majority in aggregate principal amount of the Series A Notes outstanding shall have the sole right, without the need for the consent of the Holders of any other Series of Notes, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes or of exercising any trust or power conferred on the Trustee with respect to the Notes; provided further, however, that if there are no Series A Notes outstanding and (x) the Series B Notes have been accelerated by declaration or (y) all Series of Notes have been automatically accelerated, the Holders of a majority in aggregate principal amount of the Series B Notes outstanding shall have the sole right, without the need for the consent of the Holders of the PPNs, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes or of exercising any trust or power conferred on the Trustee with respect to the Notes.

The Trustee may refuse to follow any direction that conflicts with law or this Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under this Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

Section 6.06       Limitation on Suits.

(a)                Except to enforce the right to receive payment of principal or interest when due, no Holder may pursue any remedy with respect to this Indenture or the Notes unless:

(i)        such Holder has previously given the Trustee written notice that an Event of Default is continuing with respect to such Series of Notes,

(ii)       Holders of at least 25% in aggregate principal amount of the outstanding Notes of the Series of Notes for which the remedy is sought have requested the Trustee to pursue the remedy, or if the Series A Notes and the Series B Notes have been accelerated and any Series A Notes are outstanding, the Holders of 25% in aggregate principal amount of the outstanding Series A Notes have requested the Trustee to pursue the remedy, or if no Series A Notes are outstanding, and the Series B Notes have been accelerated, the Holders of 25% in aggregate principal amount of the outstanding Series B Notes have requested the Trustee to pursue the remedy, or if no Series A Notes or Series B Notes are outstanding, and the PPNs have been accelerated, the Holders of 25% in aggregate principal amount of the outstanding PPNs have requested the Trustee to pursue the remedy;

(iii)      such Holders have offered the Trustee security or indemnity satisfactory to it against any loss, liability or expense;

(iv)     the Trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(v)      the Holders of a majority in aggregate principal amount of the outstanding Notes of the Series of Notes for which the remedy is sought have not given the Trustee a direction inconsistent with such request within such 60-day period, or if (i) the Series A Notes and the Series B Notes have been accelerated by declaration or (ii) all Series of Notes of all Series have been automatically accelerated and any Series A Notes are outstanding, the Holders of a majority in aggregate principal amount of the outstanding Series A Notes have not given the Trustee a direction inconsistent with such request within such 60-day period, or if the Notes of all Series have been accelerated and there are no Series A Notes outstanding, the Holders of a majority of the outstanding Series B Notes have not given the Trustee a direction inconsistent with such request within such 60-day period.

it being understood and agreed that no one or more Holders of any Series of Notes shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other Holders of any Series of Notes, or to obtain or to seek to obtain priority or preference over any other Holders of any Series of Notes (except as set forth herein) or to enforce any right under this Indenture, except in the manner specifically provided in this Indenture and for the equal and ratable benefit of all the Holders (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such Holders).

(b)                If the Trustee or any Holder has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case the Issuer, the Trustee and the Holders shall, subject to any determination in such proceeding, be restored severally and respectively to their former positions hereunder, and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 6.07            Rights of the Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder to receive payment of principal of and interest on the Notes held by such Holder, on or after the respective due dates expressed or provided for in the Notes, to convert the Notes in accordance with the terms hereof, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

Section 6.08      Collection Suit by Trustee. If an Event of Default specified in Section 6.01(a) (with respect to the Series A Notes and/or the Series B Notes) or (b) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Issuer or any other obligor on the Notes for the whole amount then due and owing (together with interest on overdue principal and (to the extent lawful) on any unpaid interest at the rate provided for in the Notes) and the amounts provided for in Section 7.06.

Section 6.09       Trustee May File Proofs of Claim. The Trustee may file such proofs of claim, statements of interest and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for reasonable compensation, expenses disbursements and advances of the Trustee (including counsel, accountants, experts or such other professionals as the Trustee deems necessary, advisable or appropriate)) and the Holders allowed in any judicial proceedings relative to the Issuer, its creditors or its property, shall be entitled to participate as a member, voting or otherwise, of any official committee of creditors appointed in such matters and, unless prohibited by law or applicable regulations, may vote on behalf of the Holders in any election of a trustee in bankruptcy or other Person performing similar functions, and any custodian in any such judicial proceeding is hereby authorized by each Holder to make payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and its counsel, and any other amounts due the Trustee under Section 7.06. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

Section 6.10       Priorities.

Any money or property collected by the Trustee pursuant to this Article VI and any other money or property distributable in respect of the Notes Obligations and the Issuer’s obligations under this Indenture after an Event of Default shall be applied in the following order:

FIRST:  to the Trustee for amounts due hereunder (including the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts in accordance with Section 7.06);

SECOND: to the Holders of the Series A Notes for the principal of, interest on, and any other payment in respect of the Series A Notes before Holders of any other Series of Notes receive any payment, whether for principal of, interest on, or other payment in respect of such other Series of Notes;

THIRD: to the Holders of the Series B Notes for the principal of, interest on, and any other payment in respect of the Series B Notes;

FOURTH; to the Holders of the PPNs for the principal of, interest on, and any other payment in respect of the PPNs; and

FIFTH: to the Issuer.

The Trustee may fix a record date and payment date for any payment to the Holders pursuant to this Section 6.10. At least fifteen (15) days before such record date, the Trustee shall give to each Holder and the Issuer a notice that states the record date, the payment date and the amount to be paid.

Section 6.11       Undertaking for Costs. In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys’ fees and expenses, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section 6.11 does not apply to a suit by the Trustee, a suit by a Holder pursuant to Section 6.06 or a suit by Holders of more than 10% in aggregate principal amount of the Notes of the relevant Series.

Section 6.12       Waiver of Stay or Extension Laws. The Issuer shall not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Issuer hereby expressly waives all benefit or advantage of any such law, and shall not hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VII

TRUSTEE

Section 7.01       Duties of Trustee.

(a)        If an Event of Default has occurred and is continuing, the Trustee shall exercise the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

(b)        Except during the continuance of an Event of Default:

(i)        the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture and no implied covenants or obligations shall be read into this Indenture against the Trustee (it being agreed that the permissive right of the Trustee to do things enumerated in this Indenture shall not be construed as a duty); and

(ii)       in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. The Trustee shall be under no duty to make any investigation as to any statement contained in any such instance, but may accept the same as conclusive evidence of the truth and accuracy of such statement or the correctness of such opinions. However, in the case of any such certificates or opinions required by any provision hereof to be provided to it, the Trustee shall examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

(c)        The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act or its own willful misconduct, except that:

(i)       this paragraph (c) does not limit the effect of paragraph (b) of this Section 7.01;

(ii)      the Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer unless it is proved that the Trustee was negligent in ascertaining the pertinent facts; and

(iii)      the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.05.

(d)        Every provision of this Indenture that in any way relates to the Trustee is subject to this Article VII.

(e)        The Trustee shall not be liable for interest on (and shall not be required to invest) any money received by it except as the Trustee may agree in writing with the Issuer.

(f)         Money held in trust by the Trustee need not be segregated from other funds except to the extent required by law.

(g)       No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if repayment of such funds or adequate indemnity against such risk or liability is not assured to its satisfaction.

Section 7.02       Rights of Trustee. Subject to the provisions of Section 7.01 hereof:

(a)        The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

(b)        Before the Trustee acts or refrains from acting, it may require an Officer’s Certificate or an Opinion of Counsel or both. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on the Officer’s Certificate or Opinion of Counsel.

(c)        The Trustee may act through agents and shall not be responsible for the misconduct or negligence of any agent (other than an agent who is an employee of the Trustee) appointed with due care.

(d)       The Trustee shall not be responsible or liable for any action it takes or omits to take which it believes to be authorized or within its rights or powers.

(e)        The Trustee may, at the expense of the Issuer, consult with counsel of its own selection and the advice or opinion of counsel with respect to legal matters relating to this Indenture and the Notes shall be full and complete authorization and protection from liability in respect of any action taken, omitted or suffered by it hereunder in accordance with the advice or opinion of such counsel.

(f)         The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond, debenture, note or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall, upon reasonable notice in writing, be entitled to examine the books, records and premises of the Issuer, personally or by agent or attorney, at the expense of the Issuer and shall incur no liability of any kind by reason of such inquiry or investigation.

(g)        The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders pursuant to this Indenture, unless such Holders shall have offered to the Trustee security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction.

(h)        The rights, privileges, protections, immunities and benefits given to the Trustee, including its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each agent, custodian and other Person employed to act hereunder.

(i)         The Trustee shall not be responsible or liable for any action taken or omitted by it at the direction of the Holders of not less than a majority in aggregate principal amount of the Notes of a Series as to the time, method and place of conducting any proceedings for any remedy available to the Trustee or the exercising of any power conferred by this Indenture.

(j)         Any action taken, or omitted to be taken, by the Trustee pursuant to this Indenture upon the request or authority or consent of any person who, at the time of making such request or giving such authority or consent, is the Holder of any Note shall be conclusive and binding upon future Holders of such Notes and upon Notes executed and delivered in exchange therefor or in place thereof.

(k)        The Trustee may request that the Issuer delivers an Officer’s Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officer’s Certificate may be signed by any Person authorized to sign an Officer’s Certificate, including any Person specified as so authorized in any such certificate previously delivered and not superseded.

(l)         The Trustee shall not be responsible or liable for punitive, special, indirect, or consequential loss or damage of any kind whatsoever (including, but not limited to, loss of profit) irrespective of whether the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of actions.

(m)       The Trustee shall not be required to give any bond or surety in respect of the execution of the trusts and powers under this Indenture.

(n)        The Trustee shall not be responsible or liable for any failure or delay in the performance of its obligations under this Indenture arising out of or caused, directly or indirectly, by circumstances beyond its reasonable control, including, without limitation, acts of God; earthquakes; fire; flood; terrorism; wars and other military disturbances; sabotage; epidemics; riots; loss or malfunction of utilities, computer (hardware or software) or communication services; accidents; labor disputes; and acts of civil or military authorities and governmental action.

(o)        The Trustee is not responsible for monitoring the performance by any third party of its duties or for any other Person’s failure to perform.

(p)        The Trustee shall not be obligated to monitor or confirm, on a continuing basis or otherwise, the Issuer’s or any other entity’s compliance with the covenants described herein (including, without limitation, the Issuer’s compliance with the Payment Priority Waterfall or Section 4.04) or with respect to any reports or other documents filed under this Indenture, the Notes or any other related document. Nothing herein shall be construed to impose an obligation on the part of the Trustee to monitor, recalculate, evaluate or verify any report, certificate or information received from the Issuer or any other person, or to monitor, verify or independently determine compliance by the Issuer with the terms hereof.

(q)        Nothing herein shall be deemed to require the Trustee to submit to the jurisdiction or venue of a non-U.S. court.

Section 7.03       Individual Rights of Trustee.

(a)        The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee. Any Paying Agent or Registrar may do the same with like rights. However, the Trustee must comply with Sections 7.09 and 7.10.

(b)        For certain payments made pursuant to this Indenture, the Trustee may be required to make a “reportable payment” or “withholdable payment” and in such cases the Trustee shall have the duty to act as a payor or withholding agent, respectively, that is responsible for any tax withholding and reporting required under Chapters 3, 4, and 61 of the Code. The Trustee shall have the sole right to make the determination as to which payments are “reportable payments” or “withholdable payments.” All parties to this Indenture shall provide an executed IRS Form W-9 or appropriate IRS Form W-8 (or, in each case, any successor form) to the Trustee prior to closing, and shall promptly update any such form to the extent such form becomes obsolete or inaccurate in any respect. The Trustee shall have the right to request from any party to this Indenture, or any other Person entitled to payment hereunder, any additional forms, documentation or other information as may be reasonably necessary for the Trustee to satisfy its reporting and withholding obligations under the Code. To the extent any such forms to be delivered under this Section 7.03(b) are not provided prior to or by the time the related payment is required to be made or are determined by the Trustee to be incomplete and/or inaccurate in any respect, the Trustee shall be entitled to withhold on any such payments hereunder to the extent withholding is required under Chapters 3, 4, or 61 of the Code, and shall have no obligation to gross up any such payment.

Section 7.04       Trustee’s Disclaimer. The Trustee shall not be responsible for and makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Issuer’s use of the proceeds from the Notes, and it shall not be responsible for any statement of the Issuer in this Indenture or in any document issued in connection with the sale of the Notes or in the Notes other than the Trustee’s certificate of authentication. In accepting the trust hereby created, the Trustee acts solely as Trustee under this Indenture and not in its individual capacity and all persons, including without limitation the Holders of Notes and the Issuer having any claim against the Trustee arising from this Indenture shall look only to the funds and accounts held by the Trustee hereunder for payment except as otherwise provided herein.

Section 7.05       Notice of Defaults. The Trustee shall not be deemed to have notice of any Default or Event of Default (other than a Default in the payment of principal of or interest on any Note) unless written notice of any event which is in fact such a Default or Event of Default is received by a Trust Officer of the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes of the relevant Series and this Indenture. If a Default occurs of which a Trust Officer of the Trustee is deemed to have knowledge in accordance with this Section 7.05, the Trustee shall give to each Holder of the relevant Series of Notes notice of the Default in accordance with Section 10.02 within 30 days after it is actually known to a Trust Officer or written notice of it is received by the Trustee. Except in the case of a Default in the payment of principal of, premium (if any) or interest on any Note, the Trustee may withhold notice if and so long as it in good faith determines that withholding notice is in the interests of the Holders of such Notes.

Section 7.06       Compensation and Indemnity. The Issuer shall pay to the Trustee from time to time such compensation for the Trustee’s acceptance of this Indenture and its services hereunder as mutually agreed to in writing between the Issuer and the Trustee. The Trustee’s compensation shall not be limited by any law on compensation of a trustee of an express trust. The Issuer shall reimburse the Trustee upon request for all reasonable out-of-pocket expenses incurred or made by it, including costs of collection, in addition to the compensation for its services. Such expenses shall include the reasonable compensation and expenses, disbursements and advances of the Trustee’s agents, counsel, accountants and experts. The Issuer shall indemnify the Trustee or any predecessor Trustee and their respective directors, officers, employees and agents against any and all loss, liability, claim, damage, cost or expense (including reasonable attorneys’ fees and expenses and including taxes (other than taxes based upon, measured by or determined by the income of the Trustee)) incurred by or in connection with the acceptance or administration of this trust and the performance of its duties and/or the exercise of its rights hereunder, including the costs and expenses of enforcing this Indenture against the Issuer (including this Section 7.06) and defending itself against or investigating any claim (whether asserted by the Issuer, any Holder or any other Person). The obligation to pay such amounts shall survive the payment in full or defeasance of the Notes, the satisfaction and discharge of this Indenture and/or the removal or resignation of the Trustee. The Trustee shall notify the Issuer of any claim for which it may seek indemnity promptly upon obtaining actual knowledge thereof; provided, however, that any failure so to notify the Issuer shall not relieve the Issuer of its indemnity obligations hereunder. The Issuer shall defend the claim and the indemnified party shall provide reasonable cooperation at the Issuer’s expense in the defense. Such indemnified parties may have separate counsel and the Issuer shall pay the fees and expenses of such counsel; provided, however, that the Issuer shall not be required to pay such fees and expenses if it assumes such indemnified parties’ defense and, in such indemnified parties’ reasonable judgment, there is no actual or potential conflict of interest between the Issuer, and such parties in connection with such defense. Notwithstanding the foregoing, the Issuer need not reimburse any expense or indemnify against any loss, liability or expense incurred by an indemnified party through such party’s own willful misconduct or gross negligence.

To secure the Issuer’s payment obligations in this Section 7.06, the Trustee shall have a lien prior to the Notes on all money or property held or collected by the Trustee other than money or property held in trust to pay principal of and interest on particular Notes.

The Issuer’s payment obligations pursuant to this Section 7.06 shall survive the satisfaction or discharge of this Indenture, any rejection or termination of this Indenture under any bankruptcy law or the resignation or removal of the Trustee. Without prejudice to any other rights available to the Trustee under applicable law, when the Trustee incurs expenses after the occurrence of a Default specified in Section 6.01(c) with respect to the Issuer, the expenses are intended to constitute expenses of administration in connection with any Insolvency Event.

Section 7.07        Replacement of Trustee.

(a)        The Trustee may resign with respect to the Notes of one or more Series at any time by so notifying the Issuer. The Holders of a majority in aggregate principal amount of the outstanding Notes of any Series may remove the Trustee with respect to that Series by so notifying the Trustee and may appoint a successor Trustee with respect to that Series. Unless an Event of Default has occurred and is continuing, the Issuer shall remove the Trustee if:

(i)        the Trustee fails to comply with Section 7.09;

(ii)       the Trustee is adjudged bankrupt or insolvent;

(iii)      a receiver or other public officer takes charge of the Trustee or its property; or

(iv)      the Trustee otherwise becomes incapable of acting.

(b)        If the Trustee resigns, is removed by the Issuer or by the Holders of a majority in aggregate principal amount of the Notes of any Series and such Holders do not reasonably promptly appoint a successor Trustee, or if a vacancy exists in the office of Trustee for any reason (the Trustee in such event being referred to herein as the retiring Trustee), the Issuer shall promptly appoint a successor Trustee.

(c)        A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Issuer. Thereupon the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture with respect to each Series of Notes for which it is acting as Trustee under this Indenture. The successor Trustee shall give a notice of its succession to the Holders of such Series of Notes. The retiring Trustee shall promptly transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided for in Section 7.06.

(d)        If a successor Trustee with respect to the Notes of any one or more Series does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Issuer or the Holders of (i) at least 10% in aggregate principal amount of the Series A Notes, if outstanding, and (ii) at least 10% in aggregate principal amount of the Series B Notes, if outstanding, together, or in the case that the Series A Notes and the Series B Notes are no longer outstanding, 10% of the Holders of the PPNs may petition, any court of competent jurisdiction for the appointment of a successor Trustee at the Issuer’s expense.

(e)        If the Trustee fails to comply with Section 7.09, unless the Trustee’s duty to resign is stayed as provided in Section 310(b) of the TIA, any Holder who has been a bona fide Holder for at least six months may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(f)         Notwithstanding the replacement of the Trustee pursuant to this Section 7.07, the Issuer’s obligations under Section 7.06 shall continue for the benefit of the retiring Trustee.

Section 7.08       Successor Trustee by Merger. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all its corporate trust business or assets to, another corporation or banking association, the resulting, surviving or transferee corporation or banking association without any further act shall be the successor Trustee.

In case at the time such successor or successors by merger, conversion or consolidation to the Trustee shall succeed to the trusts created by this Indenture any of the Notes shall have been authenticated but not delivered, any such successor to the Trustee may adopt the certificate of authentication of any predecessor trustee, and deliver such Notes so authenticated; and in case at that time any of the Notes shall not have been authenticated, any successor to the Trustee may authenticate such Notes either in the name of any predecessor hereunder or in the name of the successor to the Trustee; and in all such cases such certificates shall have the full force which it is anywhere in the Notes or in this Indenture provided that the certificate of the Trustee shall have.

Section 7.09       Eligibility; Disqualification. The Trustee shall at all times satisfy the requirements of Section 310(a) of the TIA. The Trustee shall have a combined capital and surplus of at least $50.0 million as set forth in its most recent published annual report of condition. The Trustee shall comply with Section 310(b) of the TIA, subject to its right to apply for a stay of its duty to resign under the penultimate paragraph of Section 310(b) of the TIA; provided, however, that there shall be excluded from the operation of Section 310(b)(1) of the TIA any Series of securities issued under this Indenture and any indenture or indentures under which other securities or certificates of interest or participation in other securities of the Issuer are outstanding if the requirements for such exclusion set forth in Section 310(b)(1) of the TIA are met.

Section 7.10       Preferential Collection of Claims Against the Issuer. The Trustee shall comply with Section 311(a) of the TIA, excluding any creditor relationship listed in Section 311(b) of the TIA. A Trustee who has resigned or been removed shall be subject to Section 311(a) of the TIA to the extent indicated.

ARTICLE VIII

DISCHARGE OF INDENTURE; DEFEASANCE

Section 8.01            Discharge of Liability on Notes; Defeasance.

(a)            This Indenture shall be discharged and shall cease to be of further effect with respect to any Series of Notes (except as to surviving rights and immunities of the Trustee and rights of registration or transfer or exchange of Notes, as expressly provided for in this Indenture) as to all outstanding Notes of such Series when:

(i)            either (A) all the Notes of such Series then outstanding theretofore authenticated and delivered (except lost, stolen or destroyed Notes of such Series which have been replaced or paid and Notes of such Series for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Issuer and thereafter repaid to the Issuer or discharged from such trust) have been delivered to the Trustee for cancellation or (B) all of the Notes of such Series then outstanding (1) have become due and payable by reason of making an unconditional notice of redemption pursuant to Article III of this Indenture or otherwise, (2) will become due and payable at the Stated Maturity of such Series within one year or (3) if redeemable at the option of the Issuer, are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer, and the Issuer has irrevocably deposited or caused to be deposited with the Trustee funds in cash, U.S. Government Obligations or a combination thereof in an amount sufficient (without consideration of any reinvestment of interest) in the opinion of a nationally recognized firm of independent public accountants, investment bank or consultants expressed in a written certificate delivered to the Trustee to pay and discharge all of the Notes Obligations of such Series not theretofore delivered to the Trustee for cancellation, for principal of, and interest on the Notes to, but excluding, the date of maturity or redemption together with irrevocable instructions from the Issuer directing the Trustee to apply such funds to the payment thereof at maturity or redemption, as the case may be;

(ii)            the Issuer has paid all other sums payable under this Indenture with respect to the Notes of such Series; and

(iii)        the Issuer has delivered to the Trustee an Officer’s Certificate and an Opinion of Counsel stating that all conditions precedent under this Indenture relating to the satisfaction and discharge of this Indenture with respect to such Series of Notes have been complied with.

Notwithstanding the satisfaction and discharge of this Indenture, the obligations of the Issuer to the Trustee under Section 7.06, the provisions of this Section 8.01(a) and, if money shall have been deposited with the Trustee pursuant to clause (a)(i)(3) of this Section 8.01, the provisions of Sections 2.05, 2.07, 2.08, 8.03, 8.04 and 8.05 and, if the Notes of such Series have been or are to be called for redemption, Article III shall survive.

Upon satisfaction of the conditions set forth herein and upon request of the Issuer, the Trustee shall acknowledge in writing the discharge of those obligations that the Issuer terminates.

(b)            Subject to Section 8.02, the Issuer at any time may terminate all of its obligations under the Notes of a Series and the provisions of this Indenture, as it relates to such outstanding Notes of such Series, shall no longer be in effect (“legal defeasance option”) (and upon request of the Issuer, the Trustee shall acknowledge such termination in writing) except as to: (i) the rights of Holders of Notes of such Series to receive, solely from the trust funds described in Section 8.02(a)(i), payment of the principal of and each installment, if any, of principal of and interest on the outstanding Notes of such Series on the Stated Maturity of such principal or installment of principal or interest; (ii) the provisions of Sections 2.05, 2.07, 2.08, 8.03, 8.04 and 8.05 and, if the Notes of such Series have been or are to be called for redemption, Article III; and (iii) the rights, powers, trust, indemnities and immunities of the Trustee hereunder and the obligations of the Issuer in connection therewith.

The Issuer may exercise its legal defeasance option notwithstanding its prior exercise of its covenant defeasance option. If the Issuer exercises its legal defeasance option with respect to any Series of Notes, payment of the Notes of such Series may not be accelerated because of an Event of Default with respect thereto.

(c)            Subject to Section 8.02, the Issuer at any time may terminate its obligations under Sections 4.02, 4.03 and 4.05 and 4.07 with respect to the Notes of a Series (“covenant defeasance option”). If the Issuer exercises its covenant defeasance option with respect to any Series of Notes, payment of the Notes of such Series may not be accelerated because of an Event of Default specified in Sections 6.01(a) or 6.01(c).

Section 8.02            Conditions to Defeasance.

(a)            The Issuer may exercise its legal defeasance option or its covenant defeasance option only if:

(i)            the Issuer irrevocably deposits in trust with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof sufficient to pay the principal of and interest on the Notes when due at maturity or redemption, as the case may be;

(ii)           with respect to U.S. Government Obligations or a combination of money and U.S. Government Obligations, the Issuer delivers to the Trustee a certificate from a nationally recognized firm of independent accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, expressing their opinion that the payments of principal and interest when due and without reinvestment on the deposited U.S. Government Obligations plus any deposited money without investment will provide cash at such times and in such amounts as will be sufficient to pay principal and interest when due on all the Notes to maturity or redemption, as the case may be;

(iii)           no Default specified in Section 6.01(c) with respect to the Issuer shall have occurred or is continuing on the date of such deposit;

(iv)          the deposit does not constitute a default under any other material agreement or instrument binding on the Issuer;

(v)            the Issuer shall have delivered to the Trustee in the case of the legal defeasance option, an Opinion of Counsel stating that (1) the Issuer has received from, or there has been published by, the Internal Revenue Service a ruling, or (2) since the date of this Indenture there has been a change in the applicable U.S. Federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of such Series of Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred. Notwithstanding the foregoing, the Opinion of Counsel required by the immediately preceding sentence with respect to a legal defeasance need not be delivered if all of the Notes not theretofore delivered to the Trustee for cancellation (x) have become due and payable or (y) will become due and payable at their Stated Maturity within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name, and at the expense, of the Issuer;

(vi)          such exercise does not impair the right of any Holder to receive payment of principal of and interest on such Holder’s Notes on or after the due dates therefore or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes;

(vii)         in the case of the covenant defeasance option, the Issuer shall have delivered to the Trustee an Opinion of Counsel to the effect that the Holders of such Series of Notes will not recognize income, gain or loss for U.S. Federal income tax purposes as a result of such deposit and defeasance and will be subject to U.S. Federal income tax on the same amount and in the same manner and at the same times as would have been the case if such deposit and defeasance had not occurred; and

(viii)        the Issuer delivers to the Trustee an Officer’s Certificate and an Opinion of Counsel, each stating that all conditions precedent to the legal defeasance option or the covenant defeasance option of the Notes to be so defeased as contemplated by this Article VIII have been complied with.

(b)            Before or after a deposit, the Issuer may make arrangements satisfactory to the Trustee for the redemption of such Notes at a future date in accordance with Article III.

Section 8.03            Application of Trust Money. The Trustee shall hold in trust money or U.S. Government Obligations (including proceeds thereof) deposited with it pursuant to this Article VIII. The Trustee shall apply the deposited money and the money from U.S. Government Obligations through each Paying Agent and in accordance with this Indenture to the payment of principal of and interest on the Notes so discharged or defeased.

Section 8.04            Repayment to Issuer. Each of the Trustee and each Paying Agent shall promptly turn over to the Issuer upon request any money or U.S. Government Obligations held by it as provided in this Article VIII that, in the written opinion of a nationally recognized firm of independent public accountants, a nationally recognized investment bank or a nationally recognized appraisal or valuation firm, delivered to the Trustee (which delivery shall only be required if U.S. Government Obligations have been so deposited), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent discharge or defeasance in accordance with this Article VIII.

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Section 8.05            Indemnity for U.S. Government Obligations. The Issuer shall pay and shall indemnify the Trustee against any tax, fee or other charge imposed on or assessed against deposited U.S. Government Obligations or the principal and interest received on such U.S. Government Obligations.

Section 8.06            Reinstatement. If the Trustee or any Paying Agent is unable to apply any money or U.S. Government Obligations in accordance with this Article VIII by reason of any legal proceeding or by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, the Issuer’s obligations under the Notes of the relevant Series and the provisions of this Indenture with respect to such Notes so discharged or defeased shall be revived and reinstated as though no deposit had occurred pursuant to this Article VIII until such time as the Trustee or any Paying Agent is permitted to apply all such money or U.S. Government Obligations in accordance with this Article VIII; provided, however, that, if the Issuer has made any payment of principal of or interest on, any such Notes because of the reinstatement of its obligations, the Issuer shall be subrogated to the rights of the Holders of such Notes to receive such payment from the money or U.S. Government Obligations held by the Trustee or any Paying Agent.

ARTICLE IX

AMENDMENTS AND WAIVERS

Section 9.01            Without Consent of the Holders. The Issuer and the Trustee may amend or supplement this Indenture with respect to the Notes of one or more Series or amend or supplement the Notes of one or more Series without notice to or the consent of any Holder:

(1)                to cure any ambiguity, omission, mistake, defect or inconsistency;

(2)                to provide for the assumption by a successor Issuer (with respect to the Issuer) of the obligations of the Issuer under this Indenture and the Notes;

(3)                to provide for uncertificated Notes in addition to or in place of certificated Notes, provided, however, that the uncertificated Notes are issued in registered form for purposes of Section 163(f) of the Code, or in a manner such that the uncertificated notes are described in Section 163(f)(2)(B) of the Code;

(4)                to add collateral to secure such Notes;

(5)                to add to the covenants of the Issuer for the benefit of the Holders of all or any Series of Notes (and if such covenants are to be for the benefit of less than all Series of Notes, stating that such covenants are expressly being included for the benefit of such Series) or to surrender any right or power herein conferred upon the Issuer;

(6)                to make any change that does not, directly or indirectly, adversely affect any Holder of Notes of such Series in any respect;

(7)                to evidence and provide for the acceptance of appointment hereunder by a successor or separate trustee with respect to the Notes of one or more Series as permitted by and in accordance with the applicable terms of this Indenture; or

(8)                to effect any provisions of this Indenture, to the extent not inconsistent with Sections 9.02, 9.03 and 9.04, or to make changes to this Indenture to provide for the issuance of Additional Notes.

Section 9.02            With Consent of a Majority in Interest of the Aggregate Principal Amount of the Outstanding Notes of Each Series. Subject to Section 9.03 and Section 9.04, the Issuer and the Trustee may amend this Indenture and the Notes of any Series then outstanding with respect to such Series, and any past Default or compliance with any provisions of this Indenture or the Notes of any such Series then outstanding with respect to such Series may be waived, (x) in respect of any amendments relating to either of the Series A and/or the Series B Notes, with the consent of each of (i) the Holders of at least a majority in interest of the aggregate outstanding principal amount of the Series A Notes, and (ii) the Holders of at least a majority in interest of the aggregate outstanding principal amount of the Series B Notes; or (y) in respect of any amendment relating to the PPNs, with the consent of the Holders of at least a majority in interest of the aggregate outstanding principal balance of the PPNs. However, without the consent of each Holder of an outstanding Note of each Series affected, no amendment or waiver may:

(1)                reduce the amount of Notes of such Series whose Holders must consent to an amendment;

(2)                reduce the rate of or extend the time for payment of interest on any Note of such Series;

(3)                reduce the principal of or change the Stated Maturity of any Note of such Series;

(4)                reduce the premium payable upon the redemption of any Note of such Series or change the time at which any Note of such Series may be redeemed in accordance with Article III (other than provisions relating to notice periods);

(5)                make any Note of such Series payable in money other than that stated in such Note;

(6)                impair the contractual right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Notes of such Series on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes of such Series;

(7)                make any change that adversely affects the conversion rights under Article V of any Holder;

(8)                reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Holders of which is required to accelerate, amend or supplement this Indenture, or the consent of the Holders of which is required for any waiver of compliance with various provisions of this Indenture or various Defaults thereunder and their consequence provided for in the Indenture;

(9)                with respect to Holders of Series A Notes, make any change to Section 9.03;

(10)            with respect to Holders of Series B Notes, make any change to Section 9.04; or

(11)            make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions;

It shall not be necessary for the consent of the Holders under this Section 9.02 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. It is further understood that any action taken to shorten the Stated Maturity or redemption period for either the Series A Notes or the Series B Notes affects the other Series of Notes, and requires the consent of each Holder of outstanding Series A Notes and each Holder of outstanding Series B Notes.

After an amendment under this Section 9.02 becomes effective, the Issuer shall give to the Holders of the relevant Series of Notes a notice briefly describing such amendment. The failure to give such notice to all Holders of such Series of Notes, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.02.

Section 9.03            With Consent of at Least 75% in Aggregate Principal Amount Outstanding of the Series A Notes.

Without the consent of Holders of at least 75% of the aggregate outstanding principal amount of the Series A Notes, no amendment or waiver may:

(1)                amend, modify, change or waive the terms and conditions of the Series A Notes that is adverse to the Holders of the Series A Notes, as reasonably determined by Holders of at least a majority of the aggregate principal amount of the Series A Notes (such determination to be evidenced in an appropriate notice to the Trustee by such majority Holders and upon which notice the Trustee may conclusively rely):

(2)                change the director designation rights of the Holders of the Series A Notes;

(3)                change the Payment Priority Waterfall; or

(4)                change the payment priorities set forth in Section 4.03, Section 4.04 and Section 6.10.

After an amendment under this Section 9.03 becomes effective, the Issuer shall give to the Holders a notice in accordance with Section 10.02 briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.03.

Section 9.04            With Consent of at Least 75% in Aggregate Principal Amount Outstanding of the Series B Notes.

Without the consent of Holders of at least 75% of the aggregate outstanding principal amount of the Series B Notes, no amendment or waiver may:

(1)                amend, modify, change or waive the terms and conditions of the Series B Notes that is adverse to the Holders of the Series B Notes, as reasonably determined by Holders of at least a majority of the aggregate principal amount of the Series B Notes (such determination to be evidenced in an appropriate notice to the Trustee by such majority Holders and upon which notice the Trustee may conclusively rely):

(2)                change the director designation rights of the Holders of the Series B Notes; or

(3)                change the Payment Priority Waterfall; or

(4)                change the payment priorities set forth Section 4.03, Section 4.04 or Section 6.10.

After an amendment under this Section 9.04 becomes effective, the Issuer shall give to the Holders a notice in accordance with Section 10.02 briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of an amendment under this Section 9.04.

Section 9.05            Revocation and Effect of Consents and Waivers.

(a)            A consent to an amendment or a waiver by a Holder of a Note shall bind the Holder and every subsequent Holder of that Note or portion of the Note that evidences the same Notes Obligations as the consenting Holder’s Note, even if notation of the consent or waiver is not made on the Note. However, any such Holder or subsequent Holder may revoke the consent or waiver as to such Holder’s Note or portion of the Note if the Trustee receives the notice of revocation before the date on which the Trustee receives an Officer’s Certificate from the Issuer certifying that the requisite principal amount of Notes have consented. After an amendment or waiver becomes effective, it shall bind every Holder.

(b)            The Issuer may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to give their consent or take any other action described above or required or permitted to be taken pursuant to this Indenture. If a record date is fixed, then notwithstanding the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to give such consent or to revoke any consent previously given or to take any such action, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 120 days after such record date.

Section 9.06            Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Issuer may require the Holder thereof to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note regarding the changed terms and return it to the Holder. Alternatively, if the Issuer or the Trustee so determine, the Issuer in exchange for the Note shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate a new Note that reflects the changed terms. Failure to make the appropriate notation or to issue a new Note shall not affect the validity of such amendment, supplement or waiver.

Section 9.07            Trustee to Sign Amendments. The Trustee shall sign any amendment, supplement or waiver authorized pursuant to this Article IX if the amendment does not adversely affect the rights, duties, liabilities or immunities of the Trustee. If it does, the Trustee may but need not sign it. In signing such amendment, the Trustee shall receive indemnity satisfactory to it and shall be provided with, and (subject to Section 7.01) shall be fully protected in conclusively relying upon, (i) an Officer’s Certificate, (ii) an Opinion of Counsel stating that such amendment, supplement or waiver is authorized or permitted by this Indenture and that such amendment, supplement or waiver is the legal, valid and binding obligation of the Issuer, enforceable against it in accordance with its terms, subject to customary exceptions, and complies with the provisions hereof and (iii) if such amendment, supplement or waiver is executed pursuant to Section 9.02, Section 9.03 and/or Section 9.04 evidence reasonably satisfactory to the Trustee of the consent of the Holders required to consent thereto.

Section 9.08            Effect of Supplemental Indentures. Upon the execution of any supplemental indenture under this Article IX, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of affected Notes theretofore or thereafter authenticated and delivered hereunder shall be bound thereby.

ARTICLE X

MISCELLANEOUS

Section 10.01        Trust Indenture Act Controls. Whenever this Indenture refers to a provision of the TIA, the provision is incorporated by reference in (an “incorporated provision”) and made a part of this Indenture. If and to the extent that any provision of this Indenture limits, qualifies or conflicts with the duties imposed by an incorporated provision of the TIA, such imposed duties or incorporated provision shall control.

Section 10.02        Notices.

(a)            Any notice or communication required or permitted hereunder shall be in writing and delivered in person, via facsimile or mailed by first-class mail or overnight courier addressed as follows:

if to the Issuer:

Lamington Road DAC
1-2 Victoria Buildings
Haddington Road

Dublin 4

Ireland
Attention: David Greene

Email: David.Greene@intertrustgroup.com

with a copy to:

Winston & Strawn LLP

200 Park Avenue

New York, New York 10166

Facsimile: (212) 294-4700

Attention: David A. Sakowitz

Email: DSakowitz@winston.com

and

Kelley Drye & Warren LLP

101 Park Avenue

New York, New York 10178

Facsimile: (212) 808-7897

Attention: James S. Carr

Email: JCarr@kelleydrye.com

if to the Trustee:

U.S. Bank National Association

100 Wall Street, 6th Floor

New York, New York 10005

Attention: Global Corporate Trust Services

Email: Michelle.mena@usbank.com

The Issuer or the Trustee by notice to the other may designate additional or different addresses for subsequent notices or communications.

(b)            Any notice or communication to be given to (i) a Holder of a Definitive Note shall be mailed, by first class mail, to the Holder at the Holder’s address as it appears on the registration books of the Registrar and shall be sufficiently given if so mailed within the time prescribed and (ii) to a Holder of a Global Note shall be transmitted electronically in accordance with the procedures of the Depository.

(c)          Failure to give a notice or communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. If a notice or communication is given in the manner provided above, it is duly given, whether or not the addressee receives it, except that notices to the Trustee are effective only if received.

The Trustee may, in its sole discretion, agree to accept and act upon instructions or directions pursuant to this Indenture sent by e-mail, facsimile transmission or other similar electronic methods. If the party elects to give the Trustee e-mail or facsimile instructions (or instructions by a similar electronic method) and the Trustee in its discretion elects to act upon such instructions, the Trustee’s understanding of such instructions shall be deemed controlling. The Trustee shall not be liable for any losses, costs or expenses arising directly or indirectly from the Trustee’s reliance upon and compliance with such instructions notwithstanding such instructions conflict or are inconsistent with a subsequent written instruction. The party providing electronic instructions agrees to assume all risks arising out of the use of such electronic methods to submit instructions and directions to the Trustee, including without limitation the risk of the Trustee acting on unauthorized instructions, and the risk or interception and misuse by third parties.

Section 10.03        Communication by the Holders with Other Holders. The Holders may communicate pursuant to Section 312(b) of the TIA with other Holders with respect to their rights under this Indenture or the Notes. The Issuer, the Trustee, the Registrar and other Persons shall have the protection of Section 312(c) of the TIA.

Section 10.04        Certificate and Opinion as to Conditions Precedent. Upon any request or application by the Issuer to the Trustee to take or refrain from taking any action under this Indenture, the Issuer shall furnish to the Trustee at the request of the Trustee:

(a)          an Officer’s Certificate in form reasonably satisfactory to the Trustee stating that, in the opinion of the signer, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

(b)            except upon the issuance of the Initial Notes, an Opinion of Counsel in form reasonably satisfactory to the Trustee stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

Section 10.05        Statements Required in Certificate or Opinion. Each certificate or opinion with respect to compliance with a covenant or condition provided for in this Indenture (other than pursuant to Section 4.06) shall include:

(a)            a statement that the individual making such certificate or opinion has read such covenant or condition;

(b)            a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(c)            a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

(d)            a statement as to whether or not, in the opinion of such individual, such covenant or condition has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officer’s Certificate or certificates of public officials.

Section 10.06        When Notes Disregarded. In determining whether the Holders of the required principal amount of Notes of any Series have concurred in any direction, waiver or consent, Notes owned by the Issuer or by any Affiliate of the Issuer shall be disregarded and deemed not to be outstanding, except that, for the purpose of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Notes which a Trust Officer of the Trustee actually knows are so owned shall be so disregarded. Subject to the foregoing, only Notes of the relevant Series outstanding at the time shall be considered in any such determination.

Section 10.07        Rules by Trustee, Paying Agent and Registrar. The Trustee may make reasonable rules for action by or a meeting of the Holders. The Registrar and a Paying Agent may make reasonable rules for their functions.

Section 10.08        Legal Holidays. If a payment date is not a Business Day, payment shall be made on the next succeeding day that is a Business Day, and no interest shall accrue on any amount that would have been otherwise payable on such payment date if it were a Business Day for the intervening period. If a regular Record Date is not a Business Day, the Record Date shall not be affected.

Section 10.09        GOVERNING LAW; Consent to Jurisdiction.

THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PRINCIPLE OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION OTHER THAN THOSE OF THE STATE OF NEW YORK.

The Issuer irrevocably consents and agrees, for the benefit of the Holders from time to time of the Notes, the Trustee, the Paying Agent and the Registrar, that any legal action, suit or proceeding against it with respect to its obligations or liabilities or any other matter arising out of or in connection with this Indenture or the Notes (whether in contract, tort or otherwise) may be brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby irrevocably consents and submits to the nonexclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

The Issuer has validly and effectively appointed C T Corporation System (together with any of its successors and assigns, the “Process Agent”), with offices on the date hereof at C T Corporation System, 28 Liberty Street, New York, NY 10005, as its authorized agent upon which process may be served in any action, suit or proceeding referred to in this Section 10.09. If for any reason such agent hereunder shall cease to be available to act as such, the Issuer agrees to designate a new agent in the Borough of Manhattan, New York City, New York on the terms and for the purposes of this Section 10.09 reasonably satisfactory to the Trustee. The Issuer further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents in any such action, suit or proceeding against the Issuer by serving a copy thereof upon the Process Agent (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, postage prepaid, to the Issuer at its address specified in or designated in Section 10.02. The Issuer agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of the Holders, the Trustee, the Paying Agent or the Registrar to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the Issuer or bring actions, suits or proceedings against the Issuer in such other jurisdictions, and in such manner, as may be permitted by applicable law. The Issuer irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Indenture or the Notes brought in the courts of the State of New York or the courts of the United States located in the Borough of Manhattan, New York City, New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

Section 10.10        No Recourse Against Others. No director, officer, employee, manager, incorporator or shareholder of the Issuer or any direct or indirect parent company of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes or this Indenture, as applicable, or for any claim based on, in respect of, or by reason of, such obligations or their creation. The Trustee and each Holder of Notes by accepting a Note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes.

For the avoidance of doubt, the obligation of the Issuer to pay any amounts due and payable to any Holder under or in connection with this Indenture or any Note at any time shall be limited to the assets of the Issuer (including any assets whose value is contingent or conditional or held to satisfy any contingent claims). In the event that the Issuer has fully and completely liquidated its assets (including any assets whose value is contingent or conditional or held to satisfy contingent claims) and has applied such liquidated amounts with respect to the Notes pursuant to Section 4.04 or Section 6.10 of this Indenture, as the case may be, the Notes shall be extinguished and the Holders may not take any further action to recover such amounts against the Issuer.

No Holder (nor any other person acting on its or their behalf) shall be entitled at any time to institute against the Issuer, or join in any institution against the Issuer of a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law, or a petition for the winding-up, examinership or liquidation of the Issuer, save for lodging a claim in the liquidation of the Issuer which is initiated by another non-affiliated party or taking proceedings to obtain a declaration or judgment as to the obligations of the Issuer in relation thereto.

The terms of this Section 10.10 above shall survive any termination of this Indenture and any repayment or redemption of any Note.

Section 10.11        Successors. All agreements of the Issuer in this Indenture and the Notes shall bind the Issuer’s successors. All agreements of the Trustee in this Indenture shall bind its successors.

Section 10.12        Multiple Originals. The parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together represent the same agreement. One signed copy is enough to prove this Indenture. Notwithstanding the foregoing, the exchange of copies of this Indenture and of signature pages by facsimile or PDF transmission shall constitute effective execution and delivery of this Indenture as to the parties hereto and may be used in lieu of the original Indenture and signature pages for all purposes.

Section 10.13        Table of Contents; Headings. The table of contents, cross-reference sheet and headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not intended to be considered a part hereof and shall not modify or restrict any of the terms or provisions hereof.

Section 10.14       Indenture Controls. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of this Indenture, such provision of this Indenture shall control.

Section 10.15      Severability. In case any provision in this Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby and such provision shall be ineffective only to the extent of such invalidity, illegality or unenforceability.

Section 10.16      Waiver of Jury Trial. EACH OF THE ISSUER, THE HOLDERS OF THE NOTES AND THE TRUSTEE HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS INDENTURE, THE NOTES OR THE TRANSACTION CONTEMPLATED HEREBY.

Section 10.17        USA PATRIOT Act. The parties hereto acknowledge that in accordance with Section 326 of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (“USA PATRIOT Act”), the Trustee, like all financial institutions and in order to help fight the funding of terrorism and money laundering, is required to obtain, verify, and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Trustee. The parties to this Indenture agree that they will provide the Trustee with such information as it may request in order for the Trustee to satisfy the requirements of the USA PATRIOT Act.

[Remainder of page intentionally left blank.]

IN WITNESS WHEREOF, the parties have caused this Indenture to be duly executed as of the date first written above.

ISSUER:

LAMINGTON ROAD DAC
By:	/s/ David Thompson
Name:	David Thompson
Title:	Director

[Signature Page to Indenture]

U.S. BANK NATIONAL ASSOCIATION, as Trustee
By:	/s/ Michelle Mena-Rosado
	Name:	Michelle Mena-Rosado
	Title:	Vice President

[Signature Page to Indenture]

APPENDIX A

PROVISIONS RELATING TO INITIAL NOTES AND ADDITIONAL NOTES

1.       Definitions.

1.1       For the purposes of this Appendix A the following terms shall have the meanings indicated below:

“Definitive Note” means a certificated Note in non-global form that does not include the Global Notes Legend.

“Depository” means The Depository Trust Company, its nominees and their respective successors.

“Global Notes Legend” means the legend set forth under that caption in the applicable Exhibit to the Indenture.

“Notes Custodian” means the custodian with respect to a Global Note (as appointed by the Depository) or any successor person thereto, who shall initially be the Trustee.

1.2       Other Definitions.

Term:	Defined in Section of this Appendix A:
Agent Members	2.1(a)
Global Notes	2.1(a)

2.       The Notes.

2.1       Form and Dating; Global Notes.

(a)       The term “Global Notes” means a Note or Notes, as the case may be, in global form evidencing all or part of a Series of Notes in the forms attached hereto as Exhibit A, Exhibit B and Exhibit C, for the Series A Notes, the Series B Notes and the PPNs, respectively. The Global Notes shall bear the Global Note Legend. The Global Notes initially shall (i) be registered in the name of the Depository or the nominee of such Depository, in each case for credit to an account of an Agent Member and (ii) be delivered to the Trustee as Notes Custodian for such Depository.

Members of, or direct or indirect participants in, the Depository (collectively, the “Agent Members”) shall have no rights under the Indenture with respect to any Global Note held on their behalf by the Depository, or the Trustee as its Notes Custodian, or under the Global Notes.

The Depository may be treated by the Issuer, the Trustee and any agent of the Issuer or the Trustee as the sole owner of the Global Notes for all purposes under the Indenture and the Notes. Notwithstanding the foregoing, nothing herein shall prevent the Issuer, the Trustee or any agent of the Issuer or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depository, or impair, as between the Depository and its Agent Members, the operation of customary practices governing the exercise of the rights of a Holder of any Global Note.

Appendix A-1

(b)       Transfers of Global Notes of any Series shall be limited to transfer in whole, but not in part, to the Depository, its successors or their respective nominees. Interests of beneficial owners in the Global Notes of any Series may be transferred or exchanged for Definitive Notes of such Series only in accordance with the applicable rules and procedures of the Depository and the provisions of Section 2.2 hereof. In addition, a Global Note of any Series shall be exchangeable for Definitive Notes of such Series if (x) the Depository (1) notifies the Issuer at any time that it is unwilling or unable to continue as depositary for such Global Note and a successor depositary is not appointed within 90 days or (2) has ceased to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed within 90 days, (y) the Issuer, at its option, notifies the Trustee that the Issuer elects to cause the issuance of Definitive Notes or (z) there shall have occurred and be continuing an Event of Default with respect to such Global Note of any Series and a request has been made for such exchange. In all cases, Definitive Notes of any Series delivered in exchange for any Global Note of such Series or beneficial interests therein shall be registered in the names, and issued in any approved denominations, requested by or on behalf of the Depository in accordance with its customary procedures.

(c)       In connection with the transfer of a Global Note of any Series as an entirety to beneficial owners pursuant to subsection (b) of this Section 2.1, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Issuer shall execute, and, upon receipt of an Authentication Order, the Trustee shall authenticate and make available for delivery, to each beneficial owner identified by the Depository in writing in exchange for its beneficial interest in such Global Note, an equal aggregate principal amount of Definitive Notes of such Series of authorized denominations.

(d)       The Holder of any Global Note may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under the Indenture or the Notes.

2.2       Transfer and Exchange.

(a)       Transfer and Exchange of Global Notes of Any Series Then Outstanding. A Global Note may not be transferred as a whole except as set forth in Section 2.1 hereof. Global Notes of any Series will not be exchanged by the Issuer for Definitive Notes of such Series except under the circumstances described in Section 2.1(b) hereof. Global Notes of any Series also may be exchanged or replaced, in whole or in part, as provided in Section 2.07 of the Indenture. Beneficial interests in a Global Note may be transferred and exchanged as provided in Section 2.2(b) hereof.

(b)       Transfer and Exchange of Beneficial Interests in Global Notes of Any Series Then Outstanding. The transfer and exchange of beneficial interests in the Global Notes of any Series then outstanding shall be effected through the Depository, in accordance with the provisions of the Indenture and the applicable rules and procedures of the Depository. Beneficial interests in Global Notes of any Series then outstanding shall be transferred or exchanged only for beneficial interests in Global Notes of such Series. A beneficial interest in a Global Note of any Series then outstanding may be transferred to Persons who take delivery thereof in the form of a beneficial interest in a Global Note of such Series. No written orders or instructions shall be required to be delivered to the Registrar to effect the transfers described in this Section 2.2(b).

(c)       Transfer and Exchange of Beneficial Interests in Global Notes for Definitive Notes. A beneficial interest in a Global Note may not be exchanged for a Definitive Note except under the circumstances described in Section 2.1(b) hereof. A beneficial interest in a Global Note may not be transferred to a Person who takes delivery thereof in the form of a Definitive Note except under the circumstances described in Section 2.1(b) hereof.

Appendix A-2

(d)       Transfer and Exchange of Definitive Notes for Beneficial Interests in Global Notes of Any Series Then Outstanding. Transfers and exchanges of Definitive Notes of any Series then outstanding for beneficial interests in the Global Notes of such Series also shall require compliance with subparagraph (i) below:

(i)       Definitive Notes to Beneficial Interests in Global Notes. A Holder of a Definitive Note of any Series then outstanding may exchange such Definitive Note of the same Series for a beneficial interest in an Global Note of the same Series or transfer such Definitive Note to a Person who takes delivery thereof in the form of a beneficial interest in a Global Note of such Series at any time. Upon receipt of a request for such an exchange or transfer, the Trustee shall cancel the applicable Definitive Note and increase or cause to be increased the aggregate principal amount of one of the Global Notes of such Series. If any such transfer or exchange is effected pursuant to this subparagraph (i) at a time when a Global Note has not yet been issued, the Issuer shall issue and, upon receipt of an Authentication Order, the Trustee shall authenticate one or more Global Notes in an aggregate principal amount equal to the aggregate principal amount of Definitive Notes transferred or exchanged pursuant to this subparagraph (i).

(e)       Transfer and Exchange of Definitive Notes of Any Series Then Outstanding for Definitive Notes of Such Series. Upon request by a Holder of Definitive Notes of any Series then outstanding and such Holder’s compliance with the provisions of this Section 2.2(e), the Registrar shall register the transfer or exchange of Definitive Notes of such Series. Prior to such registration of transfer or exchange, the requesting Holder shall present or surrender to the Registrar the Definitive Notes duly endorsed or accompanied by a written instruction of transfer in form satisfactory to the Registrar duly executed by such Holder or by its attorney, duly authorized in writing.

(i)       A Holder of a Definitive Note of any Series then outstanding may transfer such Definitive Notes of such Series to a Person who takes delivery thereof in the form of a Definitive Note of such Series at any time. Upon receipt of a request to register such a transfer, the Registrar shall register the Definitive Notes pursuant to the instructions from the Holder thereof.

At such time as all beneficial interests in a particular Global Note of any Series then outstanding have been exchanged for Definitive Notes of such Series or a particular Global Note of such Series has been redeemed, repurchased or canceled in whole and not in part, each such Global Note of such Series shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note of such Series is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of such Series or for Definitive Notes of such Series, the principal amount of Notes of such Series represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note of such Series, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

(g)       Cancellation or Adjustment of Global Note. At such time as all beneficial interests in a particular Global Note have been exchanged for Definitive Notes or a particular Global Note has been redeemed, repurchased or canceled in whole and not in part, each such Global Note shall be returned to or retained and canceled by the Trustee in accordance with Section 2.10 of the Indenture. At any time prior to such cancellation, if any beneficial interest in a Global Note is exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note or for Definitive Notes, the principal amount of Notes represented by such Global Note shall be reduced accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such reduction; and if the beneficial interest is being exchanged for or transferred to a Person who will take delivery thereof in the form of a beneficial interest in another Global Note, such other Global Note shall be increased accordingly and an endorsement shall be made on such Global Note by the Trustee or by the Depository at the direction of the Trustee to reflect such increase.

Appendix A-3

(h)       Obligations with Respect to Transfers and Exchanges of Notes.

(i)       To permit registrations of transfers and exchanges, the Issuer shall execute and the Trustee shall authenticate, Definitive Notes and Global Notes at the Registrar’s request.

(ii)       No service charge shall be made for any registration of transfer or exchange of Notes, but the Issuer may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchanges pursuant to Section 9.06 of the Indenture).

(iii)       Prior to the due presentation for registration of transfer of any Note, the Issuer, the Trustee, a Paying Agent or the Registrar may deem and treat the Person in whose name a Note is registered as the absolute owner of such Note for the purpose of receiving payment of principal of and interest on such Note and for all other purposes whatsoever, whether or not such Note is overdue, and none of the Issuer, the Trustee, the Paying Agent or the Registrar shall be affected by notice to the contrary.

(iv)       All Notes issued upon any transfer or exchange pursuant to the terms of the Indenture shall evidence the same Obligation and shall be entitled to the same benefits under this Indenture as the Notes surrendered upon such transfer or exchange.

(i)       No Obligation of the Trustee.

(i)       The Trustee shall have no responsibility or obligation to any beneficial owner of a Global Note, a member of, or a participant in the Depository or any other Person with respect to the accuracy of the records of the Depository or its nominee or of any participant or member thereof, with respect to any ownership interest in the Notes or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depository) of any notice (including any notice of redemption or repurchase) or the payment of any amount, under or with respect to such Notes. All notices and communications to be given to the Holders and all payments to be made to the Holders under the Notes shall be given or made only to the registered Holders (which shall be the Depository or its nominee in the case of a Global Note). The rights of beneficial owners in any Global Note shall be exercised only through the Depository subject to the applicable rules and procedures of the Depository. The Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its members, participants and any beneficial owners.

(ii)       The Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Note (including any transfers between or among Depository participants, members or beneficial owners in any Global Note) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of the Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

Appendix A-4

EXHIBIT A

[FORM OF FACE OF SERIES A NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Tax Legend]

ANY INVESTMENT IN THIS NOTE OR ANY INTEREST IN THIS NOTE DOES NOT HAVE THE STATUS OF A BANK DEPOSIT AND IS NOT WITHIN THE SCOPE OF THE DEPOSIT PROTECTION SCHEME OPERATED BY THE CENTRAL BANK OF IRELAND.

No transfer OF ANY INTEREST IN THIS NOTE by any Holders thereof will be permitted unless the transferee is, or is directly or indirectly owned 100% by, a Qualified Person or Person resident or citizen of the United States.  Any purported transfer of ANY INTEREST IN THIS NOTE not in accordance with paragraph 17 OF THIS NOTE shall be null and void and shall not be given effect for any purpose whatsoever.

Exhibit A-1

[FORM OF SERIES A NOTE]

LAMINGTON ROAD DAC

No. 1	CUSIP No. G5364F AA6
ISIN No. USG5364FAA69

Series A Note due 2121

LAMINGTON ROAD DAC, an Irish designated activity company, promises to pay to Cede & Co., or registered assigns, the principal sum of fifty three million four hundred and eleven thousand nine hundred ninety three U.S. dollars ($53,411,993) (as revised by the attached Schedule of Increases and Decreases in the Global Note) attached hereto on April 7, 2121 (the “Stated Maturity”).

Interest Payment Dates: June 30 and December 31, commencing June 30, 2021.

Record Dates: June 15 and December 15.

Additional provisions of this Note are set forth on the other side of this Note.

Exhibit A-2

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

LAMINGTON ROAD DAC

By:
Name:
Title:

Exhibit A-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the Series A Notes referred to in the Indenture.

By:
Authorized Signatory

Dated:

Exhibit A-4

FORM OF REVERSE SIDE OF SERIES A NOTE

Series A Note due 2121

1.	Interest

LAMINGTON ROAD DAC, an Irish designated activity company (such entity, and its successors and assigns under the Indenture hereinafter referred to, being herein called, the “Issuer”), promises to pay interest on the principal amount of this Series A Note (this “Note”) semi-annually on June 30 and December 31 of each year (each an “Interest Payment Date”), commencing June 30, 2021. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for from April 7, until the principal hereof is paid. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Upon the occurrence and during the existence of any Event of Default (as defined in the Indenture), the applicable interest rate will increase by 2.00% per annum.

Interest will be payable, subject to the Payment Priority Waterfall (as defined in the Indenture), (1) entirely in cash (“Cash Interest”), (2) by increasing the outstanding principal amount of the Notes (“PIK Interest,” and any payment of PIK Interest, a “PIK Payment”), or (3) with a combination of Cash Interest and PIK Interest.

For interest payments on this Note that the Issuer pays as Cash Interest, Cash Interest will initially accrue at a rate equal to 8.50% per annum, compounded on each Interest Payment Date, and subject to increase as described in the final sentence of this paragraph. For interest payments on this Note that the Issuer pays as PIK Interest, PIK Interest will initially accrue at a rate equal 11.50% per annum, compounded on each Interest Payment Date, and subject to increase as described in the final sentence of this paragraph. With respect to any Series A Notes that remain outstanding on or after July 15, 2021, the Series A Notes will be entitled to Cash Interest at a rate equal 9.75% per annum, compounded and payable on each Interest Payment Date, and PIK Interest at a rate equal to 14.00% interest per annum, compounded and payable on each Interest Payment Date.

At all times, PIK Interest on this Note will be payable by paying PIK Interest on the relevant Interest Payment Date in an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1.00) to the Holders on the relevant regular Record Date, as shown in the Registrar’s books and records. In the event that the Issuer is entitled to and elects to pay a portion of the interest on the Notes as Cash Interest and as PIK Interest, such Cash Interest and PIK Interest shall be paid to Holders pro rata in accordance with their interests. Following an increase in the aggregate principal amount of any outstanding Note as a result of a PIK Payment, such Note will bear interest on such increased aggregate principal amount from and including the date of such PIK Payment (which date shall be the relevant Interest Payment Date). For the avoidance of doubt, the payment of PIK Interest does not constitute a new issuance of debt, but rather represents the increase in the Notes as a result of capitalizing accrued and unpaid interest.

2.	Method of Payment

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on June 15 and December 15 (each a “Record Date”) immediately preceding the Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to the Paying Agent to collect the principal payments. The Issuer shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer shall make all payments in respect of a Definitive Note (including principal, and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

Exhibit A-5

3.	Paying Agent and Registrar

Initially, U.S. Bank National Association, as trustee under the Indenture (the “Trustee”), will act as Paying Agent and Registrar for the Notes. The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee, or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.

4.	Indenture

The Issuer issued the Notes under an Indenture dated as of April 7, 2021 (the “Indenture”), between the Issuer and the Trustee. Capitalized terms used herein are used as defined in the Indenture, unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). The Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture.

The Series A Notes are unsecured, unsubordinated and limited recourse obligations of the Issuer. This Note is one of the Series A Notes referred to in the Indenture. The Series A Notes include the Initial Series A Notes (as defined in the Indenture) (as increased by any Series A PIK Interest (as defined in the Indenture)) and any Additional Notes of this Series (the “Additional Series A Notes”). The Initial Series A Notes and any Additional Series A Notes are treated as a single class of securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Series A Notes are not fungible with the Initial Series A Notes for U.S. Federal income tax purposes, the Additional Series A Notes will have a separate CUSIP number, if applicable.

5.	Optional Redemption

At any time before the Stated Maturity, provided that the Issuer complies with the Payment Priority Waterfall, Notes may be redeemed at the Issuer’s option, in whole or in part, from time to time, at a price equal to the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to but excluding the redemption date; provided that, in each case, the Issuer may only effect such redemption to the extent that the Minimum Cash Balance is maintained immediately following any such redemption. The Issuer’s delivery of a notice of redemption to the Holders pursuant to Article III of the Indenture shall constitute a representation and warranty that such redemption is in conformity with the Payment Priority Waterfall and that the Minimum Cash Balance shall be maintained immediately following any such redemption. In the event of any partial redemption by the Issuer of any Notes, the Notes to be redeemed shall be selected on a pro rata basis.

Exhibit A-6

6.	Mandatory Redemption

Upon the occurrence of a Deemed Liquidation, the Issuer shall redeem the outstanding Notes for cash at a price equal to the unpaid principal balance thereof plus all accrued and unpaid interest to but excluding the redemption date.

Subject to the priorities set forth in Section 4.04 of the Indenture for a Deemed Liquidation, upon the Stated Maturity or a declaration of acceleration pursuant to Section 6.02 of the Indenture, the Issuer shall be obligated to repay the unpaid principal balance of the Series A Notes, together with all accrued and unpaid interest thereon, including all PIK Interest with respect to such Series.

7.	Notice of Redemption

Notices of redemption pursuant to Article III of the Indenture will be given to the Holders of the Notes, at least 30 but not more than 60 days before the redemption date, to each Holder of Notes in accordance with the Indenture, except that redemption notices may be given more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture with respect to the Notes pursuant to Article VIII thereof. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the redemption price of, plus accrued and unpaid interest, if any, on, the Notes or portions thereof to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of the Indenture.

8.	Tax Treatment.

The parties hereto hereby agree (i) that the Notes are intended to be treated as equity securities for U.S. federal income tax purposes, (ii) to report their receipt, ownership and disposition of the Notes consistently with such treatment, and (iii) to not take any position during the course of any audit or other proceeding inconsistent with such treatment unless required by a determination of an applicable government entity that is final.

9.	Denominations; Transfer; Exchange

The Notes are in registered form, without coupons, in denominations of an amount in U.S. Dollars equal to €100,000 and integral multiples of $1.00 in excess thereof; provided, however, that with respect to the issuance of the Initial Notes and any Additional Series B Notes issued pursuant to the final paragraph of Section 2.01(c) of the Indenture, the minimum authorized denomination shall be $118,120. A Holder shall register the transfer of or exchange of the Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes required by law or permitted by the Indenture. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before the transmission of a notice of redemption of Notes to be redeemed.

10.	Persons Deemed Owners

The registered Holder of this Note shall be treated as the owner of it for all purposes.

11.	Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

Exhibit A-7

12.	Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof sufficient to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be.

13.	Amendment; Waiver

(a) Subject to certain exceptions set forth in the Indenture, the Issuer and the Trustee may amend the Indenture and the Notes of any Series then outstanding with respect to such Series, and any past Default or compliance with any provisions of the Indenture or the Notes of any such Series then outstanding with respect to such Series may be waived, (x) in respect of any amendments relating to either of the Series A and/or the Series B Notes, with the consent of each of (i) the Holders of at least a majority in interest of the aggregate outstanding principal amount of the Series A Notes and (ii) the Holders of at least a majority in interest of the aggregate outstanding principal amount of the Series B Notes; or (y) in respect of any amendment relating to the PPNs, with the consent of the Holders of at least a majority in interest of the aggregate outstanding principal balance of the PPNs. However, without the consent of each Holder of an outstanding Note of each Series affected, no amendment or waiver may: (i) reduce the amount of Notes of such Series whose Holders must consent to an amendment; (ii) reduce the rate of or extend the time for payment of interest on any Note of such Series; (iii) reduce the principal of or change the Stated Maturity of any Note of such Series; (iv) reduce the premium payable upon the redemption of any Note of such Series or change the time at which any Note of such Series may be redeemed in accordance with Article III of the Indenture (other than provisions relating to notice periods); (v) make any Note of such Series payable in money other than that stated in such Note; (vi) impair the contractual right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Notes of such Series on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes of such Series; (vii) make any change that adversely affects the conversion rights under Article V of the Indenture of any Holder; (viii) reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Holders of which is required to accelerate, amend or supplement the Indenture, or the consent of the Holders of which is required for any waiver of compliance with various provisions of the Indenture or various Defaults thereunder and their consequence provided for in the Indenture; (ix), make any change to Section 9.03 of the Indenture; or (x) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions. It shall not be necessary for the consent of the Holders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. It is further understood that any action taken to shorten the Stated Maturity or redemption period for either the Series A Notes or the Series B Notes affects the other Series of Notes, and requires the consent of each Holder of outstanding Series A Notes and each Holder of outstanding Series B Notes. After such amendment becomes effective, the Issuer shall give to the Holders of the relevant Series of Notes a notice briefly describing such amendment. The failure to give such notice to all Holders of such Series of Notes, or any defect therein, shall not impair or affect the validity of such amendment.

(b) Subject to certain exceptions set forth in the Indenture, without the consent of Holders of at least 75% in aggregate outstanding principal amount of the Series A Notes, no amendment or waiver may: (i) amend, modify, change or waive the terms and conditions of the Series A Notes that is adverse to the Holders of the Series A Notes, as reasonably determined by Holders of at least a majority of the aggregate principal amount of the Series A Notes (such determination to be evidenced in an appropriate notice to the Trustee by such majority Holders and upon which notice the Trustee may conclusively rely); (ii) change the director designation rights of the Holders of the Series A Notes; (iii) change the Payment Priority Waterfall; or (iv) change the payment priorities set forth in Section 4.03, Section 4.04 or Section 6.10 of the Indenture. After such amendment becomes effective, the Issuer shall give to the Holders a notice in accordance with Section 10.02 of the Indenture briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of such amendment.

Exhibit A-8

14.	Defaults and Remedies

(a)           If an Event of Default (as defined in the Indenture) with respect to the outstanding Series A Notes (other than an Event of Default specified in Section 6.01(c) of the Indenture) occurs and is continuing, then the Trustee by notice to the Issuer or Holders of at least 25% in principal amount of outstanding Series A Notes for which the Event of Default has occurred, by notice to the Issuer, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on both the Series A Notes and Series B Notes to be immediately due and payable.  A declaration of acceleration pursuant to the preceding sentence shall apply to all of the outstanding Series A Notes and all of the outstanding Series B Notes.  Neither the Trustee nor the Holders of the Series A Notes or the Series B Notes shall be entitled to accelerate Notes only with respect to a particular Series.  If an Event of Default specified in Section 6.01(c) of the Indenture occurs, the principal of, premium, if any, and interest on all the Notes of every Series will become immediately due and payable without any other act on the part of the Trustee or any Holders. An acceleration may be rescinded as follows:

(i)                 If the Series A Notes have been accelerated as a result of an Event of Default on the Series A Notes, Holders of a majority in principal amount of the outstanding Series A Notes, by notice to the Trustee, may rescind and annul the acceleration and its consequences with respect to the Series A Notes, provided that rescission would not conflict with any final, non-appealable judgment of a court of competent jurisdiction and provided further that all existing Events of Default in respect of the Series A Notes, other than an Event of Default resulting from the nonpayment of principal or interest that has become due as a result of the acceleration, have been cured or waived; and

(ii)               If the Series A Notes have been accelerated as a result of an Event of Default on the Series B Notes, Holders of a majority in principal amount of the outstanding Series A Notes, by notice to the Trustee, may rescind and annul the acceleration and its consequences with respect to the Series A Notes, provided that rescission would not conflict with any final, non-appealable judgement of a court of competent jurisdiction.

(b)           If an Event of Default with respect to Notes of any Series at the time outstanding occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes of such Series or to enforce the performance of any provision of the Notes of such Series or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes of such Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

(c)           Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in aggregate principal amount of a Series of Notes then outstanding by written notice to the Trustee may waive an existing Default with respect to such Series and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem any Note when required pursuant to the terms of the Indenture, (c) a Default in respect of a provision that under Section 9.02 of the Indenture cannot be amended without the consent of each affected Holder or (d) an Event of Default in respect of a provision that under Section 9.03 or Section 9.04 of the Indenture cannot be amended without the consent of the Holders of 75% in aggregate principal amount of the outstanding Series A Notes or Series B Notes, as applicable. When a Default is waived, it is deemed cured and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Exhibit A-9

(d)          The Holders of a majority in aggregate principal amount of outstanding Series A Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Series A Notes or of exercising any trust or power conferred on the Trustee with respect to the Series A Notes; provided, however, that if (i) the Series A Notes and the Series B Notes have been accelerated by declaration or (ii) all Series of Notes have been automatically accelerated and any Series A Notes are outstanding, the Holders of a majority in aggregate principal amount of the Series A Notes outstanding shall have the sole right, without the need for the consent of the Holders of any other Series of Notes, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes or of exercising any trust or power conferred on the Trustee with respect to the Notes; The Trustee may refuse to follow any direction that conflicts with law or the Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.	Trustee Dealings with the Issuer

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

No director, officer, employee, manager, incorporator or Holder of any equity interests in the Issuer or any direct or indirect parent company of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

17.	Transfer Restriction

No transfer of the Series A Notes by any Holders thereof will be permitted unless the transferee is, or is directly or indirectly owned 100% by, a Qualified Person or Person resident or citizen of the United States.  Any transfer of the Series A Notes by any Holder must occur in a minimum increment of U.S. Dollars equal to €100,000. Any purported transfer of the Series A Notes not in accordance with this paragraph shall be null and void and shall not be given effect for any purpose whatsoever.

18.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually or electronically signs the certificate of authentication on the other side of this Note.

19.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

Exhibit A-10

20.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PRINCIPLE OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION OTHER THAN THOSE OF THE STATE OF NEW YORK.

21.	CUSIP Numbers; ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed thereon.

The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

Exhibit A-11

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.

and irrevocably appoint              agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Exhibit A-12

NOTICE OF CONVERSION

To convert this Note into Trust Certificate(s), check the box: ☐

To convert only part of this Note, state the principal amount to be converted (which must be at least €100,000 (or its U.S. dollar equivalent) plus integral multiples of $1.00 in excess thereof):

If you want the stock certificate made out in another Person’s name, fill in the form below:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

Date:	Your Signature

(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Exhibit A-13

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $53,411,993. The following increases or decreases in this Global Note have been made:

Date of Increase or Decrease	Amount of decrease in Aggregate Principal Amount of this Global Note	Amount of increase in Aggregate Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

Exhibit A-14

EXHIBIT B

[FORM OF FACE OF SERIES B NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Tax Legend]

ANY INVESTMENT IN THIS NOTE OR ANY INTEREST IN THIS NOTE DOES NOT HAVE THE STATUS OF A BANK DEPOSIT AND IS NOT WITHIN THE SCOPE OF THE DEPOSIT PROTECTION SCHEME OPERATED BY THE CENTRAL BANK OF IRELAND.

No transfer OF ANY INTEREST IN THIS NOTE by any Holders thereof will be permitted unless the transferee is, or is directly or indirectly owned 100% by, a Qualified Person or Person resident or citizen of the United States.  Any purported transfer of ANY INTEREST IN THIS NOTE not in accordance with paragraph 17 of this note shall be null and void and shall not be given effect for any purpose whatsoever.

Exhibit B-1

[FORM OF SERIES B NOTE]

LAMINGTON ROAD DAC

No. 1	CUSIP No. G5364F AB4
ISIN No. USG5364FAB43

Series B Note due 2121

LAMINGTON ROAD DAC, an Irish designated activity company, promises to pay to Cede & Co., or registered assigns, the principal sum of sixty three million and eight hundred thirty three thousand and ninety U.S. dollars ($63,833,090) (as revised by the attached Schedule of Increases and Decreases in the Global Note)] attached hereto on April 7, 2121 (the “Stated Maturity”).

Interest Payment Dates: June 30 and December 31, commencing June 30, 2021.

Record Dates: June 15 and December 15.

Additional provisions of this Note are set forth on the other side of this Note.

Exhibit B-2

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

LAMINGTON ROAD DAC

By:
Name:
Title:

Exhibit B-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION
as Trustee, certifies that this is one of the Series B Notes referred to in the Indenture.

By:
Authorized Signatory

Dated:

Exhibit B-4

[FORM OF REVERSE SIDE OF SERIES B NOTE]

Series B Note due 2121

1.	Interest

LAMINGTON ROAD DAC, an Irish designated activity company (such entity, and its successors and assigns under the Indenture hereinafter referred to, being herein called, the “Issuer”), promises to pay interest on the principal amount of this Series B Note (this “Note”) semi-annually on June 30 and December 31 of each year (each an “Interest Payment Date”), commencing June 30, 2021. Interest on the Notes shall accrue from the most recent date to which interest has been paid or duly provided for from April 7, 2021, until the principal hereof is paid. Interest shall be computed on the basis of a 360-day year of twelve 30-day months. The Issuer shall pay interest on overdue principal at the rate borne by the Notes, and it shall pay interest on overdue installments of interest at the same rate to the extent lawful. Upon the occurrence and during the existence of any Event of Default (as defined in the Indenture), the applicable interest rate will increase by 2.00% per annum.

Interest will be payable, subject to the Payment Priority Waterfall (as defined in the Indenture), (1) entirely in cash (“Cash Interest”), (2) by increasing the outstanding principal amount of the Notes (“PIK Interest,” and any payment of PIK Interest, a “PIK Payment”), or (3) with a combination of Cash Interest and PIK Interest.

For interest payments on this Note that the Issuer pays as Cash Interest, Cash Interest will initially accrue at a rate equal to 5.00% per annum, compounded on each Interest Payment Date, and subject to increase as described in the final sentence of this paragraph. For interest payments on this Note that the Issuer pays as PIK Interest, PIK Interest will initially accrue at a rate equal 7.00% per annum, compounded on each Interest Payment Date, and subject to increase as described in the final sentence of this paragraph. With respect to any Series B Notes that remain outstanding on or after February 15, 2023, the Series B Notes will be entitled to Cash Interest at a rate equal 6.00% per annum, compounded and payable on each Interest Payment Date, and PIK Interest at a rate equal to 8.00% interest per annum, compounded and payable on each Interest Payment Date.

At all times, PIK Interest on this Note will be payable by paying PIK Interest on the relevant Interest Payment Date in an amount equal to the amount of PIK Interest for the applicable interest period (rounded up to the nearest $1.00) to the Holders on the relevant regular Record Date, as shown in the Registrar’s books and records. In the event that the Issuer is entitled to and elects to pay a portion of the interest on the Notes as Cash Interest and as PIK Interest, such Cash Interest and PIK Interest shall be paid to Holders pro rata in accordance with their interests. Following an increase in the aggregate principal amount of any outstanding Note as a result of a PIK Payment, such Note will bear interest on such increased aggregate principal amount from and including the date of such PIK Payment (which date shall be the relevant Interest Payment Date). For the avoidance of doubt, the payment of PIK Interest does not constitute a new issuance of debt, but rather represents the increase in the Notes as a result of capitalizing accrued and unpaid interest.

2.	Method of Payment

The Issuer shall pay interest on the Notes (except defaulted interest) to the Persons who are registered Holders at the close of business on June 15 and December 15 (each a “Record Date”) immediately preceding the Interest Payment Date even if Notes are canceled after the Record Date and on or before the Interest Payment Date (whether or not a Business Day). Holders must surrender Notes to the Paying Agent to collect the principal payments. The Issuer shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Notes represented by a Global Note (including principal and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer shall make all payments in respect of a Definitive Note (including principal and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the Notes may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of Notes, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

Exhibit B-5

3.	Paying Agent and Registrar

Initially, U.S. Bank National Association, as trustee under the Indenture (the “Trustee”), will act as Paying Agent and Registrar for the Notes. The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee, or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.

4.	Indenture

The Issuer issued the Notes under an Indenture dated as of April 7, 2021 (the “Indenture”), between the Issuer and the Trustee. Capitalized terms used herein are used as defined in the Indenture, unless otherwise indicated. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). The Notes are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the Notes limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture.

The Series B Notes are unsecured, unsubordinated (except as set forth in the Indenture with respect to the Series A Notes) and limited recourse obligations of the Issuer. This Note is one of the Series B Notes referred to in the Indenture. The Series B Notes include the Initial Series B Notes (as defined in the Indenture) (as increased by any Series B PIK Interest (as defined in the Indenture)) and any Additional Notes of this Series (the “Additional Series B Notes”). The Initial Series B Notes and any Additional Series B Notes are treated as a single class of securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional Series B Notes are not fungible with the Initial Series B Notes for U.S. Federal income tax purposes, the Additional Series B Notes will have a separate CUSIP number, if applicable.

5.	Optional Redemption

At any time before the Stated Maturity, provided that the Issuer complies with the Payment Priority Waterfall, Notes may be redeemed at the Issuer’s option, in whole or in part, from time to time, at a price equal to the outstanding principal amount of the Notes to be redeemed plus accrued and unpaid interest thereon to but excluding the redemption date; provided that, in each case, the Issuer may only effect such redemption to the extent that the Minimum Cash Balance is maintained immediately following any such redemption. The Issuer’s delivery of a notice of redemption to the Holders pursuant to Article III of the Indenture shall constitute a representation and warranty that such redemption is in conformity with the Payment Priority Waterfall and that the Minimum Cash Balance shall be maintained immediately following any such redemption. In the event of any partial redemption by the Issuer of any Notes, the Notes to be redeemed shall be selected on a pro rata basis.

Exhibit B-6

6.	Mandatory Redemption

Upon the occurrence of a Deemed Liquidation, the Issuer shall redeem the outstanding Notes for cash at a price equal to the unpaid principal balance thereof plus all accrued and unpaid interest to but excluding the redemption date.

Subject to the priorities set forth in Section 4.04 of the Indenture for a Deemed Liquidation, upon the Stated Maturity or a declaration of acceleration pursuant to Section 6.02 of the Indenture, the Issuer shall be obligated to repay the unpaid principal balance of the Series B Notes, together with all accrued and unpaid interest thereon, including all PIK Interest with respect to such Series.

7.	Notice of Redemption

Notices of redemption pursuant to Article III of the Indenture will be given to the Holders of the Notes, at least 30 but not more than 60 days before the redemption date, to each Holder of Notes in accordance with the Indenture, except that redemption notices may be given more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture with respect to the Notes pursuant to Article VIII thereof. On and after the redemption date, interest shall cease to accrue on Notes or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the redemption price of, plus accrued and unpaid interest, if any, on, the Notes or portions thereof to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of the Indenture.

8.	Tax Treatment.

The parties hereto hereby agree (i) that the Notes are intended to be treated as equity securities for U.S. federal income tax purposes, (ii) to report their receipt, ownership and disposition of the Notes consistently with such treatment, and (iii) to not take any position during the course of any audit or other proceeding inconsistent with such treatment unless required by a determination of an applicable government entity that is final.

9.	Denominations; Transfer; Exchange

The Notes are in registered form, without coupons, in denominations of an amount in U.S. Dollars equal to €100,000 and integral multiples of $1.00 in excess thereof; provided, however, that with respect to the issuance of the Initial Notes and any Additional Series B Notes issued pursuant to the final paragraph of Section 2.01(c) of the Indenture, the minimum authorized denomination shall be $118,120. A Holder shall register the transfer of or exchange of the Notes in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes required by law or permitted by the Indenture. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of any Notes selected for redemption (except, in the case of a Note to be redeemed in part, the portion thereof not to be redeemed) or of any Notes for a period of 15 days before the transmission of a notice of redemption of Notes to be redeemed.

Exhibit B-7

10.	Persons Deemed Owners

The registered Holder of this Note shall be treated as the owner of it for all purposes.

11.	Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

12.	Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the Notes and the Indenture if the Issuer deposits with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof sufficient to pay the principal of and premium (if any) and interest on the Notes when due at maturity or redemption, as the case may be.

13.	Amendment; Waiver

(a)        Subject to certain exceptions set forth in the Indenture, the Issuer and the Trustee may amend the Indenture and the Notes of any Series then outstanding with respect to such Series, and any past Default or compliance with any provisions of the Indenture or the Notes of any such Series then outstanding with respect to such Series may be waived, (x) in respect of any amendments relating to either of the Series A and/or the Series B Notes, with the consent of each of (i) the Holders of at least a majority in interest of the aggregate outstanding principal amount of the Series A Notes and (ii) the Holders of at least a majority in interest of the aggregate outstanding principal amount of the Series B Notes; or (y) in respect of any amendment relating to the PPNs, with the consent of the Holders of at least a majority in interest of the aggregate outstanding principal balance of the PPNs. However, without the consent of each Holder of an outstanding Note of each Series affected, no amendment or waiver may: (i) reduce the amount of Notes of such Series whose Holders must consent to an amendment; (ii) reduce the rate of or extend the time for payment of interest on any Note of such Series; (iii) reduce the principal of or change the Stated Maturity of any Note of such Series; (iv) reduce the premium payable upon the redemption of any Note of such Series or change the time at which any Note of such Series may be redeemed in accordance with Article III of the Indenture (other than provisions relating to notice periods); (v) make any Note of such Series payable in money other than that stated in such Note; (vi) impair the contractual right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Notes of such Series on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes of such Series; (vii) make any change that adversely affects the conversion rights under Article V of the Indenture of any Holder; (viii) reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Holders of which is required to accelerate, amend or supplement the Indenture, or the consent of the Holders of which is required for any waiver of compliance with various provisions of the Indenture or various Defaults thereunder and their consequence provided for in the Indenture; (ix), make any change to Section 9.04 of the Indenture; or (x) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions. It shall not be necessary for the consent of the Holders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. It is further understood that any action taken to shorten the Stated Maturity or redemption period for either the Series A Notes or the Series B Notes affects the other Series of Notes, and requires the consent of each Holder of outstanding Series A Notes and each Holder of outstanding Series B Notes. After such amendment becomes effective, the Issuer shall give to the Holders of the relevant Series of Notes a notice briefly describing such amendment. The failure to give such notice to all Holders of such Series of Notes, or any defect therein, shall not impair or affect the validity of such amendment.

Exhibit B-8

(b)        Subject to certain exceptions set forth in the Indenture, without the consent of Holders of at least 75% in aggregate outstanding principal amount of the Series B Notes, no amendment or waiver may: (i) amend, modify, change or waive the terms and conditions of the Series B Notes that is adverse to the Holders of the Series B Notes, as reasonably determined by Holders of at least a majority of the aggregate principal amount of the Series B Notes (such determination to be evidenced in an appropriate notice to the Trustee by such majority Holders and upon which notice the Trustee may conclusively rely); (ii) change the director designation rights of the Holders of the Series B Notes; (iii) change the Payment Priority Waterfall; or change the payment priorities set forth in Section 4.03, Section 4.04 or Section 6.10 of the Indenture. After such amendment becomes effective, the Issuer shall give to the Holders a notice in accordance with Section 10.02 of the Indenture briefly describing such amendment. The failure to give such notice to all Holders, or any defect therein, shall not impair or affect the validity of such amendment.

14.	Defaults and Remedies

(a)       If an Event of Default (as defined in the Indenture) with respect to the outstanding Series B Notes (other than an Event of Default specified in Section 6.01(c) of the Indenture) occurs and is continuing, then the Trustee by notice to the Issuer or the Holders of at least 25% in principal amount of outstanding Series B Notes, for which the Event of Default has occurred, by notice to the Issuer, with a copy to the Trustee, may declare the principal of, premium, if any, and accrued but unpaid interest on both the Series A Notes and Series B Notes to be immediately due and payable.  A declaration of acceleration pursuant to the preceding sentence shall apply to all of the outstanding Series A Notes and all of the outstanding Series B Notes.  Neither the Trustee nor the Holders of the Series A Notes or the Series B Notes shall be entitled to accelerate Notes only with respect to a particular Series.  If an Event of Default specified in Section 6.01(c) of the Indenture occurs, the principal of, premium, if any, and interest on all the Notes of every Series will become immediately due and payable without any other act on the part of the Trustee or any Holders. An acceleration may be rescinded as follows:

(i)          If the Series B Notes have been accelerated as a result of an Event of Default on the Series B Notes, Holders of a majority in principal amount of the outstanding Series B Notes, by notice to the Trustee, may rescind and annul the acceleration and its consequences with respect to the Series B Notes, provided that rescission would not conflict with any final, non-appealable judgment of a court of competent jurisdiction and provided further that all existing Events of Default in respect of the Series B Notes, other than an Event of Default resulting from the nonpayment of principal or interest that has become due as a result of the acceleration, have been cured or waived; and

(ii)         If the Series B Notes have been accelerated as a result of an Event of Default on the Series A Notes, Holders of a majority in principal amount of the outstanding Series B Notes, by notice to the Trustee, may rescind and annul the acceleration and its consequence with respect to the Series B Notes, provided that rescission would not conflict with any final, non-appealable judgement of a court of competent jurisdiction.

(b)       If an Event of Default with respect to Notes of any Series at the time outstanding occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes of such Series or to enforce the performance of any provision of the Notes of such Series or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes of such Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

Exhibit B-9

(c)       Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in aggregate principal amount of a Series of Notes then outstanding by written notice to the Trustee may waive an existing Default with respect to such Series and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem any Note when required pursuant to the terms of the Indenture, (c) a Default in respect of a provision that under Section 9.02 of the Indenture cannot be amended without the consent of each affected Holder or (d) an Event of Default in respect of a provision that under Section 9.03 or Section 9.04 of the Indenture cannot be amended without the consent of the Holders of 75% in aggregate principal amount of the outstanding Series A Notes or Series B Notes, as applicable. When a Default is waived, it is deemed cured and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

(d)       The Holders of a majority in aggregate principal amount of outstanding Series A Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Series A Notes or of exercising any trust or power conferred on the Trustee with respect to the Series A Notes; provided, however, that if (i) the Series A Notes and the Series B Notes have been accelerated by declaration or (ii) all Series of Notes have been automatically accelerated and any Series A Notes are outstanding, the Holders of a majority in aggregate principal amount of the Series A Notes outstanding shall have the sole right, without the need for the consent of the Holders of any other Series of Notes, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes or of exercising any trust or power conferred on the Trustee with respect to the Notes; The Trustee may refuse to follow any direction that conflicts with law or the Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.	Trustee Dealings with the Issuer

The Trustee, in its individual or any other capacity, may become the owner or pledgee of Notes and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

No director, officer, employee, manager, incorporator or Holder of any equity interests in the Issuer or any direct or indirect parent company of the Issuer, as such, shall have any liability for any obligations of the Issuer under the Notes or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of Notes by accepting a Note waives and releases all such liability.

Exhibit B-10

17.	Transfer Restriction

No transfer of the Series B Notes by any Holders thereof will be permitted unless the transferee is, or is directly or indirectly owned 100% by, a Qualified Person or Person resident or citizen of the United States.  Any transfer of the Series B Notes by any Holder must occur in a minimum increment of U.S. Dollars equal to €100,000. Any purported transfer of the Series B Notes not in accordance with this paragraph shall be null and void and shall not be given effect for any purpose whatsoever.

18.	Authentication

This Note shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually or electronically signs the certificate of authentication on the other side of this Note.

19.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	Governing Law

THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PRINCIPLE OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION OTHER THAN THOSE OF THE STATE OF NEW YORK.

21.	CUSIP Numbers; ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the Notes and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed thereon.

The Issuer will furnish to any Holder of Notes upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this Note.

Exhibit B-11

ASSIGNMENT FORM

To assign this Note, fill in the form below:

I or we assign and transfer this Note to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.

and irrevocably appoint              agent to transfer this Note on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Note.

Exhibit B-12

NOTICE OF CONVERSION

To convert this Note into Trust Certificate(s), check the box: ☐

To convert only part of this Note, state the principal amount to be converted (which must be at least €100,000 (or its U.S. dollar equivalent) plus integral multiples of $1.00 in excess thereof):

If you want the stock certificate made out in another Person’s name, fill in the form below:

(Insert assignee’s social security or tax I.D. number)

(Print or type assignee’s name, address and zip code)

Date:	Your Signature

(Sign exactly as your name appears on the other side of this Security)

* Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

Exhibit B-13

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $63,833,090. The following increases or decreases in this Global Note have been made:

Date of Increase or Decrease	Amount of decrease in Aggregate Principal Amount of this Global Note	Amount of increase in Aggregate Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

Exhibit B-14

EXHIBIT C

[FORM OF FACE OF PROFIT PARTICIPATING NOTE]

[Global Notes Legend]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), NEW YORK, NEW YORK, TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO., OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

TRANSFERS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO DTC, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR’S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL NOTE SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN THE INDENTURE REFERRED TO ON THE REVERSE HEREOF.

[Tax Legend]

ANY INVESTMENT IN THIS NOTE OR ANY INTEREST IN THIS NOTE DOES NOT HAVE THE STATUS OF A BANK DEPOSIT AND IS NOT WITHIN THE SCOPE OF THE DEPOSIT PROTECTION SCHEME OPERATED BY THE CENTRAL BANK OF IRELAND.

No transfer OF ANY INTEREST IN THIS NOTE by any Holders thereof will be permitted unless the transferee is, or is directly or indirectly owned 100% by, a Qualified Person or Person resident or citizen of the United States.   Any purported transfer of ANY INTEREST IN THIS NOTE not in accordance with paragraph 17 of this note shall be null and void and shall not be given effect for any purpose whatsoever.

Exhibit C-1

[FORM OF PROFIT PARTICIPATING NOTE NOTE]

LAMINGTON ROAD DAC

No. 1	CUSIP No. G5364F AC2
ISIN No. USG536FAC26

Profit Participating Note due 2121

LAMINGTON ROAD DAC, an Irish designated activity company, promises to pay to Lamington Road Grantor Trust, or registered assigns, the principal sum of fifty four million and eight hundred twenty eight thousand and seven hundred and forty three U.S. dollars ($54,828,743) (as revised by the attached Schedule of Increases and Decreases in the Global Note) attached hereto on April 7, 2121 (the “Stated Maturity”).

Interest Payment Dates: June 30 and December 31, commencing June 30, 2023.

Record Dates: June 15 and December 15.

Additional provisions of this Note are set forth on the other side of this Note.

Exhibit C-2

IN WITNESS WHEREOF, the Issuer has caused this instrument to be duly executed.

LAMINGTON ROAD DAC

By:
Name:
Title:

Exhibit C-3

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

U.S. BANK NATIONAL ASSOCIATION

as Trustee, certifies that this is one of the PPNs
referred to in the Indenture.

By:
Authorized Signatory

Dated:

Exhibit C-4

[FORM OF REVERSE SIDE OF PROFIT PARTICIPATING NOTE]

Profit Participating Note due 2121

1.	Interest

LAMINGTON ROAD DAC, an Irish designated activity company (such entity, and its successors and assigns under the Indenture hereinafter referred to, being herein called, the “Issuer”), promises to pay interest on the principal amount of this profit participating note (this “PPN”) semi-annually on June 30 and December 31 of each year (each an “Interest Payment Date”), commencing June 30, 2023. Interest on the PPNs shall accrue from the most recent date to which interest has been paid or duly provided for, from April 7, 2021 until the principal hereof is due. Interest shall be computed on the basis of a 360-day year of twelve 30-day months.

(a) Method of calculation of interest

The amount of interest payable on the PPNs on each Interest Payment Date shall be an amount equal to the profits for accounting purposes (before interest under the PPNs for that Calculation Period and after deduction of the Nominal Profit Amount applicable to that Calculation Period) of the Issuer attributable to that Calculation Period computed as of any time of determination under the accounting standards then applicable to the Issuer for corporation tax purposes pursuant to Section 110(6) TCA, subject to the provisions of Section 2.14(b) of the Indenture. On each Calculation Date, the Issuer shall calculate the PPN Interest Amount (as defined in the Indenture) and notify the Trustee and the Holders of the amount thereof no later than 30 days prior to such Interest Payment Date.

(b) Deferment of payment of accrued interest

The Issuer shall pay interest on the PPNs on each Interest Payment Date beginning on June 30, 2023, only if and to the extent that it has sufficient Available Funds.

If the Issuer determines that there will be insufficient Available Funds on an Interest Payment Date to pay in full the PPN Interest Amount accrued for the relevant Calculation Period (or overdue or deferred from a previous Interest Payment Date), then the Issuer shall defer but not cancel the payment of interest due on the PPNs during the Deferral Period (as defined in the Indenture). Any PPN Interest Amount not paid as a result of a Deferral Period will be payable (without interest on such previously accrued PPN Interest Amount) on the next succeeding Interest Payment Date on which there are relevant Available Funds sufficient to pay such PPN Interest Amount. The Issuer must give the Holders notice via the applicable clearing system and give the Trustee written notice of any Deferral Period affecting the PPNs no later than three (3) Business Day prior to the date that any PPN Interest Amount on the PPNs would have been payable except for such Deferral Period. In the absence of written notice to the contrary no Deferral Period is in effect and the PPN Interest Amount due and payable on such Interest Payment Date will be paid in full. The Issuer must also give the Holders notice via the applicable clearing system and give the Trustee written notice of the payment of any deferred PPN Interest Amount that has accrued due to a previous Deferral Period, the original Interest Payment Date therefor and the amount thereof no later than three (3) Business Days prior to the Interest Payment Date on which such deferred PPN Interest Amount shall be paid.

(c) Additional Interest

If, following the end of any Accounting Period: (i) the Issuer determines that there is Additional Interest (as defined in the Indenture) for that Accounting Period, in accordance with Section 2.14(c) of the Indenture, then an amount equal to the Additional Interest shall be payable to the Holders, in accordance with Section 14(c) of the Indenture; or (ii) the Annual Profit is less than the aggregate of the Semi-Annual Interest Amounts for that Accounting Period, then an amount equal to the difference shall be repayable by the Holders by, at the option of the Issuer, a corresponding: (1) reduction of the principal outstanding of the PPNs; or (2) satisfaction of other (including future) interest liabilities on the PPNs (without prejudice to the accrual of such interest).

Exhibit C-5

(d) Payment Date for additional interest

Any Additional Interest on the PPNs arising under paragraph 1(c) shall be payable (to the extent of Available Funds and taking into account prior ranking amounts under the Payment Priority Waterfall) to the Holders on the next Interest Payment Date following the date on which the amount of such Additional Interest is determined (or, if there are insufficient Available Funds, the payment of such Additional Interest shall, to the extent of such insufficiency, be deferred in accordance with paragraph 1(b)). For avoidance of doubt, irrespective of the date on which any such Additional Interest is paid, it shall be Additional Interest with respect to the Accounting Period to which the applicable Annual Profit relates. If Additional Interest is payable on any PPN, then, no later than five (5) Business Days before each date on which such Additional Interest is to be paid, the Issuer will deliver notice to the Holders (with a copy to the Trustee) stating (x) that the Issuer is obligated to pay Additional Interest on such PPN on such date of payment; and (y) the amount of such Additional Interest that is payable on such date of payment. The Trustee will have no duty to determine whether any Additional Interest is payable or the amount thereof.

(e) Notifications etc.

All notifications, opinions, determinations, certificates, calculations, quotations and decisions given, expressed, made or obtained for the purposes of this paragraph 1 by the Issuer will (in the absence of manifest error) be binding on the Holders and the Trustee and (subject as aforesaid) no liability to any such person will attach to any party in connection with the exercise or non-exercise by it of its powers, duties and discretions for such purposes. The Trustee shall have no obligation to make, verify or confirm any calculations or determinations with respect to interest or any other amounts payable on the PPNs.

2.	Method of Payment

The Issuer shall pay interest on the PPNs (except defaulted interest) commencing June 30, 2023 to the Persons who are registered Holders at the close of business on June 15 and December 15 (the “Record Dates”) immediately preceding the Interest Payment Date even if PPNs are canceled after the Record Date and on or before the Interest Payment Date (whether or not a Business Day), and with respect to any PPN Interest Amount resulting from a Deferral Period, the close of business on the Record Date immediately preceding the next succeeding Interest Payment Date. Holders must surrender PPNs to the Paying Agent to collect the principal payments. The Issuer shall pay principal and interest in money of the United States of America that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the PPNs represented by a Global Note (including principal and interest) shall be made by wire transfer of immediately available funds to the accounts specified by The Depository Trust Company or any successor depositary. The Issuer shall make all payments in respect of a Definitive Note (including principal and interest) at the office of the Paying Agent, except that, at the option of the Issuer, payment of interest may be made by mailing a check to the registered address of each Holder thereof; provided, however, that payments on the PPNs may also be made, in the case of a Holder of at least $1,000,000 aggregate principal amount of PPNs, by wire transfer to a U.S. dollar account maintained by the payee with a bank in the United States if such Holder elects payment by wire transfer by giving written notice to the Trustee or Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Trustee may accept in its discretion).

Exhibit C-6

3.	Paying Agent and Registrar

Initially, U.S. Bank National Association, as trustee under the Indenture (the “Trustee”), will act as Paying Agent and Registrar for the PPNs. The Issuer may remove any Registrar or Paying Agent upon written notice to such Registrar or Paying Agent and to the Trustee; provided, however, that no such removal shall become effective until (i) if applicable, acceptance of an appointment by a successor Registrar or Paying Agent, as the case may be, as evidenced by an appropriate agreement entered into by the Issuer and such successor Registrar or Paying Agent, as the case may be, and delivered to the Trustee, or (ii) notification to the Trustee that the Trustee shall serve as Registrar or Paying Agent until the appointment of a successor in accordance with clause (i) above.

4.	Indenture

The Issuer issued the PPNs under an Indenture dated as of April 7, 2021 (the “Indenture”), between the Issuer and the Trustee. Capitalized terms used herein are used as defined in the Indenture, unless otherwise indicated. The terms of the PPNs include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the “TIA”). The PPNs are subject to all terms and provisions of the Indenture, and the Holders (as defined in the Indenture) are referred to the Indenture for a statement of such terms and provisions. If and to the extent that any provision of the PPNs limits, qualifies or conflicts with a provision of the Indenture, such provision of the Indenture shall control. Capitalized terms used but not otherwise defined herein shall have the meanings set forth in the Indenture.

The PPNs are unsecured, unsubordinated (except as set forth in the Indenture with respect to the Series A Notes and the Series B Notes) and limited recourse obligations of the Issuer. This PPN is one of the Notes referred to in the Indenture. The PPNs include the Initial PPNs (as defined in the Indenture) and any Additional Notes of this Series (the “Additional PPNs”). The Initial PPNs and any Additional PPNs are treated as a single class of securities for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase; provided that if the Additional PPNs are not fungible with the Initial PPNs for U.S. Federal income tax purposes, the Additional PPNs will have a separate CUSIP number, if applicable. The Indenture imposes limitations on the ability of the Issuer to consolidate or merge with or into any other Person or convey, transfer or lease all or substantially all of its property.

5.	Reserved.

6.	Mandatory Redemption

Upon the occurrence of a Deemed Liquidation, the Issuer shall redeem the outstanding PPNs for cash at a price equal to the unpaid principal balance thereof plus all accrued and unpaid interest to but excluding the redemption date.

Subject to the priorities set forth in Section 4.04 of the Indenture for a Deemed Liquidation, upon the Stated Maturity or a declaration of acceleration pursuant to Section 6.02 of the Indenture, the Issuer shall be obligated to repay the unpaid principal balance of the PPNs, together with applicable interest payments on the PPNs.

7.	Notice of Redemption

Notices of optional redemption pursuant to Article III of the Indenture will be given to the Holders of the PPNs, at least 30 but not more than 60 days before the redemption date, to each Holder of PPNs in accordance with the Indenture, except that redemption notices may be given more than 60 days prior to the redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture with respect to the PPNs pursuant to Article VIII thereof. On and after the redemption date, interest shall cease to accrue on PPNs or portions thereof called for redemption so long as the Issuer has deposited with the Paying Agent funds sufficient to pay the redemption price of, plus accrued and unpaid interest, if any, on, the PPNs or portions thereof to be redeemed, unless the Paying Agent is prohibited from making such payment pursuant to the terms of the Indenture.

Exhibit C-7

8.	Tax Treatment.

The parties hereto hereby agree (i) that the PPNs are intended to be treated as equity securities for U.S. federal income tax purposes, (ii) to report their receipt, ownership and disposition of the PPNs consistently with such treatment, and (iii) to not take any position during the course of any audit or other proceeding inconsistent with such treatment unless required by a determination of an applicable government entity that is final.

9.	Denominations; Transfer; Exchange

The PPNs are in registered form, without coupons, in denominations of an amount in U.S. Dollars equal to €100,000 and integral multiples of $1.00 in excess thereof; provided, however, that with respect to the issuance of the Initial Notes and any Additional Series B Notes issued pursuant to the final paragraph of Section 2.01(c) of the Indenture, the minimum authorized denomination shall be $118,120. A Holder shall register the transfer of or exchange of the PPNs in accordance with the Indenture. Upon any registration of transfer or exchange, the Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Issuer may require a Holder to pay any taxes required by law or permitted by the Indenture. The Issuer shall not be required to make, and the Registrar need not register, transfers or exchanges of any PPNs selected for redemption (except, in the case of a PPN to be redeemed in part, the portion thereof not to be redeemed) or of any PPNs for a period of 15 days before the transmission of a notice of redemption of PPNs to be redeemed.

10.	Persons Deemed Owners

The registered Holder of this PPN shall be treated as the owner of it for all purposes.

11.	Unclaimed Money

Subject to any applicable abandoned property law, the Trustee and each Paying Agent shall pay to the Issuer upon written request any money held by them for the payment of principal or interest that remains unclaimed for two years, and, thereafter, Holders entitled to the money must look to the Issuer for payment as general creditors, and the Trustee and each Paying Agent shall have no further liability with respect to such monies.

12.	Discharge and Defeasance

Subject to certain conditions, the Issuer at any time may terminate some of or all its obligations under the PPNs and the Indenture if the Issuer deposits with the Trustee cash in U.S. dollars, U.S. Government Obligations or a combination thereof sufficient to pay the principal of and premium (if any) and interest on the PPNs when due at maturity or redemption, as the case may be.

13.	Amendment; Waiver

(a)        Subject to certain exceptions set forth in the Indenture, the Issuer and the Trustee may amend the Indenture and the Notes of any Series then outstanding with respect to such Series, and any past Default or compliance with any provisions of the Indenture or the Notes of any such Series then outstanding with respect to such Series may be waived, (x) in respect of any amendments relating to either of the Series A and/or the Series B Notes, with the consent of each of (i) the Holders of at least a majority in interest of the aggregate outstanding principal amount of the Series A Notes and (ii) the Holders of at least a majority in interest of the aggregate outstanding principal amount of the Series B Notes; or (y) in respect of any amendment relating to the PPNs, with the consent of the Holders of at least a majority in interest of the aggregate outstanding principal balance of the PPNs. However, without the consent of each Holder of an outstanding Note of each Series affected, no amendment or waiver may: (i) reduce the amount of Notes of such Series whose Holders must consent to an amendment; (ii) reduce the rate of or extend the time for payment of interest on any Note of such Series; (iii) reduce the principal of or change the Stated Maturity of any Note of such Series; (iv) reduce the premium payable upon the redemption of any Note of such Series or change the time at which any Note of such Series may be redeemed in accordance with Article III of the Indenture (other than provisions relating to notice periods); (v) make any Note of such Series payable in money other than that stated in such Note; (vi) impair the contractual right of any Holder to receive payment of principal of, premium, if any, and interest on such Holder’s Notes of such Series on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder’s Notes of such Series; (vii) make any change that adversely affects the conversion rights under Article V of the Indenture of any Holder; (viii) reduce the percentage of the aggregate outstanding principal amount of the Notes, the consent of the Holders of which is required to accelerate, amend or supplement the Indenture, or the consent of the Holders of which is required for any waiver of compliance with various provisions of the Indenture or various Defaults thereunder and their consequence provided for in the Indenture; or (ix) make any change in the amendment provisions which require each Holder’s consent or in the waiver provisions. It shall not be necessary for the consent of the Holders to approve the particular form of any proposed amendment, but it shall be sufficient if such consent approves the substance thereof. After such amendment becomes effective, the Issuer shall give to the Holders of the relevant Series of Notes a notice briefly describing such amendment. The failure to give such notice to all Holders of such Series of Notes, or any defect therein, shall not impair or affect the validity of such amendment.

Exhibit C-8

14.	Defaults and Remedies

(a)                The PPNs shall not be deemed accelerated unless an Event of Default specified in Section 6.01(c) of the Indenture occurs. An acceleration may be rescinded if the PPNs have been accelerated as a result of an Event of Default on the PPNs, Holders of a majority in principal amount of the outstanding PPNs, by notice to the Trustee, may rescind and annual the acceleration and its consequences with respect to the PPNs, provided that rescission would not conflict with any final, non-appealable judgment of a court of competent jurisdiction and provided further that all existing Events of Default in respect of the PPNs have been cured or waived.

(b)                If an Event of Default with respect to Notes of any Series at the time outstanding occurs and is continuing, the Trustee may pursue any available remedy at law or in equity to collect the payment of principal of or interest on the Notes of such Series or to enforce the performance of any provision of the Notes of such Series or the Indenture. The Trustee may maintain a proceeding even if it does not possess any of the Notes of such Series or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. No remedy is exclusive of any other remedy. To the extent required by law, all available remedies are cumulative.

(c)                Provided the Notes are not then due and payable by reason of a declaration of acceleration, the Holders of a majority in aggregate principal amount of a Series of Notes then outstanding by written notice to the Trustee may waive an existing Default with respect to such Series and its consequences except (a) a Default in the payment of the principal of or interest on a Note, (b) a Default arising from the failure to redeem any Note when required pursuant to the terms of the Indenture, (c) a Default in respect of a provision that under Section 9.02 of the Indenture cannot be amended without the consent of each affected Holder or (d) an Event of Default in respect of a provision that under Section 9.03 or Section 9.04 of the Indenture cannot be amended without the consent of the Holders of 75% in aggregate principal amount of the outstanding Series A Notes or Series B Notes, as applicable. When a Default is waived, it is deemed cured and the Issuer, the Trustee and the Holders will be restored to their former positions and rights under the Indenture, but no such waiver shall extend to any subsequent or other Default or impair any consequent right.

Exhibit C-9

(d)                The Holders of a majority in aggregate principal amount of outstanding Series A Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Series A Notes or of exercising any trust or power conferred on the Trustee with respect to the Series A Notes; provided, however, that if (i) the Series A Notes and the Series B Notes have been accelerated by declaration or (ii) all Series of Notes have been automatically accelerated and any Series A Notes are outstanding, the Holders of a majority in aggregate principal amount of the Series A Notes outstanding shall have the sole right, without the need for the consent of the Holders of any other Series of Notes, to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee with respect to the Notes or of exercising any trust or power conferred on the Trustee with respect to the Notes; The Trustee may refuse to follow any direction that conflicts with law or the Indenture or, if the Trustee, being advised by counsel, determines that the action or proceeding so directed may not lawfully be taken or if the Trustee in good faith shall determine that the action or proceeding so directed would involve the Trustee in personal liability or expense for which it is not adequately indemnified, or that the Trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the Trustee in personal liability. Prior to taking any action under the Indenture, the Trustee shall be entitled to indemnification satisfactory to it in its sole discretion against all losses and expenses caused by taking or not taking such action.

15.	Trustee Dealings with the Issuer

The Trustee, in its individual or any other capacity, may become the owner or pledgee of PPNs and may otherwise deal with the Issuer or its Affiliates with the same rights it would have if it were not Trustee.

16.	No Recourse Against Others

No director, officer, employee, manager, incorporator or Holder of any equity interests in the Issuer or any direct or indirect parent company of the Issuer, as such, shall have any liability for any obligations of the Issuer under the PPNs or the Indenture, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder of PPNs by accepting a PPN waives and releases all such liability.

17.	Transfer Restriction

No transfer of the PPNs by any Holders thereof will be permitted unless the transferee is, or is directly or indirectly owned 100% by, a Qualified Person or Person resident or citizen of the United States.  Any purported transfer of the Notes not in accordance with this paragraph shall be null and void and shall not be given effect for any purpose whatsoever.

18.	Authentication

This PPN shall not be valid until an authorized signatory of the Trustee (or an authenticating agent) manually or electronically signs the certificate of authentication on the other side of this PPN.

Exhibit C-10

19.	Abbreviations

Customary abbreviations may be used in the name of a Holder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

20.	Governing Law

THIS PPN SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO ANY PRINCIPLE OR RULE (WHETHER OF THE STATE OF NEW YORK OR ANY OTHER JURISDICTION) THAT WOULD CAUSE THE APPLICATION OF LAWS OF ANY OTHER JURISDICTION OTHER THAN THOSE OF THE STATE OF NEW YORK.

21.	CUSIP Numbers; ISINs

The Issuer has caused CUSIP numbers and ISINs to be printed on the PPNs and has directed the Trustee to use CUSIP numbers and ISINs in notices of redemption as a convenience to the Holders. No representation is made as to the correctness of such numbers either as printed on the PPNs or as contained in any notice of redemption and reliance may be placed only on the other identification numbers printed thereon.

The Issuer will furnish to any Holder of PPNs upon written request and without charge to the Holder a copy of the Indenture which has in it the text of this PPN.

Exhibit C-11

ASSIGNMENT FORM

To assign this PPN, fill in the form below:

I or we assign and transfer this PPN to:

(Print or type assignee’s name, address and zip code)

(Insert assignee’s soc. sec. or tax I.D. No.

and irrevocably appoint              agent to transfer this PPN on the books of the Issuer. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this PPN.

Exhibit C-12

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

The initial principal amount of this Global Note is $54,828,743. The following increases or decreases in this Global Note have been made:

Date of Increase or Decrease	Amount of decrease in Aggregate Principal Amount of this Global Note	Amount of increase in Aggregate Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Notes Custodian

Exhibit C-13

EXHIBIT D

FORM OF IRISH TAX REPRESENTATION LETTER

[Address of Holder]

[Date ]

Attention:       The Directors, Lamington Road Designated Activity Company

Re:     Lamington Road DAC (the “Company”)

[Title of Notes held, whether Series A, Series B, PPNs] (the “Notes”)

Dear Sirs:

Reference is made to the Indenture dated April 7, 2021 between the Company as issuer and U.S. Bank National Association as trustee (the “Indenture”). Except where the context otherwise requires or as otherwise defined in this letter, terms defined in the Indenture shall have the same meaning as in this letter.

1.	DEFINITIONS

1.1	“Foreign Tax” means any tax chargeable on profits or gains under the laws of a territory other than Ireland, that is of a similar nature to Irish income tax, corporation tax (including a controlled foreign company charge) or capital gains tax (a “Domestic Tax”) but not including a withholding tax to the extent such tax is refundable where it has been levied.

1.2	“Holder Territory” means the jurisdiction in which the person who is the beneficial owner of a Note is registered, incorporated or created or, if different, where that person has its place of effective management.

1.3	“Included” means:

(a)	Treated as arising or accruing to a Payee where the Payee:

(i)	is chargeable to Domestic Tax or Foreign Tax, as the case may be, but not including any amount which is only so chargeable when it is remitted into the payee territory;

(ii)	is a pension fund, government body or other entity that, under the laws of the territory in which it is established, is exempt from tax which generally applies to profits or gains in that territory;

(iii)	is established in a territory, or part of a territory, that does not impose a Foreign Tax; or

(iv)	is established in a territory that does not impose a tax liability that generally applies to profits or gains derived from payments receivable in that territory by enterprises from sources outside that territory,or

Exhibit D-1

(b)	that is subject to a controlled foreign company charge or a charge under the laws of a territory other than Ireland which is similar to Ireland’s controlled foreign company charge provided that a correspondence amount relating to a payment shall not be treated as Included under paragraph (a)(i) where:

(i)	under the laws of the Holder Territory, the amount charged to Foreign Tax is subject to any reduction computed by reference to the way the interest or distribution to which the amount relates is characterised under these laws; or

(ii)	the correspondence amount relating to the payment is not included in a Required Tax Period.

1.4	“Payee” in respect of a payment means a person, undertaking, agreement, trust or other arrangement that has legal personality under the laws of the territory in which it is established or a permanent establishment of one of the aforementioned:

(a)	which receives that payment or is treated as receiving that payment under the laws of any territory, other than where that payment is received or treated as being received, as the case may be, in a fiduciary or representative capacity;

(b)	to whom some or all of the profits or gains of an entity are treated as arising or accruing for the purposes of tax charged under the tax law of a territory or would be so treated but for an insufficiency of profits or gains, where under the tax law of another territory some or all of the profits or gains of that entity are treated as arising or accruing to the entity on its own account or would be so treated but for an insufficiency of profits;

(c)	to the benefit of which the payment is treated as arising or accruing under the laws of any territory; or

(d)	on which a controlled foreign company charge under Section 835R(2)TCA is made by reference to that payment or, on which a charge is made under the laws of a territory, other than the State, which is similar to a controlled foreign company charge under Section 835R(2) TCA;

1.5	“Relevant Territory” means a Member State of the European Union (other than Ireland) or, not being such a Member State, a territory with which Ireland has signed a double tax treaty.

1.6	“Required Tax Period” means a tax period which commences within 12 months of the end of the tax period in which the relevant payment is deducted by the Company.

1.7	“TCA” means the Taxes Consolidation Act 1997 of Ireland.

Exhibit D-2

2.	In respect of the Notes held by the undersigned, it is hereby represented to the Company that:

2.1	Inclusion of Payments - The full amount of any payments made by the Company under the Notes will be Included in the jurisdiction in which the beneficial owner of the Note to which such payment relates is registered, incorporated or created or, if different, where that beneficial owner has its place of effective management; and

2.2	Subject to Tax - Under the laws of a Relevant Territory, amounts payable under the Notes are subject, without any reduction computed by reference to the amount of such payment, to a tax which generally applies to profits, income or gains received in that Relevant Territory by persons from sources outside that Relevant Territory.

3.	The undersigned hereby represents to the Company that

3.1	it shall notify the Company immediately if it ceases to be in a position to makes the representations at 2 above or if it transfers any interest in the Notes to any person and will procure that such person executes a letter in favour of the Company providing the representations and agreeing to the terms contained herein; and

3.2	for so long that it holds an interest in the Notes, it will repeat this confirmation and deliver it to the Company annually and at such other times as may be requested by the Company from time to time.

4.	This letter shall be governed by and construed in accordance with the laws of Ireland.

Yours faithfully,

For and on behalf of
[insert name of relevant Holder]

Exhibit D-3